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                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION



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                                CREDIT AGREEMENT

                                      among


                          DADE BEHRING HOLDINGS, INC.,

                               DADE BEHRING INC.,

                          VARIOUS LENDING INSTITUTIONS,

                         DEUTSCHE BANK SECURITIES INC.,
                     AS LEAD ARRANGER AND LEAD BOOK RUNNER,

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                            AS ADMINISTRATIVE AGENT,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                       and
                         THE ROYAL BANK OF SCOTLAND PLC,
                             AS SYNDICATION AGENTS,

                       -----------------------------------

                           Dated as of October 3, 2002

                       -----------------------------------

                                  $575,000,000




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     CREDIT AGREEMENT, dated as of October 3, 2002, among DADE BEHRING HOLDINGS,
INC., a Delaware corporation ("Holdings"), DADE BEHRING INC., a Delaware corporation (the "Borrower"), the Lenders from time to time party hereto, DEUTSCHE BANK SECURITIES INC., as Lead Arranger and Lead Book Runner, DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent, and GENERAL ELECTIC CAPITAL CORPORATION and THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agents (in such capacity, the "Syndication Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available the credit facilities provided herein;


     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. AMOUNT AND TERMS OF CREDIT.

     1.01 COMMITMENTS. (A) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans to the Borrower, which loans shall be drawn, to the extent such Lender has a commitment under such Facility, under the A-1 Term Loan Facility, the A-2 Term Loan Facility and the Revolving Loan Facility, as set forth below:

          (a) Loans under the A-1 Term Loan Facility (each, an "A-1 Term Loan" and, collectively, the "A-1 Term Loans") (i) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) except as hereafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, PROVIDED, that (x) all A-1 Term Loans made by all Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of A-1 Term Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of A-1 Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on, or within five Business Days after, the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing, and (iv) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the A-1 Term Loan Commitment, if any, of such Lender at such time (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)). Once repaid, A-1 Term Loans may not be reborrowed.


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          (b) Loans under the A-2 Term Loan Facility (each, an "A-2 Term Loan"
     and, collectively, the "A-2 Term Loans") (i) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) except as hereafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, PROVIDED, that (x) all A-2 Term Loans made by all Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of A-2 Term Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of A-2 Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on, or within five Business Days after, the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing, and (iv) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the A-2 Term Loan Commitment, if any, of such Lender at such time (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)). Once repaid, A-2 Term Loans may not be reborrowed.

          (c) Each loan under the Revolving Loan Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans") (i) may be incurred by the Borrower at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (ii) shall be made and maintained in such Approved Currency as is requested by the Borrower, (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into, one or more Borrowings of Base Rate Loans, Eurodollar Loans or Euro Denominated Revolving Loans, PROVIDED, that (x) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), (1) no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of A-1 Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing and (2) all Borrowings of Euro Denominated Revolving Loans shall have Interest Periods of one month, (iv) may be repaid and reborrowed in accordance with the provisions hereof, (v) in the case of Euro Denominated Revolving Loans, may not be incurred if the aggregate Principal Amount of all outstanding Euro Denominated Revolving Loans (after giving effect to the respective

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     proposed incurrence of Euro Denominated Revolving Loans), when added to (x)
     the aggregate Principal Amount of all Euro Denominated Swingline Loans then outstanding and (y) the Euro Denominated Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings in respect of Euro Denominated Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Euro Denominated Revolving Loans or Euro
     Denominated Swingline Loans), would exceed $75,000,000, and (vi) shall not exceed for any Lender at any time outstanding that aggregate Principal Amount which, when added to (I) the aggregate Principal Amount of all other Revolving Loans made by such Lender and then outstanding, and (II) such Lender's RL Percentage, if any, of the aggregate Principal Amount of all Swingline Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans), equals the Available Revolving Loan Commitment, if any, of such Lender at such time.

          (B) Subject to and upon the terms and conditions herein set forth, DBAG in its individual capacity agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained in such Approved Currency as is requested by the Borrower, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate Principal Amount at any time outstanding, when combined with the aggregate Principal Amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) at such time, an amount equal to the Total Available Revolving Loan Commitment then in effect, (iv) in the case of Euro Denominated Swingline Loans, shall not exceed in aggregate Principal Amount at any time outstanding, when combined with (x) the aggregate Principal Amount of all Euro Denominated Revolving Loans then outstanding and (y) the Euro Denominated Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings in respect of Euro Denominated Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Euro Denominated Revolving Loans or Euro Denominated Swingline Loans), $75,000,000 and (v) shall not exceed in aggregate Principal Amount at any time outstanding the Maximum Swingline Amount. DBAG shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless DBAG has entered into arrangements satisfactory to it and the Borrower to eliminate DBAG's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Swingline Loans. DBAG will not make a Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as DBAG shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Lenders.

          (C) On any Business Day, DBAG may, in its sole discretion, give notice to the RL Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (PROVIDED that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any

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of the remedies provided in the last paragraph of Section 9), in which case a
Borrowing of Revolving Loans denominated in the relevant Approved Currency (each such Borrowing, an "RL Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders PRO RATA based on each RL Lender's RL Percentage, and the proceeds thereof shall be applied directly to repay DBAG for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each RL Mandatory Borrowing in the amount, in the relevant Approved Currency and in the manner specified in the preceding sentence and on the date specified in writing by DBAG, notwithstanding (i) that the amount of the RL Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5A or 5B are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such RL Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment or the Total Available Revolving Loan Commitment after any such Swingline Loans were made. In the event that any RL Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RL Lender (other than DBAG) hereby agrees that it shall forthwith purchase from DBAG (without recourse, representation or warranty, other than a representation and warranty that such Swingline Loans are transferred free and clear of any liens) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages, PROVIDED that all interest payable on the Swingline Loans shall be for the account of DBAG until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Lender purchasing same from and after such date of purchase.

          1.02 MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Facility to be made or maintained pursuant to the respective Borrowing; PROVIDED, that RL Mandatory Borrowings shall be made in the amounts required by Section 1.01(C). More than one Borrowing may be incurred on any day; PROVIDED, that at no time shall there be outstanding more than 20 Borrowings of Euro Rate Loans (exclusive of Euro Denominated Swingline Loans).

          1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans hereunder (excluding Borrowings of Swingline Loans and RL Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Euro Rate Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify: (i) the Facility pursuant to which such Borrowing is to be made and, in the case of Revolving Loans, the Approved Currency for such Loans, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing (stated in the applicable Approved Currency in the case of Revolving Loans), (iii) the date of such Borrowing (which shall be a Business Day), (iv) in the case of U.S. Dollar Denominated Loans, whether the respective U.S. Dollar Denominated Loans

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being made pursuant to such Borrowing are to be initially maintained as Base
Rate Loans or Eurodollar Loans and (v) in the case of Euro Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give DBAG (x) not later than 12:00 Noon (New York time) on the day a U.S. Dollar Denominated Swingline Loan is to be made and (y) not later than 10:00 A.M. (New York time) on the Business Day prior to the day a Euro Denominated Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify (x) the Approved Currency therefor, (y) the date of such Borrowing (which shall be a Business Day), and (z) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing (stated in the applicable Approved Currency).

          (ii) RL Mandatory Borrowings shall be made upon the notice specified in Section 1.01(C), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of RL Mandatory Borrowings as set forth in such Section.

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or DBAG (in the case of a Borrowing of Swingline Loans) or the respective Letter of Credit Issuer (in the case of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, DBAG or such Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, DBAG's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

          1.04 DISBURSEMENT OF FUNDS. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of RL Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(C)), each Lender with a Commitment under the respective Facility will make available its PRO RATA share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, DBAG shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars (in the case of U.S. Dollar Denominated Loans) or Euros (in the case of Euro Denominated Loans), as the case may be, and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender required to participate prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent,


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in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall be set forth on the Register maintained by the Administrative Agent pursuant to Section 12.21 and, subject to the provisions of Section 1.05(g), shall be evidenced (i) if A-1 Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A-1 Term Note" and, collectively, the "A-1 Term Notes"), (ii) if A-2 Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, an "A-2 Term Note" and, collectively, the "A-2 Term Notes"), (iii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The A-1 Term Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender or its registered assigns and be dated the Initial Borrowing Date (or, in the case of any A-1 Term
Note issued after the Initial Borrowing Date, the date of issuance thereof),
(iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the A-1 Term Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, in the case of any A-1 Term Note issued after the Initial Borrowing Date, in a stated principal amount equal to the outstanding principal amount of the A-1 Term Loan of such Lender on the date of the issuance thereof) and be payable in the principal amount of A-1 Term Loans evidenced thereby from time to time, (iv) mature on the A-1 Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.


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          (c) The A-2 Term Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, an affiliate designated by such Lender or its registered assigns and be dated the Initial Borrowing Date (or, in the case of any A-2 Term Note issued after the Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the A-2 Term Loan Commitment of such Lender on the Initial Borrowing Date (or, in the case of any A-2 Term Note issued after the Initial Borrowing Date, in a stated principal amount (expressed in U.S. Dollars) equal to the outstanding principal amount of the A-2 Term Loan of such Lender on the date of the issuance thereof) and be payable (in U.S. Dollars) in the principal amount of A-2 Term Loans evidenced thereby from time to time, (iv) mature on the A-2 Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in
Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, an affiliate designated by such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Revolving Loan Commitment of such Lender on the date of issuance thereof (or, if issued after the termination of such Revolving Loan Commitment, in an amount equal to the aggregate Principal Amount of the Revolving Loans made by the respective Lender), PROVIDED that if, because of fluctuations in exchange rates after the Initial Borrowing Date, the Revolving Note of any Lender would not be at least as great as the outstanding Principal Amount of the Revolving Loans made by such Lender at any time outstanding, the respective Lender may request (and in such case the Borrower shall promptly execute and deliver) a new Revolving Note in an amount equal to the aggregate Principal Amount of the Revolving Loans of such Lender outstanding on the date of the issuance of such new Revolving Note, (iv) with respect to each Revolving Loan evidenced thereby, be payable in the respective Approved Currency in which such Revolving Loan was made, (v) mature on the Revolving Loan Maturity Date, (vi) bear interest as provided in the appropriate clauses of Section 1.08 in respect of the Revolving Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Swingline Note issued to DBAG shall (i) be executed by the Borrower, (ii) be payable to the order of DBAG and be dated the Initial Borrowing Date, (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the Maximum Swingline Amount, PROVIDED that if, because of fluctuations in exchange rates after the Initial Borrowing Date, the Swingline Note would not be at least as great as the outstanding Principal Amount of Swingline Loans at any time outstanding, DBAG may request that the Borrower (and in such case the Borrower shall) promptly execute and deliver a new Swingline
Note in an amount equal to the aggregate Principal Amount of Swingline Loans outstanding, (iv) be payable with respect to each Swingline Loan in the respective Approved Currency in which such Swingline Loan is denominated, (v) mature on the Swingline Expiry Date, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Swingline Loans evidenced thereby from time to time, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory

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repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation and the inaccuracy of any such notation shall not affect the Borrower's obligations in respect of such Loans.

          (g) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (f). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

          1.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the U.S. Dollar Denominated Loans (other than U.S. Dollar Denominated Swingline Loans which at all times shall be maintained as Base Rate Loans) owing by the Borrower pursuant to a single Facility into a Borrowing or Borrowings of another Type of Loan under such Facility; PROVIDED, that (i) except as otherwise provided in Section 1.10(b), no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Eurodollar Loans if any Default or Event of Default exists on the date of conversion pursuant to Section 9.05,
(iii) Base Rate Loans may not be converted into Eurodollar Loans if any other Default or any Event of Default is in existence on the date of the conversion, if the Required Lenders have previously advised the Administrative Agent that conversions will not be permitted while said Default or Event of Default remains in existence, (iv) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iv) shall no longer be applicable), prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in each of Sections 1.01(A)(a)(iii)(y), 1.01(A)(b)(iii)(y) or 1.01(A)(c)(iii)(y)(1) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under said Sections, and (v) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its U.S. Dollar Denominated Loans.

          1.07 PRO RATA BORROWINGS. All Borrowings (including RL Mandatory Borrowings) of Loans (other than Swingline Loans) under this Agreement shall be made by the Lenders PRO RATA on the basis of their A-1 Term Loan Commitments, A-2 Term Loan Commitments or Revolving Loan Commitments, as the case may be. All Borrowings of Swingline Loans shall be incurred from DBAG. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          1.08 INTEREST. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding PLUS the relevant Applicable Margin as in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as (and to the extent) applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period PLUS the relevant Applicable Margin as in effect from time to time.

          (c) The unpaid principal amount of each Euro Denominated Revolving Loan shall bear interest from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise), at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of Euro LIBOR for such Interest Period PLUS the relevant Applicable Margin as in effect from time to time PLUS any Mandatory Costs.

          (d) The unpaid principal amount of each Euro Denominated Swingline Loan shall bear interest from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise), at a rate per annum which shall be equal to the sum of the Overnight Euro Rate in effect from time to time during the period such Euro Denominated Swingline Loan is outstanding PLUS the relevant Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time PLUS any Mandatory Costs.

          (e) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Euro Denominated Revolving Loans, equal to 2% per annum in excess of the relevant Applicable Margin as in effect from time to time PLUS Euro LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid PLUS any Mandatory Costs, (2) in the case of overdue principal of, and interest or other amounts owing with respect to, Euro Denominated Swingline Loans and overdue amounts owing with respect to Euro Denominated Letter of Credit Outstandings, equal to 2% per annum in excess of the relevant Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time PLUS the Overnight Euro Rate as in effect from time to time PLUS any Mandatory Costs, and (3) in all other cases, equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective Facility (or, if the overdue amount owing does not relate to any specific Facility, the rate otherwise applicable to Revolving Loans which are maintained as Base Rate Loans) from time to time and
(y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (f) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan and each Euro Denominated Swingline Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the date of any conversion into a Base Rate Loan pursuant to
Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted), (iii) in respect of each Euro Rate Loan (other than a Euro Denominated Swingline Loan), on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iv) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; PROVIDED that, in the case of Revolving Loans maintained as Base Rate Loans, interest shall not be payable pursuant to preceding clause (iv) at the time of any repayment or prepayment thereof unless the respective repayment or prepayment is made in conjunction with a reduction to the Total Revolving Loan Commitment.

          (g) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (h) Upon each Interest Determination Date, the Administrative Agent shall determine the Euro Rate applicable to a Borrowing of Euro Rate Loans (other than Euro Denominated Swingline Loans) for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 INTEREST PERIODS. At the time the Borrower gives a Notice of Borrowing (or the Borrower gives a Notice of Conversion) in respect of the making of, or conversion into, a Borrowing of Euro Rate Loans (other than a Euro Denominated Swingline Loan) (in the case of the initial Interest Period applicable thereto) at or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of such Euro Rate Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the Interest Period applicable to such Borrowing by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) thereof, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of Sections

1.01(A)(a)(iii)(y), 1.01(A)(b)(iii)(y) and 1.01(A)(c)(y)(1)), be (i) in the case of a Borrowing of any such Euro Rate Loans, a one, three or six-month period or
(ii) in the case of a Borrowing of Eurodollar Loans, to the extent available to all Lenders with a Commitment and/or outstanding Loans, as the case may be, of the respective Facility, a nine-month or twelve-month period. Notwithstanding anything to the contrary contained above:

          (i) all Euro Rate Loans comprising a Borrowing shall have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Euro Rate Loans shall commence on the date of such Borrowing (including, in the case of U.S. Dollar Denominated Loans, the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period for a Borrowing under a given Facility may be elected if it would extend beyond the respective Maturity Date for such Facility;

          (vi) no Interest Period may be selected at any time when a Default or Event of Default under Section 9.05 is in existence;

          (vii) no Interest Period may be selected if any Default or Event of Default (other than a Default or Event of Default described in preceding clause (vi)) is in existence if the Required Lenders have previously advised the Administrative Agent that the selection of new Interest Periods will not be permitted while said Default or Event of Default remains in existence; and

          (viii) no Interest Period with respect to any Borrowing of A-1 Term Loans or A-2 Term Loans shall extend beyond any date upon which a mandatory repayment of such Term Loans is required to be made under Section 4.02(A)(b)(i) or (ii), as the case may be, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such A-1 Term Loans or A-2 Term Loans, as the case may be, maintained as Euro Rate Loans with Interest Periods ending after such date of mandatory repayment would exceed the aggregate principal amount of such A-1 Term Loans or A-2 Term Loans, as the case may be, permitted to be outstanding after such mandatory repayment.

With respect to any Euro Denominated Loans (other than Euro Denominated Swingline Loans), at the end of any Interest Period applicable to a Borrowing thereof, the Borrower may elect to split the respective Borrowing into two or more Borrowings of the same Type or combine two or more Borrowings of the same Type into a single Borrowing, in each case, by having an Authorized Officer of the Borrower give notice thereof together with its election of one or more Interest Periods, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 1.09, (y) has a principal amount which is not less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Facility, and (z) does not cause a violation of the requirements of Section 1.02. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, the Borrower shall be deemed to have elected
(x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Euro Denominated Loans, to select a one-month Interest Period for such Euro Denominated Loans, in any such case effective as of the expiration date of such current Interest Period.

          1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clauses (i) and (iv) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to a change in official reserve requirements, but, in all events, excluding (I) reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and (II) reserves covered by Section 1.10(d) in the case of Euro Denominated Loans) and/or (y) other circumstances affecting such Lender, the relevant interbank market or the position of such Lender in such market; or

          (iii) at any time since the Effective Date, that the making or continuance of any Euro Rate Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the relevant interbank market; or

          (iv) at any time that Euros are not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Euro Denominated Revolving Loans or Euro Denominated Swingline Loans;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) or (iv) above) shall (x) on such date and (y) as promptly as practicable (and in any event within 10 Business Days) after the date on which such event no longer exists, give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i) or (iv)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, (w) in the case of clause (i) above, (A) in the event that Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (B) in the event that any Euro Denominated Revolving Loan is so affected, Euro LIBOR shall be determined on the basis provided in the proviso in the definition of Euro LIBOR, and (C) in the event that any Euro Denominated Swingline Loan is so affected, the Overnight Euro Rate shall be determined on the basis provided in the proviso to the definition of Overnight Euro Rate, (x) in the case of clause (ii) above, the Borrower agrees, subject to the provisions of Section 12.19 (to the extent applicable), to pay to such Lender, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto), (y) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Euro Denominated Loans (exclusive of any such Euro Denominated Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or notice pursuant to Section 1.03(b)(i) given by the Borrower with respect to such Euro Denominated Loans which have not been incurred shall be deemed rescinded by the Borrower.

          (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Euro Rate Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to
Section 1.10(a)(ii) or (iii), or (ii) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the

Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)) and (B) in the case of any Euro Denominated Loan, repay such Euro Denominated Loans in full; PROVIDED, that (i) if the circumstances described in Section 1.10(a)(iii) apply to any Euro Denominated Loan, the Borrower may, in lieu of taking the actions described above, maintain such Euro Denominated Loan outstanding, in which case (x) in the case of Euro Denominated Revolving Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Euro LIBOR and (y) in the case of Euro Denominated Swingline Loans, the applicable interest rate shall be determined on the basis provided in the proviso to the definition of Overnight Euro Rate, unless the maintenance of such Euro Denominated Loan outstanding on such basis would not stop the conditions described in Section 1.10(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If any Lender shall have determined that after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by the National Association of Insurance Commissioners ("NAIC") or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of the NAIC or any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitments or obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower agrees, subject to the provisions of Section 12.19 (to the extent applicable), to pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          (d) In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Euro Denominated Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Euro Denominated Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Euro Denominated Loans or in Section 1.10(a)(ii), such Lender shall promptly notify the Borrower in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the Borrower shall, and shall be obligated to, pay to such Lender such specified amounts as additional interest at the time that the Borrower is otherwise required to pay interest in respect of such Euro Denominated Loan or, if later, on written demand therefor by such Lender.

          1.11 COMPENSATION. The Borrower agrees, subject to the provisions of
Section 12.19 (to the extent applicable), to compensate each Lender, promptly upon its written request (which request shall set forth the basis for requesting such compensation and shall be made through the Administrative Agent), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund any Euro Rate Loans but excluding loss of anticipated profit with respect to any Euro Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Euro Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 9 or as a result of the replacement of a Lender pursuant to
Section 1.13, 3.02(b), 4.01(b) or 12.12(b)) or conversion of any Euro Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Euro Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or (y) an election made pursuant to
Section 1.10(b). A Lender's basis for requesting compensation pursuant to this
Section 1.11 and a Lender's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.12 LENDING OFFICES; CHANGES THERETO. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Annex II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including by designating a separate lending office (or Affiliate) to act as such with respect to U.S. Dollar Denominated Loans and U.S. Dollar Denominated Letter of Credit Outstandings versus Euro Denominated Loans and Euro Denominated Letter of Credit Outstandings); PROVIDED that, for designations made after the Initial Borrowing Date, to the extent such designation shall result in increased costs under Section 1.10, 2.05 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

          (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 1.10(d), 2.05 or
4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; PROVIDED, that such designation is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10, 2.05 or 4.04.

          1.13 REPLACEMENT OF LENDERS. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 1.10(d), Section 2.05 or
Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 12.12(b), the Borrower shall have the right, if no payment Default, or Event of Default, then exists (or, in the case of clause (z) above, will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum (in the relevant currency or currencies) of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) the respective Letter of Credit Issuer (in the relevant currency or currencies) an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Lender and
(z) DBAG an amount equal to the sum of such Replaced Lender's RL Percentage of any RL Mandatory Borrowing to the extent same was not theretofore funded by such Replaced Lender, and (ii) all obligations (including, without limitation, all such amounts, if any, owing under Sections 1.10, 1.11, 2.05 and 12.01) of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 12.21 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender and (y) Annex I hereto shall be deemed modified to reflect the changed Commitments (and/or outstanding Term Loans, as the case may be) resulting from the assignment from the Replaced Lender to the Replacement Lender.

          SECTION 2. LETTERS OF CREDIT.

          2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date to issue, for the account of the Borrower and in support of, (x) trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business and are in respect of general corporate purposes of the Borrower or its Subsidiaries, as the case may be, and/or (y) on a standby basis, L/C Supportable Indebtedness, and subject to and upon the terms and conditions herein set forth each Letter of Credit Issuer agrees to issue from time to time, irrevocable sight letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the Effective Date, and which such Letter of Credit Issuer in good faith deems material to it; or

          (ii) such Letter of Credit Issuer shall have received notice from the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(b).

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $25,000,000 or (y) when added to the aggregate Principal Amount of all Revolving Loans and Swingline Loans then outstanding, the Total

Available Revolving Loan Commitment at such time; (ii) no Euro Denominated Letter of Credit shall be issued the Stated Amount of which, when added to (x) the Euro Denominated Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time and (y) the aggregate Principal Amount of all Euro Denominated Revolving Loans and Euro Denominated Swingline Loans then outstanding, would exceed $75,000,000; (iii) (x) each standby Letter of Credit shall have an expiry date occurring not later than one year after such standby Letter of Credit's date of issuance, PROVIDED, that any standby Letter of Credit may be automatically renewable for periods of up to one year so long as such standby Letter of Credit provides that the respective Letter of Credit Issuer retains an option, satisfactory to such Letter of Credit Issuer, to terminate such standby Letter of Credit within a specified period of time prior to each scheduled renewal date and (y) each trade Letter of Credit shall have an expiry date occurring not later than 180 days after such trade Letter of Credit's date of issuance; (iv) (x) no standby Letter of Credit shall have an expiry date occurring later than the 10th Business Day prior to the Revolving Loan Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date; (v) each Letter of Credit shall be denominated in an Approved Currency; (vi) the Stated Amount of each Letter of Credit shall not be less than (x) in the case of U.S. Dollar Denominated Letters of Credit, $100,000 and (y) in the case of Euro Denominated Letters of Credit, E100,000, or such lesser amount as is acceptable to the respective Letter of Credit Issuer in any given case; (vii) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders; and (viii) each trade Letter of Credit shall be issued on a sight basis only.

          (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

          (d) Annex XII hereto contains a description of all letters of credit issued pursuant to the Existing Credit Agreement and the DIP Credit Agreement and outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated, which shall be an Approved Currency), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall (x) if denominated in U.S. Dollars, constitute a "U.S. Dollar Denominated Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.04(a), on the Initial Borrowing Date and (y) if denominated in Euros, constitute a "Euro Denominated Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.04(a), on the Initial Borrowing Date. Any Lender hereunder which has issued an Existing Letter of Credit shall constitute a "Letter of Credit Issuer" for all purposes of this Agreement.

          2.02 LETTER OF CREDIT REQUESTS; NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to such Letter of Credit Issuer in any given case) prior to the proposed date of issuance (which shall be a Business Day). Each such notice shall be in the form of Exhibit A-2 (each such notice, a "Letter of Credit Request") and shall specify the Approved Currency in which the requested Letter of Credit is to be denominated. Each Letter of Credit Request shall include any other documents as the respective Letter of Credit Issuer customarily requires in connection therewith.

          (b) Each Letter of Credit Issuer shall, promptly after each issuance of or amendment or modification to a standby Letter of Credit by it, give the Administrative Agent and the Borrower written notice of the issuance of, or amendment or modification to, such standby Letter of Credit, accompanied by a copy of the standby Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto. Upon receipt of such notice, the Administrative Agent shall promptly give each Participant written notice of such issuance or amendment and, if requested by a Participant, copies of such issuance or amendment.

          (c) Each Letter of Credit Issuer (other than DBAG) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, a report setting forth the aggregate daily Stated Amount available to be drawn under the outstanding trade Letters of Credit issued by such Letter of Credit Issuer for the previous week.

          2.03 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse the respective Letter of Credit Issuer, by making payment to the Administrative Agent in U.S. Dollars (in the case of all U.S. Dollar Denominated Letters of Credit) or in Euros (in the case of Euro Denominated Letters of Credit) and in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be (x) in the case of U.S. Dollar Denominated Letters of Credit, the Applicable Margin for Revolving Loans maintained as Base Rate Loans as in effect from time to time PLUS the Base Rate as in effect from time to time for Revolving Loans (PLUS an additional 2% per annum if not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day after the date of such payment or disbursement), and (y) in the case of Euro Denominated Letters of Credit, the Overnight Euro Rate in effect from time to time PLUS the relevant Applicable Margin for Euro Denominated Revolving Loans as in effect from time to time PLUS any Mandatory Costs (PLUS an additional 2% per annum if not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day after the date of such payment or disbursement), in each case, with such interest to be payable on demand. Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.03(a) or under any other Section of this Agreement.

          (b) The Borrower's obligation under this Section 2.03 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties).

          2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Lender, and each such RL Lender (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the RL Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the RL Lenders pursuant to Section 1.13, 3.03(b), 4.01(b) or 12.04(b) or otherwise, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assigning and assignee Lenders.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear substantially to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties), shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to
Section 2.03(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's RL Percentage of such payment in U.S. Dollars (or, to the extent the respective Unpaid Drawing is, in accordance with Section 2.03(a), to be reimbursed by the Borrower in Euros, in Euros) and in same day funds; PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its RL Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties). If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant's RL Percentage of the amount of such payment on such Business Day in U.S. Dollars (or in Euros to the extent the respective Unpaid Drawing is required to be paid by the Borrower in Euros pursuant to the provisions of Section 2.03(a)) and in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Rate (or, in the case of amounts owed in Euros, at the Overnight Euro Rate); PROVIDED that if any Participant does not make available to the Administrative Agent any amounts required to be made available by it as described above within two Business Days after the respective Participant has been notified by the Administrative Agent or the respective Letter of Credit Issuer to make such amounts available, then the respective Participant shall pay interest on the amounts demanded of it at the same rates payable from time to time by the Borrower on the respective Unpaid Drawings pursuant to Section 2.03(a). The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its RL Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its RL Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's RL Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its RL Percentage thereof, in U.S. Dollars (or in Euros, in the case of payments to be made in Euros pursuant to Section 2.03(a)) and in same day funds, an amount equal to such Participant's RL Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, the Collateral Agent, any Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

          2.05 INCREASED COSTS. If after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower agrees, subject to the provisions of Section 12.19 (to the extent applicable), to pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

          SECTION 3. FEES; COMMITMENTS.

          3.01 FEES. (a) The Borrower shall pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to, but not including, the date upon which the Total Revolving Loan Commitment has been terminated, computed at a rate for each day equal to the Applicable Commitment Fee Percentage (as in effect from time to time) per annum on the daily Unutilized Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Fees shall be due and payable, in U.S. Dollars and in arrears on each Quarterly Payment Date and the date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower shall pay to the Administrative Agent for the account of each Non-Defaulting Lender PRO RATA on the basis of their respective RL Percentages, in U.S. Dollars, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the relevant Applicable Margin then in effect with respect to Revolving Loans outstanding as Eurodollar Loans, on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower shall pay to the Administrative Agent for the account of the respective Letter of Credit Issuer, in U.S. Dollars, a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 0.250% per annum on the daily Stated Amount of such Letter of Credit (in the case of a U.S. Dollar Denominated Letter of Credit); PROVIDED, that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that (x) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (y) if on the date of the termination of any Letter of Credit, $500 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower hereby agrees to pay directly to the respective Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit denominated in the respective Approved Currency and issued by it.

          (e) All voluntary prepayments of principal of A-1 Term Loans and A-2 Term Loans (other than any such voluntary prepayments made with internally generated funds), all mandatory prepayments of principal of A-1 Term Loans and A-2 Term Loans required pursuant to Section 4.02(A)(c) in connection with the sale of all or substantially all of the assets of Holdings and its Subsidiaries or of the Borrower and its Subsidiaries, all mandatory prepayments of principal of A-1 Term Loans and A-2 Term Loans required pursuant to Section 4.02(A)(d) or
(e) and all prepayments of principal of A-1 Term Loans and A-2 Term Loans as a result of or in connection with a Change of Control Event, in each case prior to the second anniversary of the Initial Borrowing Date, will be subject to payment to the Administrative Agent, for the ratable account of each Lender with outstanding A-1 Term Loans and/or A-2 Term Loans, of a fee as follows: (x) if prior to the first anniversary of the Initial Borrowing Date, an amount equal to 2.0% of the aggregate principal amount of such prepayment and (y) if payable on or after the first anniversary of the Initial Borrowing Date and prior to the second anniversary of the Initial Borrowing Date, an amount equal to 1.0% of the aggregate principal amount of such prepayment. Such prepayment fees shall be due and payable upon the date of any such prepayment.

          (f) The Borrower shall pay to the Administrative Agent, for its own account, such fees as may be agreed to from time to time between the Borrower and the Administrative Agent, when and as due.

          (g) All computations of Fees shall be made in accordance with Section 12.07(b).

          3.02 VOLUNTARY TERMINATION OR REDUCTION OF TOTAL UNUTILIZED REVOLVING LOAN COMMITMENT. (a) Upon at least two Business Days prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; PROVIDED that (x) no such reduction to the Total Unutilized Revolving Loan Commitment shall be in an amount which would cause the Blocked Revolving Loan Commitment to exceed the Total Unutilized Revolving Loan Commitment (after giving effect to such reduction), (y) any such termination or partial reduction shall apply to proportion-ately and permanently reduce the Revolving Loan Commitment of each of the RL Lenders and (z) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000.

          (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) and subject to the applicable requirements of Section 12.12(b), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, due and owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such repaid Lender.

          3.03 MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment shall terminate in its entirety on October 18, 2002 unless the Initial Borrowing Date has occurred on or before such date.

          (b) Each of the Total A-1 Term Loan Commitment and the Total A-2 Term Loan Commitment shall terminate on the Initial Borrowing Date, immediately after giving effect to the making of Term Loans on such date.

          (c) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate on the earlier of (x) the date on which a Change of Control Event occurs and (y) the Revolving Loan Maturity Date.

          (d) On each date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e), (f), (g) or (i) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if an unlimited amount of Term Loans were then outstanding, an amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding shall be applied to permanently reduce the Total Revolving Loan Commitment; PROVIDED, HOWEVER, that in no event shall any reduction otherwise required pursuant to this Section 3.03(d) reduce the Total Revolving Loan Commitment to an amount less than $75,000,000.

          (e) Each reduction or adjustment of the Total A-1 Term Loan Commitment, the Total A-2 Term Loan Commitment or the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall apply proportionately to the A-1 Term Loan Commitment, the A-2 Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

          SECTION 4. PAYMENTS.

          4.01 VOLUNTARY PREPAYMENTS. (a) The Borrower shall have the right to prepay the Loans made to it, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, whether such Loans are A-1 Term Loans, A-2 Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment, the currency in which such Loans are denominated and (in the case of Euro Rate Loans) the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower prior to 11:00 A.M. (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Euro Rate Loans (other than Euro Denominated Swingline Loans), which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least (w) $1,000,000, in the case of U.S. Dollar Denominated Loans (other than U.S. Dollar Denominated Swingline Loans), (x) $500,000, in the case of U.S. Dollar Denominated Swingline Loans,
(y) E1,000,000, in the case of Euro Denominated Loans (other than Euro Denominated Swingline Loans) and (z) E500,000, in the case of Euro Denominated Swingline Loans; PROVIDED, that no partial prepayment of Euro Rate Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Euro Rate Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing pursuant to this Section 4.01(a) shall be applied PRO RATA among such Loans; PROVIDED, that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender at any time when the aggregate outstanding Principal Amount of Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's RL Percentage of the aggregate Principal Amount of all Revolving Loans then outstanding; (iv) at the time of any prepayment of Euro Rate Loans (other than Euro Denominated Swingline Loans) pursuant to this Section 4.01(a) (or Section 4.01(b) below) on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; (v) each voluntary prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied to the A-1 Term Loans and A-2 Term Loans on a PRO RATA basis (with the A-1 TL Percentage of the aggregate amount of such prepayment to be applied as a prepayment of the A-1 Term Loans and the A-2 TL Percentage of the aggregate amount of such prepayment to be applied as a prepayment of the A-2 Term Loans); and (vi) each prepayment of A-1 Term Loans and A-2 Term Loans pursuant to this Section 4.01(a) (and Section 4.01(b) below) shall reduce the then remaining Scheduled Repayments of the respective Facility of Term Loans on a PRO RATA basis (based upon the then remaining principal amount of each such Scheduled Repayment of the respective Facility after giving effect to all prior reducions thereto); PROVIDED that unless the Borrower notifies the Administrative Agent in writing that it does not desire that prepayments be applied as provided in this proviso, any such prepayment of the respective Facility of Term Loans shall first be applied in direct order of maturity to the next four succeeding Scheduled Repayments of the respective Facility which are then due after the date of such prepayment (based upon the then remaining principal amounts of such Scheduled Repayments after giving effect to all prior reduc-tions thereto), with any excess amount of such prepayment to be applied to the then remaining Scheduled Repayments of the respective Facility of Term Loans on a PRO RATA basis as otherwise provided in this clause (vi) above (without regard to this proviso).

          (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) to repay all Loans, together with accrued and unpaid interest, Fees and all other amounts due and owing to such Lender in accordance with said Section 12.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) in the case of the repayment of Loans of any Lender, the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

          (c) Each prepayment of Term Loans pursuant to this Section 4.01 (other than any such prepayment made with internally generated funds) made prior to the second anniversary of the Initial Borrowing Date shall be subject to the payment of the fee described in Section 3.01(e).

          4.02 MANDATORY PREPAYMENTS.

          (A) REQUIREMENTS:

          (a) (i) If on any date the sum of (x) the aggregate outstanding Principal Amount of Revolving Loans and Swingline Loans on such date (after giving effect to all other repayments thereof on such date) PLUS (y) the Letter of Credit Outstandings on such date exceeds the Total Available Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, the principal of Revolving Loans, in an aggregate Principal Amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, the Borrower agrees to pay to the Administrative Agent an amount in cash, Cash Equivalents and/or Foreign Cash Equivalents (in, or denominated in, the respective Approved Currencies in which the Letter of Credit Outstandings are denominated) equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents and/or Foreign Cash Equivalents satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations).

          (ii) If on any date the sum of (x) the aggregate outstanding Principal Amount of Euro Denominated Revolving Loans and Euro Denominated Swingline Loans on such date

(after giving effect to all other repayments thereof on such date) plus (y) the Euro Denominated Letter of Credit Outstandings on such date, exceeds $75,000,000, the Borrower shall repay on such date the principal of Euro Denominated Swingline Loans, and if no Euro Denominated Swingline Loans are or remain outstanding, the principal of Euro Denominated Revolving Loans, in an aggregate Principal Amount equal to such excess. If, after giving effect to the prepayment of all outstanding Euro Denominated Swingline Loans and Euro Denominated Revolving Loans, the aggregate amount of Euro Denominated Letter of Credit Outstandings exceeds $75,000,000, the Borrower agrees to pay to the Administrative Agent an amount in cash and/or Foreign Cash Equivalents (in, or denominated in, Euros) equal to such excess (up to the aggregate amount of the Euro Denominated Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Foreign Cash Equivalents satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations).

          (b) (i) The Borrower shall be required to repay the principal amount of A-1 Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled A-1 Repayment"):


                     SCHEDULED A-1 REPAYMENT DATE                    AMOUNT
                     ----------------------------                    ------
        the last Business Day in December, 2003                      $ 3,333,333

        the last Business Day in March, 2004                         $ 3,333,333
        the last Business Day in June, 2004                          $ 3,333,333
        the last Business Day in September, 2004                     $ 3,333,333
        the last Business Day in December, 2004                      $ 4,166,667

        the last Business Day in March, 2005                         $ 4,166,667
        the last Business Day in June, 2005                          $ 4,166,667
        the last Business Day in September, 2005                     $ 4,166,667
        the last Business Day in December, 2005                      $ 5,000,000

        the last Business Day in March, 2006                         $ 5,000,000
        the last Business Day in June, 2006                          $ 5,000,000
        the last Business Day in September, 2006                     $ 5,000,000
        the last Business Day in December, 2006                      $14,166,667

        the last Business Day in March, 2007                         $14,166,667
        the last Business Day in June, 2007                          $14,166,667
        the last Business Day in September, 2007                     $14,166,667
        the last Business Day in December, 2007                      $48,333,333

        the last Business Day in March, 2008                         $48,333,333
        the last Business Day in June, 2008                          $48,333,333


                     SCHEDULED A-1 REPAYMENT DATE                    AMOUNT
                     ----------------------------                    ------

        A-1 Term Loan Maturity Date                                  $48,333,333




          (ii) The Borrower shall be required to repay the principal amount of A-2 Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled A-2 Repayment"):



                     SCHEDULED A-2 REPAYMENT DATE                    AMOUNT
                     ----------------------------                    ------
        the last Business Day in December, 2003                      $ 1,666,667

        the last Business Day in March, 2004                         $ 1,666,667
        the last Business Day in June, 2004                          $ 1,666,667
        the last Business Day in September, 2004                     $ 1,666,667
        the last Business Day in December, 2004                      $ 2,083,333

        the last Business Day in March, 2005                         $ 2,083,333
        the last Business Day in June, 2005                          $ 2,083,333
        the last Business Day in September, 2005                     $ 2,083,333
        the last Business Day in December, 2005                      $ 2,500,000

        the last Business Day in March, 2006                         $ 2,500,000
        the last Business Day in June, 2006                          $ 2,500,000
        the last Business Day in September, 2006                     $ 2,500,000
        the last Business Day in December, 2006                      $ 7,083,333

        the last Business Day in March, 2007                         $ 7,083,333
        the last Business Day in June, 2007                          $ 7,083,333
        the last Business Day in September, 2007                     $ 7,083,333
        the last Business Day in December, 2007                      $24,166,667

        the last Business Day in March, 2008                         $24,166,667
        the last Business Day in June, 2008                          $24,166,667

        A-2 Term Loan Maturity Date                                  $24,166,667

          (c) On the Business Day after the date of receipt thereof by Holdings and/or any of its Subsidiaries of Net Proceeds from any Asset Sale, an amount equal to 100% of the Net Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the Term Loans (with the A-1 TL Percentage of such amount to be applied as a repayment of the A-Term Loans and the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans), PROVIDED that with respect to no more than $100,000,000 in the aggregate of such Net Proceeds received by Holdings and its Subsidiaries after the Effective Date (and, in any case, with respect to no more than $50,000,000 in the aggregate of such Net Proceeds received by Holdings and its Subsidiaries in any fiscal year of Holdings), the Net Proceeds therefrom shall not be required to be so applied on such date to the extent that no Specified Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Proceeds shall be used to purchase assets used or to be used in the businesses referred to in Section 8.01(a) (including, without limitation, capital stock of a corporation engaged in any such business) within 365 days following the date of receipt of Net Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), PROVIDED, that (1) if all or any portion of such Net Proceeds not so applied to the repayment of Term Loans are not so used (or contractually committed to be used) within such 365 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans and (2) if all or any portion of such Net Proceeds are not required to be applied on the 365th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(c) (without regard to the foregoing provisos). Mandatory repayments of Term Loans required to be made pursuant to this clause (c) in connection with a sale of all or substantially all of the assets of Holdings and its Subsidiaries or the Borrower and its Subsidiaries prior to the second anniversary of the Initial Borrowing Date shall be subject to the payment of the fee described in Section 3.01(e).

          (d) On the Business Day after the date of the receipt thereof by Holdings, an amount equal to 50% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of any sale or issuance of Equity Interests of, or cash capital contributions to, Holdings (other than (x) any proceeds received from the sale or issuance by Holdings of Equity Interests pursuant to the Transaction on the Initial Borrowing Date, (y) proceeds received from the sale or issuance by Holdings of shares of Holdings Common Stock (including, without limitation, as a result of the exercise of any options or warrants with regard thereto), or options or warrants to purchase shares of Holdings Common Stock, to any employee, officer or director of Holdings or any of its Subsidiaries in an aggregate amount (for all such sales and issuances) not to exceed $5,000,000 in any fiscal year of Holdings and (z) issuances of Holdings Common Stock and Permitted Holdings PIK Securities by Holdings as consideration in connection with, or the net proceeds of which are used to finance, any Permitted Acquisition) shall be applied as a mandatory repayment of principal of the Term Loans (with the A-1 TL Percentage of such amount to be applied as a repayment of the A-1 Term Loans and the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans). Mandatory repayments of Term Loans required pursuant to this Section 4.02(A)(d) prior to the second anniversary of the Initial Borrowing Date shall be subject to the payment of the fee described in Section 3.01(e).

          (e) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of
(x) any incurrence of Indebtedness by Holdings or any its Subsidiaries (other than Indebtedness permitted to be incurred pursuant to Section 8.04 as in effect on the Effective Date) or (y) any issuance of capital stock or other Equity Interests by, or capital contributions to, the Borrower or any of its Subsidiaries (other than issuances of common equity by the Borrower to Holdings or by any Subsidiary of the

Borrower to the Borrower or any other Wholly-Owned Subsidiary of the Borrower)) shall be applied as a mandatory repayment of principal of the Term Loans (with the A-1 TL Percentage of such amount to be applied as a repayment of the A-1 Term Loans and the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans). Mandatory repayments of Term Loans required pursuant to this Section 4.02(A)(e) prior to the second anniversary of the Initial Borrowing Date shall be subject to the payment of the fee described in Section 3.01(e).

          (f) On each Excess Cash Payment Date, an amount equal to 50% of Excess Cash Flow of Holdings and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of principal of the Term Loans (with the A-1 TL Percentage of such amount to be applied as a repayment of the A-1 Term Loans and the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans).

          (g) Within 10 days following each date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term Loans (with the A-1 TL Percentage of such amount to be applied as a repayment of the A-1 Term Loans and the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans); PROVIDED that so long as no Default or Event of Default then exists and such proceeds do not exceed $100,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 365 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and PROVIDED FURTHER, that (i) if the amount of such proceeds exceeds $100,000,000, then the entire amount and not just the portion in excess of $100,000,000 shall be applied as a mandatory repayment of Term Loans as provided above in this Section 4.02(A)(g), (ii) if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are not so used (or contractually committed to be used) within 365 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loans as provided above in this Section 4.02(A)(g) (without regard to the provisos herein) and (iii) if all or any portion of such proceeds are not required to be applied on the 365th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(g) (without regard to the provisos herein).

          (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans of the respective Facility shall be repaid in full on the Maturity Date for such Facility.

          (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date upon which Holdings or any of its Subsidiaries incurs any Capital Lease Obligations pursuant to any Alternative Vender Financing Program in an aggregate amount which exceeds the AVFP Debt Threshold Amount as then in effect, an amount equal to 50% of such excess shall be applied as a mandatory repayment of principal of the Term Loans (with the A-1 TL Percentage of such amount to be applied as a repayment of the A-1 Term Loans and the A-2 TL Percentage of such amount to be applied as a repayment of the A-2 Term Loans). Notwithstanding the foregoing provisions of this Section 4.02(A)(i), so long as no Specified Default or Event of Default shall have occurred and be continuing, no mandatory repayment shall be required pursuant to the immediately preceding sentence until the date on which the aggregate amount of amount of repayments required to be made pursuant to the preceding sentence (in the absence of this sentence) equals or exceeds $10,000,000.

          (B) APPLICATION:

          (a) All repayments of A-1 Term Loans and A-2 Term Loans pursuant to
Section 4.02(A)(c), (d), (e), (f), (g) or (i) shall be applied to reduce the then remaining Scheduled Repayments of the respective Facility PRO RATA based on the then remaining Scheduled Repayments of the respective Facility.

          (b) With respect to each repayment of Loans required by this Section 4.02, the Borrower may (subject to the requirements of Section 4.02(A)(a)) designate the Types of Loans of the respective Facility which are to be repaid and, in the case of Euro Rate Loans (other than Euro Denominated Swingline Loans), the specific Borrowing or Borrowings of the respective Facility pursuant to which made; PROVIDED, that (i) Eurodollar Loans made pursuant to a specific Facility may be designated for repayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) in the case of repayments of Euro Rate Loans (other than Euro Denominated Swingline Loans), repayments of such Loans pursuant to this Section 4.02 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by payment by the Borrower of all amounts owing in connection therewith pursuant to Section 1.11; (iii) if any repayment of Euro Rate Loans (other than Euro Denominated Swingline Loans) made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, (x) in the case of a Borrowing of Eurodollar Loans, such Borrowing shall be immediately converted into a Borrowing of Base Rate Loans, and (y) in the case of a Borrowing of Euro Denominated Revolving Loans, such Borrowing shall be repaid in full; (iv) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; PROVIDED, that no repayment pursuant to Section 4.02(A)(a)(i) or (ii) shall be applied to any Revolving Loans of a Defaulting Lender at any time when the aggregate outstanding Principal Amount of the Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's RL Percentage of the aggregate Principal Amount of all Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds at the Payment Office and in: (x) U.S. Dollars, if such payment is made in respect of any obligation of the Borrower under this Agreement except as otherwise provided in the immediately succeeding clause (y) and (y) Euros, if such payment is made in respect of (i) principal of or interest on Euro Denominated Loans, (ii) Unpaid Drawings (and interest thereon) in respect of Euro Denominated Letters of Credit or (iii) any increased costs, indemnities or other amounts owing with respect to Euro Denominated Letters of Credit, it being understood that written, telex or facsimile transmission notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04 NET PAYMENTS. (a) All payments made by any Credit Party under any Credit Document (including, in the case of Holdings, in its capacity as a guarantor under Section 13) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b) and (c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower (and any other Credit Party making the payment) agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower (and any other Credit Party making the payment) agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower (or the relevant other Credit

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Party) will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower (or such other Credit Party). The Borrower (and each Guarantor pursuant to its Guaranty and the incorporation by reference therein of the provisions of this Section 4.04) agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) lending to the Borrower agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender lending to the Borrower that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.13 or 12.04 (unless the respective Lender lending to the Borrower was already a Lender lending to the Borrower hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender that is not a United States person agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, or any successor form, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender lending to the Borrower shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income, withholding or similar Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender lending to the Borrower has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 4.04(a) hereof to
gross-up payments to be made to a Lender in respect of income, withholding or similar Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          SECTION 5A. CONDITIONS PRECEDENT. The obligation of each Lender to make each Loan hereunder, and the obligation of any Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

          5A.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Initial Borrowing Date, (i) this Agreement shall have been executed and delivered as provided in Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender which has requested the same the appropriate A-1 Term Note, A-2 Term Note and Revolving Note, if any, and to DBAG if so requested, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

          5A.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          5A.03 OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5A.02, 5A.06, 5A.07, 5A.08, 5A.09 and 5B.01 exist as of such date.

          5A.04 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. The Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Loans, and the Administrative Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

          5A.05 COMPANY PROCEEDINGS. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial

Borrowing Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit D with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws or equivalent documents) shall be reasonably satisfactory to each of the Agents.

          (b) On the Initial Borrowing Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to each of the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

          (c) On the Initial Borrowing Date, unless the Administrative Agent has determined that the respective organizational documents of a Foreign Subsidiary whose Equity Interests are to be pledged pursuant to a Pledge Agreement do not prohibit the granting of a security interest in such Foreign Subsidiary's Equity Interests pursuant to such Pledge Agreement, the Administrative Agent shall have received evidence of the amendment to the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of each such Foreign Subsidiary, permitting the granting of a security interest in such Foreign Subsidiary's Equity Interests pursuant to such Pledge Agreement, in form and substance satisfactory to each of the Agents and local counsel to each of the Agents.

          5A.06 ADVERSE CHANGE, ETC. On or prior to the Initial Borrowing Date, nothing shall have occurred since December 31, 2001 (and neither the Lenders nor any of the Agents shall have become aware of any facts or conditions not previously known) which the Required Lenders or any of the Agents shall determine (a) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders or such Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has, or could reasonably be expected to have, a Material Adverse Effect.

          5A.07 LITIGATION. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or (b) which any of the Agents or the Required Lenders shall determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction, the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Lenders or any Agent hereunder or under any other Credit Document.

          5A.08 APPROVALS. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, on the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of Loans.

          5A.09 CONSUMMATION OF THE TRANSACTION. (a) On or prior to the Initial Borrowing Date, (i) there shall have been delivered to the Administrative Agent true and correct copies of the Plan of Reorganization and the Disclosure Statement, which Plan of Reorganization and Disclosure Statement shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders, (ii) a Notice of Confirmation, in form and substance satisfactory to the Agents and the Required Lenders, shall have been entered into and same shall not have been stayed and shall have become final and non-appealable and (iii) all conditions precedent to the effective date of the Plan of Reorganization shall have been satisfied (and not waived without the consent of the Agents and the Required Lenders) to the reasonable satisfaction of the Agents and the Required Lenders.

          (b) On the Initial Borrowing Date and prior to or concurrently with the incurrence of the Loans hereunder, each element of the Transaction shall have been consummated in accordance with the Plan of Reorganization and the applicable Documents therefor. Pursuant to the Reorganization and the
Refinancing:

               (i) the total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, all letters of credit issued thereunder shall have been terminated (or, in the case of Existing Letters of Credit, incorporated hereunder as Letters of Credit pursuant to Section 2.01(d)) and all loans, interest and other amounts owing pursuant to the Indebtedness to be Refinanced shall have been repaid or otherwise satisfied in full, in each case in accordance with the requirements of the Plan of Reorganization, and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions, which may survive) and be of no further force and effect;

               (ii) the Administrative Agent shall have received (x) releases of security interests in and Liens on the assets owned by Holdings and its Subsidiaries from the creditors in respect of the Indebtedness to be Refinanced (including, without limitation, (I) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings or any of its Subsidiaries in connection with the security interests created with respect to the Indebtedness to be Refinanced and the documentation related thereto, (II) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Holdings or any of its Subsidiaries on which filings have been made, and (III) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of Holdings or any of its Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and
          (y) all collateral owned by Holdings or any of its Subsidiaries in the possession of any of the creditors in respect of the Indebtedness to be Refinanced or any collateral agent or trustee under any related security document;

               (iii) Rollover Senior Subordinated Notes in an aggregate principal amount equal to $315,312,538 and shares of Holdings Common Stock representing 2/3 of the common equity value of Holdings (prior to giving effect to any employee equity compensation plan) shall have been issued, in each case, to the lenders under the Existing Credit Agreement on the terms specified in the Plan of Reorganization;

               (iv) the holders of the Existing Senior Subordinated Notes (other than the Insider Noteholders) shall have received shares of Holdings Common Stock representing 1/3 of the common equity value of Holdings (prior to giving effect to any employee equity compensation plan) on the terms specified in the Plan of Reorganization;

               (v) Hoechst shall have received $9.0 million in cash in respect of its Existing Senior Subordinated Notes contributed to the Borrower by Hoechst for cancellation in accordance with the Plan of Reorganization; and

               (vi) the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5A.09(b) have been satisfied on such date.

          (c) On the Initial Borrowing Date and after giving effect to the Transaction and the Loans incurred on the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries shall have any Preferred Equity or any Indebtedness outstanding, except for (i) the Obligations, (ii) Indebtedness pursuant to the Rollover Restructuring Subordinated Notes, (iii) the Assumed Liabilities, and (iv) the other Existing Indebtedness. On and as of the Initial Borrowing Date, all of the Existing Indebtedness (including the Assumed Liabilities) shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions reasonably satisfactory to each of the Agents and the Required Lenders). On and as of the Initial Borrowing Date, each of the Agents and the Required Lenders shall be satisfied with the amount of and the terms and conditions of all Existing Indebtedness (including the Assumed Liabilities).

          (d) On or prior to the Initial Borrowing Date, (i) there shall have been delivered to the Administrative Agent true and correct copies of all Documents (other than the Credit Documents), (ii) all such Documents, and all terms and conditions thereof (including, without limitation, in the case of the Rollover Senior Subordinated Note Documents, amortiza-tion, maturities, interest rates, limitation on cash interest payable, covenants, defaults, remedies, sinking fund provisions and subordination provisions, as applicable), shall be in form and substance reasonably satisfactory to each Agent and the Required Lenders and (iii) all such Documents shall be in full force and effect.

          5A.10 CERTAIN SECURITY DOCUMENTS. (a) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit E (as modified, amended, restated and/or supplemented from time to time in accordance with the terms thereof and hereof, the "U.S. Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificated U.S. Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting U.S. Pledge Agreement Collateral and (y) together with executed and undated transfer powers in the case of certificated Equity Interests constituting U.S. Pledge Agreement Collateral, and the U.S. Pledge Agreement shall be in full force and effect.

          (b) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit F (as modified, amended, restated and/or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

          (A) executed copies of Financing Statements (Form UCC-1 and/or UCC-3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (B) copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name any Credit Party or any of its U.S. Subsidiaries or a division or operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

          (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement and such other documents shall be in full force and effect.

          (c) Subject to the terms of Section 12.20, on the Initial Borrowing Date, with respect to each Credit Party which is required to pledge promissory notes issued by a Foreign Subsidiary or Equity Interests of a Foreign Subsidiary (other than an Excluded Pledge Subsidiary) pursuant to the U.S. Pledge Agreement, if the Agents reasonably determine (based on advice of local counsel) that it would be in the interests of the Lenders that the respective Credit Party authorize, execute and deliver one or more additional pledge agreements governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or Equity Interests are being pledged is (or are) organized, then the respective Credit Party shall (i) so authorize, execute and deliver one or more such additional pledge agreements (each, as amended, modified, restated and/or supplemented from time to time, a "Foreign Pledge Agreement" and, collectively, the "Foreign Pledge Agreements") and (ii) take such actions as may be necessary or desirable under local law (as advised by local counsel) to create, maintain, effect, perfect, preserve and protect the security interests granted (or purported to be granted) by each such Foreign Pledge Agreement. Each Foreign Pledge Agreement shall (i) be prepared by local counsel reasonably satisfactory to the Agents, (ii) be in form and substance reasonably satisfactory to the Agents and (iii) be in full force and effect on the Initial Borrowing Date, it being understood and agreed, however, in the case of any Foreign Pledge Agreement entered into by the Borrower or any of its U.S. Subsidiaries, the respective Credit Party shall not be required to pledge more than 65% of the total combined voting power of all classes of Equity Interests entitled to vote of any Foreign Subsidiary that is a corporation (or treated as such for U.S. federal tax purposes) in support of its obligations (x) as the Borrower under the Credit Agreement (in the case of the Borrower) or (y) under its Guaranty in respect of the Obligations of the U.S. Borrower (in the case of the Subsidiary Guarantors) (although 100% of the non-voting Equity Interests, if any, of each such Foreign Subsidiary shall be required to be pledged in support of such obligations).

          5A.11 SUBSIDIARY GUARANTY. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit G (as modified, amended, restated and/or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

          5A.12 OPINIONS OF COUNSEL. On the Initial Borrowing Date (but subject to the terms of Section 12.20, in the case of opinions required to be delivered pursuant to clause (ii) below), each of the Agents shall have received opinions, addressed to each of the Agents and each of the Lenders and dated the Initial Borrowing Date, from (i) Kirkland & Ellis, counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit H and such other matters incident to the transactions contemplated herein as each of the Agents may reasonably request, (ii) local counsel to the Credit Parties and/or the Agents in each of Germany, Japan, the Netherlands, Mexico, Canada and Australia, in each case reasonably satisfactory to the Agents, which opinions which shall (x) be addressed to each Agent, the Collateral Agent and each of the Lenders and be dated the Initial Borrowing Date, (y) cover (I) various matters regarding the execution, delivery and performance of the Foreign Pledge Agreements to which Subsidiaries of Holdings organized in that jurisdiction are party (if applicable), (II) the perfection and priority of security interests granted in respect of entities organized in that jurisdiction and (III) such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) be in form, scope and substance reasonably satisfactory to the Agents, and (iii) local counsel to the Credit Parties and/or the Agents reasonably satisfactory to the Agents practicing in those jurisdictions in which Mortgaged Properties are located, such opinions as the Agents may reasonably request, which opinions (x) shall be addressed to each Agent, the Collateral Agent and each of the Lenders and be dated the Initial Borrowing Date, (y) shall cover the perfection of the security interests granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents.

          5A.13 MORTGAGES; TITLE INSURANCE; SURVEYS, ETC. (a) On the Initial Borrowing Date, the Collateral Agent shall have received fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance reasonably satisfactory to the Collateral Agent (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, each a "Mortgage" and, collectively, the "Mortgages") covering all the Mortgaged Properties located in the United States, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded on the Initial Borrowing Date in all places to the extent necessary or desirable, in the reasonable judgment of the Collateral Agent, effectively to create a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors.

          (b) On the Initial Borrowing Date, the Collateral Agent shall have received mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances. Such Mortgage Policies (i) shall be in form and substance reasonably satisfactory to the Collateral Agent, (ii) shall include an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that the Collateral Agent in its discretion may reasonably request (to the extent available in the respective jurisdiction of each Mortgaged Property), (iii) shall not include an exception for mechanics' liens and (iv) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent in its discretion may reasonably request.

          (c) On the Initial Borrowing Date, the Collateral Agent shall have also received surveys in form and substance reasonably satisfactory to the Collateral Agent of each Mortgaged Property designated as "owned" on Annex III hereto, dated a recent date acceptable to the Collateral Agent, certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent except as to the Mortgaged Property located in San Benito County, California (it being understood that, notwithstanding the foregoing, "same as" survey endorsements, the issuance of the comprehensive endorsement and the issuance of all other requested "survey dependent" endorsements to each title policy will be permitted and sufficient to satisfy the requirements delineated above in this clause (c)). The Borrower shall have used commercially reasonable efforts to furnish to the Collateral Agent such estoppel letters, landlord waiver letters, non-disturbance letters and similar assurances as may have been reasonably requested by the Collateral Agent, which letters shall be in form and substance reasonably satisfactory to the Collateral Agent.

          5A.14 PLANS; COLLECTIVE BARGAINING AGREEMENTS; EXISTING INDEBTEDNESS AGREEMENTS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; NON-COMPETE AGREEMENTS; TAX ALLOCATION AGREEMENTS; MATERIAL CONTRACTS. On or prior to the Initial Borrowing Date, there shall have been made available to the Administrative Agent and the Lenders upon request by the Administrative Agent, copies of:

          (a) any material Plans of Holdings or any of its Subsidiaries after giving effect to the consummation of the Transaction and for each such Plan
     (i) that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (ii) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (i) either in the possession of Holdings, any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan;

          (b) any material collective bargaining agreements or any other similar agreement or arrangement covering the employees of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Collective Bargaining Agreements");

          (c) all agreements, if any, evidencing or relating to the Existing Indebtedness that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Existing Indebtedness Agreements");

          (d) all agreements entered into by Holdings or any other Credit Party governing the terms and relative rights of its capital stock or other Equity Interests, and any agreements entered into by equity holders relating to any such entity with respect to their capital stock or other Equity Interests, in each case that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Shareholders' Agreements");

          (e) any material agreements (or the forms thereof) with members of, or with respect to, the management of Holdings or any other Credit Party that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Management Agreements");

          (f) any material employment agreements entered into by Holdings or any other Credit Party (collectively, the "Employment Agreements");

          (g) any material non-compete agreement entered into by Holdings or any other Credit Party Subsidiaries (collectively, the "Non-Compete Agreements");

          (h) any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Allocation Agreements"); and

          (i) all material contracts and licenses of Holdings or any other Credit Party that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Material Contracts");

all of which Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Tax Allocation Agreements and Material Contracts shall be in form and substance reasonably satisfactory to each of the Agents and shall be in full force and effect on the Initial Borrowing Date.

          5A.15 SOLVENCY OPINION; INSURANCE ANALYSES; ENVIRONMENTAL ASSESSMENTS. On the Initial Borrowing Date, each of the Agents shall have received:

          (a) a solvency opinion in the form of Exhibit I from a third party valuation firm reasonably satisfactory to each of the Agents, addressed to each of the Agents and each of the Lenders and dated the Initial Borrowing Date and supporting the conclusions, that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrower (on a stand-alone basis), the Borrower and its Subsidiaries (on a consolidated basis), and Holdings and its Subsidiaries (on a consolidated basis) is or are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due;

          (b) evidence of insurance complying with the requirements of Section
     7.03 for the business and properties of Holdings and its Subsidiaries in form and substance reasonably satisfactory to each of the Agents and the Required Lenders and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Collateral Agent; and

          (c) environmental assessments from environmental consultants reasonably satisfactory to the Agents, the results of which shall be in form and substance satisfactory to the Agents, together with a reliance letter with respect thereto in form, scope and substance reasonably satisfactory to the Agents.

          5A.16 PRO FORMA BALANCE SHEETS. On or prior the Initial Borrowing Date, there shall have been delivered to each of the Agents, an unaudited PRO FORMA consolidated balance sheet of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at June 30, 2002 (after giving effect to the Transaction, but without giving effect to fresh start accounting) and prepared in accordance with GAAP, together with a related funds flow statement, which PRO FORMA balance sheets and funds flow statement shall be reasonably satisfactory in form and substance to each of the Agents and the Required Lenders.

          5A.17 PROJECTIONS. On or prior to the Initial Borrowing Date, the Lenders shall have received the financial projections (the "Projections") set forth on Annex IV hereto, which include the projected results of Holdings and its Subsidiaries for the six fiscal years ended after the Initial Borrowing Date.

          5A.18 PAYMENT OF FEES. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to each of the Agents or the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

          SECTION 5B. SPECIAL CONDITIONS PRECEDENT TO INCURRENCE OF REVOLVING LOANS AND SWINGLINE LOANS. The obligation of each RL Lender to make Revolving Loans (including Revolving Loans and Swingline Loans made on the Initial Borrowing Date, but excluding RL Mandatory Borrowings made after the Initial Borrowing Date, which shall be made as provided in Sections 1.01(C)) and of DBAG to make Swingline Loans is subject, at the time of each such making of a Revolving Loan or a Swingline Loan (except as hereinafter indicated), to the satisfaction of the following conditions:

          5B.01 LIMITATION ON CASH ON HAND. The aggregate amount of cash, Cash Equivalents and Foreign Cash Equivalents owned or held by Holdings, the Borrower and the Borrower's Subsidiaries (determined after giving PRO FORMA effect to the making of each such Revolving Loan and/or Swingline Loan and the application of proceeds therefrom and from any other cash, Cash Equivalents and/or Foreign Cash Equivalents on hand (to the extent such proceeds and/or other cash, Cash Equivalents or Foreign Cash Equivalents are actually utilized by the Borrower and/or any other Subsidiary of the Borrower on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan for a permitted purpose under this Agreement other than an investment in Cash Equivalents or Foreign Cash Equivalents)) shall not exceed $75,000,000 (for purposes of cash, Cash Equivalents and Foreign Cash Equivalents denominated in a currency other than Dollars, taking the U.S. Dollar Equivalent of such cash, Cash Equivalents or Foreign Cash Equivalents as determined on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan).

          5B.02 REGULATION U. If at any time any Margin Stock is pledged or required to be pledged pursuant to any Security Document, all actions required to be taken pursuant to Section 7.18 shall have been taken to the reasonable satisfaction of the Administrative Agent.

          The occurrence of the Initial Borrowing Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all of the applicable conditions specified in Sections 5A and 5B exist as of the Initial Borrowing Date or the date of such Credit Event, as the case may be. All of the certificates, legal opinions and other documents and papers referred to in Sections 5A and 5B, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Lenders and shall be reasonably satisfactory in form and substance to each of the Agents and the Required Lenders.

          SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which event all representations and warranties shall be true and correct in all material respects as of such earlier date), it being understood and agreed that, notwithstanding any statements to the contrary contained in this Section 6, each of Holdings and the Borrower makes the following representations and warranties solely with respect to itself and its respective Subsidiaries:

          6.01 COMPANY STATUS. Holdings and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          6.02 COMPANY POWER AND AUTHORITY. Each Credit Party has the Company power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party nor compliance by them with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject (including, without limitation, the Rollover Senior Subordinated Note Documents) or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries.

          6.04 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened, with respect to Holdings or any of its Subsidiaries that has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its respective obligations to the Lenders hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          6.05 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Term Loans shall be utilized as described in the Plan of Reorganization.

          (b) The proceeds of Revolving Loans and Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries (including, without limitation, to finance Permitted Acquisitions) and to make payments owing in connection with the Transaction; PROVIDED that no more than $50,000,000 of proceeds of Revolving Loans and Swingline Loans (for such purpose, taking the U.S. Dollar Equivalent of any such proceeds denominated in Euros) may be utilized on the Initial Borrowing Date to make payments owing in connection with the Transaction.

          (c) Neither the making of any Loan, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System and, except as otherwise permitted by Section 8.07(ii), no part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          (d) The fair market value of all Margin Stock (if any) owned by Holdings and its Subsidiaries (other than the capital stock of Holdings held in treasury) does not exceed $2,500,000. At the time of each Credit Event, not more than 25% of the value of the assets of Holdings and its Subsidiaries taken as a whole (including all capital stock of Holdings held in treasury) will constitute Margin Stock.

          6.06 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any Document.

          6.07 INVESTMENT COMPANY ACT. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to any Agent, the Collateral Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent, the Collateral Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          6.10 FINANCIAL CONDITION; FINANCIAL STATEMENTS. (a) On and as of the Initial Borrowing Date, on a PRO FORMA basis after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred (including, without limitation, the Loans and the Rollover Senior Subordinated Notes), and Liens created, and to be created, by each Credit Party in connection therewith, with respect to each of Holdings and its Subsidiaries (on a consolidated basis), the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand alone basis) (x) the sum of the assets, at a fair valuation, of each of Holdings and its Subsidiaries (on a consolidated basis), the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand alone basis) will exceed their or its debts, (y) they or it have or has not incurred nor intended to, nor believe or believes that they or it will, incur debts beyond their or its ability to pay such debts as such debts mature and (z) they or it will have sufficient capital with which to conduct their or its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) (i) The audited consolidated statements of financial condition of Holdings and its Subsidiaries at December 31, 1999, December 31, 2000 and December 31, 2001 and the related consolidated statements of income and cash flows and changes in shareholders' equity of Holdings and its Subsidiaries for the fiscal years of Holdings ended on such dates and (ii) the unaudited consolidated statement of financial condition of Holdings and its Subsidiaries at June 30, 2002 and the related consolidated statements of income and cash flows and changes in shareholders' equity of Holdings and its Subsidiaries for the six-month period then ended, copies of which have heretofore been furnished to the Administrative Agent, present fairly in all material respects the consolidated financial position of Holdings and its Subsidiaries at the date of said statements and the results for the respective periods covered thereby, subject, in the case of the unaudited financial statements, to normal year-end adjustments and the absence of footnotes. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

          (c) Since December 31, 2001, nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in
Section 6.10(b) and except for the Indebtedness incurred under this Agreement and the Rollover Senior

Subordinated Note Documents, there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and neither Holdings nor the Borrower knows of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, are or could be reasonably be expected to have a Material Adverse Effect.

          (e) The Projections are based on good faith estimates and assumptions made by the management of Holdings, and on the Initial Borrowing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that the differences may be material. There is no fact known to Holdings or any of its Subsidiaries which would have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

          6.11 SECURITY INTERESTS. Each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral, the Mortgaged Properties and the collateral covered by the Additional Security Documents may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Sections 5A.10 and 5A.13 or on or prior to the execution and delivery thereof as contemplated by Sections 7.11, 7.15, 8.15 and 12.22.

          6.12 REPRESENTATIONS AND WARRANTIES IN OTHER DOCUMENTS. All representations and warranties set forth in the other Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          6.13 TRANSACTION. At the time of consummation thereof, the Transaction shall have been consummated in all material respects in accordance with the terms of the Documents therefor and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto (if any) have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the performance by Holdings and its Subsidiaries of their obligations under the Documents and all applicable laws.

          6.14 SPECIAL PURPOSE CORPORATION. Holdings has no significant assets (other than the capital stock of the Borrower and immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 8.01(b)) or liabilities (other than under this Agreement and the other Documents to which it is a party, those liabilities permitted to be incurred by Holdings pursuant to Section 8.01(b) and, as and when issued from time to time in accordance with the terms of this Agreement, under Permitted Holdings PIK Securities and Shareholder Subordinated Notes).

          6.15 COMPLIANCE WITH ERISA. (a) Annex XVI sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or has submitted, or is within the remedial amendment period for submitting an application for a determination letter with the Internal Revenue Service, and is awaiting receipt of a response); no Reportable Event has occurred with respect to a Plan (other than a Reportable Event related to the filing of a petition under Chapter 11 of the Bankruptcy Code); no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, would exceed $50,000,000; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of an accumulated funding deficiency or an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of Holdings or any of its Subsidiaries); to the knowledge of Holdings or any of its Subsidiaries, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not result in a Material Adverse Effect; each group health plan (as defined in

Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, except to the extent that any noncompliance would not result in a material liability; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Holdings nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan which is funded, determined as of the end of the most recently ended fiscal year of Holdings on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan by more than $5,000,000, and for each Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued.

          6.16 CAPITALIZATION. (a) On the Initial Borrowing Date, the authorized capital stock of Holdings shall consist of 50,000,000 shares of common stock, $0.01 par value per share, of which 39,929,449 shares shall be issued and outstanding (such authorized shares of common stock, together with any subsequently authorized shares of common stock of Holdings, the "Holdings Common Stock"). All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Except as set forth on Annex X hereto, as of the Initial Borrowing Date, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          (b) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $0.01 par value per share, all of which shares shall be issued and outstanding and owned by Holdings. All such outstanding shares have been duly and validly issued and are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          6.17 SUBSIDIARIES. On and as of the Initial Borrowing Date and after giving effect to the consummation of the Transaction, Holdings has no Subsidiaries other than the Borrower and its Subsidiaries, and the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex V. Annex V correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of Holdings in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of the Borrower have been duly and validly issued, and, to the extent relevant for the respective Equity Interests, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or other Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other Equity Interests or any stock appreciation or similar rights.

          6.18 INTELLECTUAL PROPERTY. Holdings and each of its Subsidiaries owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of Holdings and each of its Subsidiaries as presently conducted.

          6.19 COMPLIANCE WITH STATUTES, ETC. Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of Holdings or any of its Subsidiaries), except such non-compliances as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          6.20 ENVIRONMENTAL MATTERS. (a) Holdings and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of Holdings and the Borrower, past or threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries where such generation, use, treatment or storage has violated or would reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 6.20, the representations made in this Section 6.20 shall only be untrue if the aggregate effect of all restrictions, failures, noncompliance, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

          6.21 PROPERTIES. All Real Property owned or leased by Holdings or any of its U.S. Subsidiaries as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Annex III. Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex III and in the financial statements referred to in Section 6.10(b), free and clear of all Liens, other than Permitted Liens.

          6.22 LABOR RELATIONS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) to the knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

          6.23 TAX RETURNS AND PAYMENTS. All U.S. Federal income, material state income and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Holdings and each of its Subsidiaries have paid all taxes payable by them other than taxes which are not yet due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 6.10(b), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings and the Borrower, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. Except as set forth on Annex IX, as of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code.

          6.24 EXISTING INDEBTEDNESS. (a) Part A of Annex VII sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date (the "Scheduled Existing Indebtedness") which is to remain outstanding after giving effect to the Transaction, but excluding (x) the Obligations, (y) Indebtedness under the Rollover Senior Subordinated Note Documents and (z) Existing Intercompany Debt, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

          (b) Part B of Annex VII lists all Indebtedness of Holdings and its Subsidiaries as of the Initial Borrowing Date which is to remain outstanding after giving effect to the Transaction which is owed to Holdings, the Borrower and/or any of their respective Subsidiaries (with all of such Indebtedness being herein called "Existing Intercompany Debt" and, together with the Scheduled Existing Indebtedness, the "Existing Indebtedness").

          (c) Part C of Annex VII sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries (including Indebtedness under the Existing Credit Agreement and the DIP Credit Agreement) to be refinanced pursuant to the Refinancing (the "Indebtedness to be Refinanced"), in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness and the outstanding amount thereof on the Initial Borrowing Date (before giving effect to the Transaction).

          6.25 SUBORDINATION. The subordination provisions contained in the Rollover Senior Subordinated Note Documents are enforceable against the Borrower, Holdings, the Subsidiary Guarantors and the holders of the Rollover Senior Subordinated Notes, and all Obligations hereunder and under the other Credit Documents (including, without limitation, the Subsidiary Guaranty) are within the definitions of "Senior Debt" (or "Guarantor Senior Debt", in the case of the obligations of Holdings or any Subsidiary Guarantor) and "Designated Senior Debt" included in such subordination provisions.

          6.26 LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; ETC. Annex XV attached hereto contains the exact legal name of each Credit Party, the type of organization of each Credit Party, whether or not such Credit Party is a registered organization, the jurisdiction of organization of each Credit Party, and the organizational identification number (if any) of each Credit Party. To the extent that any Credit Party does not have an organizational identification number on the date hereof and later obtains one, such Credit Party shall (and Holdings shall cause such Credit Party to) promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

          SECTION 7. AFFIRMATIVE COVENANTS. Holdings and the Borrower hereby covenant and agree that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

          7.01 INFORMATION COVENANTS. Holdings will furnish to each Lender:

          (a) MONTHLY REPORTS. On or prior to the relevant Monthly Reporting Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of the relevant month and the related consolidated statements of income and retained earnings and of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, setting forth comparative figures for the corresponding month in the prior fiscal year, all of which shall be certified by the chief financial officer or other Authorized Officer of Holdings, subject to normal year-end audit adjustments.

          (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days (or if Holdings is a "reporting company", such fewer number of days as quarterly financial statements for a "reporting company" are required to be filed by the SEC) after the close of each quarterly accounting period in each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Holdings that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

          (c) ANNUAL FINANCIAL STATEMENTS. Within 90 days (or if Holdings is a "reporting company", such fewer number of days as the annual report for a "reporting company" is required to be filed by the SEC) after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year (and separate supplemental information setting forth comparable budgeted figures for such fiscal year and comparative consolidated figures for the preceding year) certified by PricewaterhouseCoopers LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent (and not qualified in any material respect as to scope of audit), in each case to the effect that such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default related or relating solely to financial accounting covenants which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention, a statement as to the nature thereof.

          (d) BUDGETS, ETC. Not more than 90 days after the commencement of each fiscal year of Holdings (or, if earlier, the date of the delivery of the annual financial statements of Holdings pursuant to Section 7.01(c) above), budgets of Holdings and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year and for the immediately succeeding fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.

          (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 4.02, 8.02, 8.03, 8.04, 8.06, 8.07, 8.09, 8.10, 8.11
     and 8.12, and the calculation of the Leverage Ratio as at the end of such fiscal quarter or year, as the case may be. In addition, at the time of the delivery of the financial statements provided for in Section 7.01(c), a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year.

          (f) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days (or 10 Business Days in the case of clause (y) below) after any Authorized Officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto and shall state that such notice is a "notice of default" and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which has had, or is likely to have, a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

          (g) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries.

          (h) ENVIRONMENTAL MATTERS. Promptly after obtaining knowledge of any of the following, written notice of:

               (i) any pending or threatened material Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

               (ii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that (x) results in material noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

               (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries where Holdings or any of its Subsidiaries is, or is reasonably expected to be, responsible for the cost of such action or where the taking of such action could reasonably be expected to materially interfere with the operations of Holdings or any of its Subsidiaries at such Real Property.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or the Borrower's response thereto. In addition, Holdings agrees to provide the Lenders with copies of all material communications by Holdings or any of its Subsidiaries with any Person, government or governmental agency relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by an Agent, the Collateral Agent or the Required Lenders.

          (i) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall generally send to analysts or the holders of their Equity Interests or of Permitted Holdings PIK Securities or Rollover Senior Subordinated Notes in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as an Agent or the Collateral Agent on its own behalf or on behalf of any Lender may reasonably request from time to time.

          7.02 BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of Holdings or the Borrower, (x) officers and designated representatives of any Agent or any Lender to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may desire and (y) the Administrative Agent, at the request of the Required Lenders, to conduct (itself or through its designated agents), at Holdings' and the Borrower's reasonable expense, an audit of the accounts receivable and/or inventories of Holdings and its Subsidiaries at such times (but no more frequently than once a year unless an Event of Default has occurred and is continuing) as the Required Lenders shall reasonably require.

          7.03 INSURANCE. Holdings will, and will cause each of its Subsidiaries to, at all times from and after the Effective Date maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex VI is not being maintained by Holdings and its Subsidiaries, Holdings will notify the Lenders in writing thereof and, if thereafter notified by the Administrative Agent to do so, Holdings will obtain insurance at such levels to the extent then generally available (but in any event within the deductible or self-insured retention limitations set forth in the preceding sentence) or otherwise as are acceptable to the Administrative Agent. Holdings will furnish to the Administrative Agent on the Initial Borrowing Date and on each date on which financial statements are delivered pursuant to Section 7.01(c) a summary of the insurance carried in respect of Holdings and its Subsidiaries and the assets of Holdings and its Subsidiaries, together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as certificate holder, mortgagee, loss payee and/or additional insured, as applicable.

          7.04 PAYMENT OF TAXES. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 8.03(a) or charge upon any properties of Holdings or any of its Subsidiaries; PROVIDED, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.05 COMPANY FRANCHISES. Holdings will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; PROVIDED,

HOWEVER, that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

          7.06 COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

          7.07 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) Holdings will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), each of Holdings and the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property; PROVIDED that neither Holdings nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          7.08 ERISA. As soon as possible and, in any event, within 10 days after Holdings or any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to Holdings or any Subsidiary of Holdings, Holdings will deliver to each of the Lenders a certificate of the chief financial officer or other Authorized Officer of Holdings setting forth details as to such occurrence and the action, if any, which Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Holdings, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan participant and any notices received by Holdings, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation
Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsections .62, .63, .64, .65, .66, .67 or .68 of PBGC

Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days, that an accumulated funding deficiency (within the meaning of Section 412 of the Code or Section 302 of ERISA) has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 ERISA with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of the Unfunded Current Liability with respect to all other Plans, exceeds $50,000,000; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or
502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings has or may incur any liability under any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) or Foreign Pension Plan. The Borrower will deliver to Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. At the request of any Lender, Holdings will deliver to such Lender a complete copy of the annual report (Form 5500) of each Plan including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information required to be filed with the Internal Revenue Service and the PBGC Form 1 (or Form 1-EZ or 1-ES) required to be filed with the PBGC. In addition to any forms, certificates or notices delivered to the Lenders pursuant to the first sentence hereof and other than those referred to in the immediately preceding sentence, copies of any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable. Holdings and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings or any Subsidiary of Holdings. If, at any time after the Initial Borrowing Date, Holdings, any Subsidiary of Holdings or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a pension plan as defined in Section 3(2) of ERISA which is not set forth on Annex XVI, as the same may be updated from time to time, then Holdings shall deliver to the Administrative Agent an updated Annex XVI as soon as possible and, in any event, within ten (10) Business Days after Holdings, such Subsidiary or such ERISA Affiliate maintains or contributes to (or incurs an obligation to contribute to), such pension plan. Such updated Annex XVI shall supersede and replace the existing Annex XVI.

          7.09 GOOD REPAIR. Holdings will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 8.09, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          7.10 END OF FISCAL YEARS; FISCAL QUARTERS. Holdings will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          7.11 ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) Holdings will, and will cause each of its U.S. Subsidiaries (and subject to Section 7.15, each of its Foreign Subsidiaries) to, grant to the Collateral Agent security interests and mortgages in such assets and properties of Holdings and its Subsidiaries as are not covered by the Security Documents, and as may be reasonably requested from time to time by the Agents, the Collateral Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by an Agent or the Collateral Agent to assure themselves that this Section 7.11 has been complied with.

          (c) If the Collateral Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holdings and its Subsidiaries constituting Collateral, the Borrower shall provide to the Collateral Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance satisfactory to the Administrative Agent.

          (d) Holdings and the Borrower agree that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by an Agent, the Collateral Agent or the Required Lenders or required to be taken by Holdings and its Subsidiaries pursuant to the terms of this Section 7.11; PROVIDED that in no event shall Holdings or the Borrower be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

          7.12 INTEREST RATE PROTECTION. The Borrower shall no later than 90 days following the Initial Borrowing Date enter into, and thereafter maintain, Interest Rate Protection Agreements, satisfactory to the Administrative Agent, with a term of at least two years, establishing a fixed or maximum interest rate acceptable to the Administrative Agent in respect of at least 35% of the initial Principal Amount of the Term Loans.

          7.13 MAINTENANCE OF COMPANY SEPARATENESS. Holdings will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including the maintenance of Company records. Neither Holdings nor any other Credit Party shall make any payment to a creditor of any Non-Guarantor Subsidiary in respect of any liability of any Non-Guarantor Subsidiary, and no bank account of any Non-Guarantor Subsidiary shall be commingled with any bank account of Holdings or any other Credit Party. Any financial statements distributed to any creditors of any Non-Guarantor Subsidiary shall clearly establish or indicate the Company separateness of such Non-Guarantor Subsidiary from Holdings and its other Subsidiaries. Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of Holdings, the Borrower, any other Credit Party or any Non-Guarantor Subsidiary being ignored, or in the assets and liabilities of Holdings or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

          7.14 PERMITTED HOLDINGS PIK SECURITIES. Holdings shall pay all dividends or interest, as the case may be, on the Permitted Holdings PIK Securities (if any) solely through the issuance of additional Permitted Holdings PIK Securities rather than in cash; PROVIDED that in lieu of issuing additional Permitted Holdings PIK Securities as dividend or interest payments, Holdings may increase the liquidation preference or outstanding principal amount, as the case may be, of the outstanding Permitted Holdings PIK Securities in respect of which such dividends or interest have accrued.

          7.15 FOREIGN SUBSIDIARIES SECURITY. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Administrative Agent and the Required Lenders does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, with respect to any Foreign Subsidiary which has not already had all of its Equity Interests pledged pursuant to the applicable Pledge Agreement that
(i) a pledge of 66-2/3% or more of the total combined voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, (iii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the U.S. Pledge Agreement and (iv) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then
(I) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding Equity Interests so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the applicable Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the applicable Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (II) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or, if needed, another security agreement in the form required to establish a first priority perfected lien in the relevant jurisdiction), granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets (other than the capital stock, other Equity Interests and promissory notes owned by such Foreign Subsidiary) and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with a Secured Creditor and, in the event the Subsidiary Guaranty (or substantially similar guaranty) shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, (III) in the case of a failure to delivery the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the U.S. Pledge Agreement (or, if needed, another pledge agreement in the form required to establish a first priority perfected lien in the relevant jurisdiction), granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of the capital stock, other Equity Interests and promissory notes owned or held by such Foreign Subsidiary and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with a Secured Creditor and, in the event the Subsidiary Guaranty (or substantially similar guaranty) shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder and (IV) in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with a Secured Creditor, in each case to the extent that the entering into of the Security Agreement, the U.S. Pledge Agreement or the Subsidiary Guaranty (or similar agreement or guaranty) is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.15 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          7.16 CONTRIBUTIONS; PAYMENTS. (a) Holdings will contribute as an equity contribution to the capital of the Borrower upon its receipt thereof, any cash proceeds (net of reasonable costs associated with such sale or issuance) received by Holdings from any sale or issuance of its Equity Interests or any cash capital contributions received by Holdings.

          (b) The Borrower will use the proceeds of all equity contributions received by it from Holdings as provided in clause (a) above toward the repayment of Loans to the extent required by Sections 3.03 and/or 4.02.

          7.17 EXCLUDED PLEDGE SUBSIDIARIES. If, at the time of the delivery of the financial statements provided in Section 7.01(c), the aggregate book value of the gross assets, or the aggregate net revenues for the last four fiscal quarters, of the Excluded Pledge Subsidiaries at such time exceeds at any time 10.0% of the book value of consolidated gross assets or consolidated net revenues, as the case may be, of Holdings and its Subsidiaries, then upon the request of the Administrative Agent or the Required Lenders, Holdings or the relevant Credit Party shall, within 90 days following such request, pledge the capital stock or other Equity Interests of such of the then Excluded Pledge Subsidiaries as the Borrower may select in its discretion (at which time any such Excluded Pledge Subsidiary the Equity Interests of which are so pledged shall cease to constitute an "Excluded Pledge Subsidiary" and Annex XIII shall be deemed modified to reflect such change) as may be required to ensure that the aggregate book value of the gross assets, or the aggregate net revenues for the last four fiscal quarters, of the then Excluded Pledge Subsidiaries does not exceed 10.0% of the book value of consolidated gross assets or consolidated net revenues, as the case may be, of Holdings and its Subsidiaries, with any such pledge of Equity Interests required pursuant to this proviso to be made in accordance with the relevant requirements of the U.S. Pledge Agreement and
Section 12.22.

          7.18 MARGIN REGULATIONS. Holdings will take all actions so that at all times the fair market value of all Margin Stock owned by Holdings and its Subsidiaries (other than capital stock of Holdings held in treasury) shall not exceed $2,500,000. So long as the covenant contained in the immediately preceding sentence is complied with, all Margin Stock at any time owned by Holdings and its Subsidiaries will not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this Section 7.18, if at any time the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than capital stock of Holdings held in treasury) exceeds $2,500,000, then (x) all Margin Stock owned by the Credit Parties (other than capital stock of Holdings held in treasury) shall be pledged, and delivered for pledge, pursuant to the U.S. Pledge Agreement and (y) the Borrower will execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with Regulations U and X. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required, and subsequent Credit Events shall be permitted, only in compliance with the applicable provisions of Regulations U and X.

          SECTION 8. NEGATIVE COVENANTS. Holdings and the Borrower hereby covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the respective Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

          8.01 CHANGES IN BUSINESS. (a) Holdings and its Subsidiaries will not engage in any business other than the business engaged in by Holdings and its Subsidiaries as of the Effective Date and activities directly related thereto, and similar or related businesses.

          (b) Notwithstanding the foregoing, Holdings will not engage in any business and will not own any significant assets (other than its ownership of the capital stock of the Borrower and those obligations of officers and employees of Holdings and its Subsidiaries permitted pursuant to Section 8.06(e)) or have any liabilities (other than those liabilities for which it is responsible under this Agreement, the Documents to which it is a party, any Shareholder Subordinated Notes and any Permitted Holdings PIK Security); PROVIDED that Holdings may (i) issue Shareholder Subordinated Notes, Permitted Holdings PIK Securities, shares of its preferred stock pursuant to the Rights Plan as in effect on the Initial Borrowing Date, shares of Holdings Common Stock and options and warrants to purchase Holdings Common Stock, (ii) engage in those activities associated with expenses paid with Dividends made by the Borrower pursuant to Section 8.07(iii) and (iii) engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the Special Purpose VFP Subsidiary will not engage in any business other than acquiring instruments, accounts receivable related thereto and other accounts receivable related to consumable products and services of the Borrower and its Subsidiaries, and the related transactions pursuant to the Vendor Financing Program.

          8.02 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business through distribution arrangements, vendor financial service programs or otherwise), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

          (a) the Borrower and its Subsidiaries may lease as lessee or lessor or license as licensee or licensor real or personal property in the ordinary course of business and otherwise in compliance with this Agreement, so long as any such lease or license by the Borrower or any of its Subsidiaries in its capacity as lessor or licensor, as the case may be, does not prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Mortgages in the real property covered by such lease or pursuant to the Security Agreement in the personal property covered by such lease or license, as the case may be;

          (b) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 8.09;

          (c) the advances, investments and loans permitted pursuant to Section 8.06;

          (d) the Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (e) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

          (f) the Borrower and its Subsidiaries may, in the ordinary course of business, license as licensee or licensor patents, trademarks, copyrights and know-how to or from third Persons, so long as any such license by the Borrower or any of its U.S. Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its U.S. Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

          (g) any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Subsidiary, so long as (i) such Wholly-Owned Foreign Subsidiary is the surviving corporation of any such merger, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transaction);

          (h) the assets of any Foreign Subsidiary may be transferred to the Borrower or any of its Wholly-Owned U.S. Subsidiaries, and any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, the Borrower or any of its Wholly-Owned U.S. Subsidiaries, so long as the Borrower or such Wholly-Owned U.S. Subsidiary is the surviving corporation of any such merger, dissolution or liquidation;

          (i) the Borrower or any of its Wholly-Owned U.S. Subsidiaries may transfer to one or more Wholly-Owned Foreign Subsidiaries those assets theretofore transferred to the Borrower or such Wholly-Owned U.S. Subsidiary by a Foreign Subsidiary (whether by merger, liquidation, dissolution or otherwise) pursuant to clause (h) of this Section 8.02;

          (j) the Borrower and its U.S. Subsidiaries may sell or otherwise transfer inventory to their respective U.S. Subsidiaries for resale by such Subsidiaries, and Subsidiaries of the Borrower may sell or otherwise transfer inventory to the Borrower for resale by the Borrower, so long as the security interest granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Agreement in the inventory so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (k) the Borrower may contribute cash to one or more Wholly-Owned U.S. Subsidiaries formed in accordance with Section 8.15, so long as the aggregate amount of such cash so contributed to all such U.S. Subsidiaries on and after the Effective Date does not exceed $5,000,000;

          (l) the Borrower and its Domestic Subsidiaries may transfer assets (other than inventory) to Wholly-Owned Foreign Subsidiaries, so long as the aggregate fair market value of all such assets so transferred (determined in good faith by the Board of Directors or senior management of the Borrower) to all such Foreign Subsidiaries on and after the Effective Date does not exceed $40,000,000;

          (m) assets of the Borrower and its U.S. Subsidiaries constituting non-U.S. operations may be transferred to Wholly-Owned Foreign Subsidiaries of the Borrower;

          (n) (x) Foreign Subsidiaries of the Borrower may enter into factoring arrangements with respect to accounts receivable arising in any country other than the United States in connection with business activities in any such country, so long as (i) such accounts receivable are factored on a nonrecourse basis (other than recourse to the relevant Foreign Subsidiary (or any of its Foreign Subsidiaries) for a breach of customary representations and warranties unrelated to the collectability of the accounts receivable), (ii) such accounts receivable shall be factored for cash of not less than 75% of the face amount thereof, and (iii) the Notional Receivables Amount of all receivables subject to such factoring arrangements at any time does not exceed $150,000,000, and (y) the Borrower and its Wholly-Owned U.S. Subsidiaries may sell or otherwise transfer accounts receivable between or among themselves in the ordinary course of business;

          (o) the Borrower and its Subsidiaries may sell assets, PROVIDED that
     (x) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (o) shall not exceed $100,000,000 in the aggregate after the Effective Date and (y) the Net Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested to the extent permitted by Section 4.02(A)(c);

          (p) the Borrower and its Subsidiaries may sell other assets, PROVIDED that the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (p) shall not exceed $20,000,000 in the aggregate after the Effective Date;

          (q) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Wholly-Owned Subsidiaries may acquire assets or the Equity Interests of any Person (any such acquisition permitted by this clause (q), a

     "Permitted Acquisition"), PROVIDED, that (i) such Person (or the assets so acquired) was (or were), immediately prior to such acquisition, engaged (or used) primarily in the businesses permitted pursuant to Section 8.01(a),
     (ii) if such acquisition is structured as an acquisition of Equity Interests, then either (A) the Person so acquired becomes a Wholly-Owned Subsidiary of the Borrower or (B) such Person is merged with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower (with the Borrower or such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.15 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04, as the case may be, (iv) the only consideration paid in connection with such Permitted Acquisition consists of cash, Holdings Common Stock, Permitted Holdings PIK Securities and/or Indebtedness permitted to be issued, incurred or assumed pursuant to
     Section 8.04, (v) except in the case of an acquisition by a Wholly-Owned Foreign Subsidiary of the Borrower, substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Acquired Business and its Subsidiaries taken as a whole, is in the United States, (vi) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (vii) the Borrower determines in good faith that Holdings and its Subsidiaries taken as a whole are not likely to assume or become liable for material increased contingent liabilities as a result of such proposed Permitted Acquisition, (viii) in the case of the acquisition of 100% of the capital stock or other Equity Interests of any Person, such Person shall own no capital stock or other Equity Interests of any other Person unless either (x) such Person owns 100% of the capital stock or other Equity Interests of such other Person or (y) if such Person owns capital stock or other Equity Interests in any other Person which is not a Wholly-Owned Subsidiary of such Person (a "Non-Wholly Owned Entity"),
     (1) such Person shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) any Non-Wholly Owned Entity of such Person shall have been non-wholly-owned prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof and (3) such Person and/or its Wholly-Owned Subsidiaries own 80% of the consolidated assets of such Person and its Subsidiaries, (ix) the aggregate amount of all cash paid (or to be paid) by Holdings or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price or other earnout obligations of Holdings and its Subsidiaries incurred in connection therewith (as determined in good faith by Holdings) (the "Cash Consideration"), when combined with the aggregate Cash Consideration paid or payable in connection with all other Permitted Acquisitions consummated during the twelve-month period prior to the date of the consummation of the proposed Permitted Acquisition, does not exceed
     (A) at any time during the period from the Effective Date through and including December 31, 2003, $50,000,000, (B) at any time during the period from January 1, 2004 through and including June 30, 2004,

     $75,000,000, and (C) at any time on and after July 1, 2004, $100,000,000,
     (x) calculations are made by the Borrower of compliance with the covenants contained in Sections 8.10, 8.11 and 8.12 for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a PRO FORMA Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Initial Borrowing Date, calculated as if the covenants contained in said Sections 8.10, 8.11 and 8.12 had been applicable from the first day of the Calculation Period); (xi) after giving effect to such Permitted Acquisition (but, for this purpose calculated as if the payment of all post-closing purchase price adjustments required (in the good faith determination of the Borrower) in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) and all capital expenditures (and the financing thereof) reasonably anticipated by the Borrower to be made in the business acquired pursuant to such Permitted Acquisition within the 90-day period (such period for any Permitted Acquisition, a "Post-Closing Period") following such Permitted Acquisition (and in the businesses acquired pursuant to all other Permitted Acquisitions with Post-Closing Periods ended during the Post-Closing Period of such Permitted Acquisition) were then being paid), the Total Unutilized Revolving Loan Commitment (less the amount of the Blocked Revolving Loan Commitment then in effect) shall equal or exceed $75,000,000; and (xii) the Borrower shall have delivered to the Administrative Agent on the date of the consummation of such proposed Permitted Acquisition, an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (xi), inclusive, and containing the calculations (A) required by the preceding clauses (viii), (ix), (x) and (xi) and (B) necessary to establish the Acquired EBITDA of the Acquired Business acquired pursuant to such Permitted Acquisition for the most recently ended 12-month period for which financial statements are available for such Acquired Business.

          (r) upon the termination of the Distribution Agreement or any other distribution agreement in effect as of the Effective Date between the Borrower and/or any of its Subsidiaries and Baxter and/or any of its Affiliates, the Borrower and/or any such Subsidiary may repurchase inventory having a value not to exceed $1,000,000 transferred to Baxter or any such Affiliate but not yet distributed at the time of such termination;

          (s) the Borrower may lease as lessor equipment, machinery or its Real Property to one or more Wholly-Owned U.S. Subsidiaries of the Borrower, so long as (x) such lease is for fair market value (determined in good faith by the Board of Directors or senior management of the Borrower) and (y) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so leased shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (t) any U.S. Subsidiary of the Borrower may transfer assets (other than accounts receivable and inventory) to the Borrower or to any other Wholly-Owned U.S. Subsidiary of the Borrower, so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (u) any Wholly-Owned U.S. Subsidiary of the Borrower may merge with and into the Borrower, so long as (i) the Borrower is the surviving corporation of such merger and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Wholly-Owned U.S. Subsidiary so merged shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger);

          (v) any U.S. Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any other Wholly-Owned U.S. Subsidiary of the Borrower, so long as (i) such Wholly-Owned U.S. Subsidiary of the Borrower is the surviving corporation of such merger, dissolution or liquidation and
     (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such U.S. Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (w) the Borrower and any of its Subsidiaries may sell, transfer or otherwise dispose of assets (including patents, trademarks, copyrights and know-how) in the ordinary course of business that, in the reasonable business judgment of the Borrower or such Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of its business; and

          (x) (A) the Borrower and any of its U.S. Subsidiaries may effect Seeded Instrument Sales in connection with its Vendor Financing Program and effect the other transactions contemplated by the definition of Vendor Financing Program and (B) Foreign Subsidiaries of the Borrower may effect Seeded Instrument Transactions in connection with the Alternate Vendor Financing Program, so long as (I) the aggregate outstanding amount of Capitalized Lease Obligations of such Foreign Subsidiaries under Seeded Instrument Transactions effected pursuant to this subclause (B) shall not exceed $150,000,000 at any time and (II) immediately after giving effect to the incurrence of any such Capitalized Lease Obligations, the Borrower shall have repaid Term Loans as, and to the extent, required by Section 4.02(A)(i); and

          (y) the Borrower and its Subsidiaries may sell or otherwise dispose of assets of foreign sales offices specified on Annex XVII (each of which offices generates gross revenue of less than $50,000,000 in each fiscal year of Holdings), so long as the aggregate sale proceeds for all assets subject to such sales pursuant to this clause (y) shall not exceed $5,000,000 in the aggregate after the Effective Date.

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To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold as permitted by this Section 8.02 (and such Collateral is permitted to be released from the Liens created by the respective Security Document), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

          8.03 LIENS. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers' warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the Security Documents;

          (d) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Annex VIII, without giving effect to any extensions or renewals thereof;

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices and (z) to secure performance obligations under an acquisition or similar agreement permitted to be entered into pursuant to Section 9.02, so long as the aggregate amount of earnest money or similar deposits at any time pursuant to this sub-clause (z) shall not exceed $5,000,000 in the aggregate;

          (g) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statements regarding any lease permitted by this Agreement;

          (j) any interest or title of a licensor, lessor or sublessor under any lease permitted by this Agreement;

          (k) Liens created pursuant to Capital Leases permitted pursuant to Sections 8.04(e) and (r);

          (l) Permitted Encumbrances;

          (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Effective Date, PROVIDED that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(e);

          (n) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, PROVIDED that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(k), (ii) the aggregate principal amount of Indebtedness secured by such Liens does not exceed (A) at any time during the period from the Effective Date through and including December 31, 2003, $25,000,000, (B) at any time during the period from January 1, 2004 through and including June 30, 2004, $37,500,000, and (C) at any time on and after July 1, 2004, $50,000,000, and (iii) such Liens do not attach to any other asset of the Borrower or any of its Subsidiaries;

          (o) Liens securing Indebtedness permitted pursuant to clause (x) of
     Section 8.04(i), so long as any such Lien attaches only to the assets of the respective Foreign

     Subsidiary which is the obligor under such Indebtedness and/or any Foreign Subsidiary of such Foreign Subsidiary;

          (p) statutory, common law and contractual landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

          (q) Liens in favor of customs and revenue authorities arising as a matter of law or regulation to secure the payment of customs duties in connection with the importation of goods and deposits made to secure statutory obligations in the form of excise taxes;

          (r) Liens on any interest of the Borrower or any of its Subsidiaries in the equipment, accounts receivable or other assets subject to the Vendor Financing Program; and

          (s) additional Liens incurred by the Borrower and its Subsidiaries, so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $25,000,000.

In connection with the granting of Liens by the Borrower or any of its Subsidiaries of the type described in preceding clauses (a) through (r), the Administrative Agent and the Collateral Agent shall be authorized, at the request of Holdings, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

          8.04 INDEBTEDNESS. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Scheduled Existing Indebtedness outstanding on the Effective Date and listed on Annex VII, without giving effect to any subsequent extension, renewal or refinancing thereof except as permitted pursuant to Section 8.06(l);

          (c) unsecured Indebtedness of the Borrower, Holdings and the Subsidiary Guarantors incurred under the Rollover Senior Subordinated Notes and the other Rollover Senior Subordinated Note Documents in an aggregate principal amount not to exceed $315,312,538 (as reduced by any repayments of principal thereof after the Initial Borrowing Date);

          (d) Indebtedness under Interest Rate Protection Agreements entered into by the Borrower or any of its Subsidiaries to protect against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement;

          (e) Capitalized Lease Obligations (excluding Capitalized Lease Obligations of Subsidiaries of the Borrower incurred in connection with Seeded Instrument

     Transactions) and Indebtedness of the Borrower and its Subsidiaries incurred pursuant to purchase money Liens, PROVIDED, that (x) all such Capitalized Lease Obligations are permitted under Section 8.09 and (y) the sum of (i) the aggregate Capitalized Lease Obligations outstanding at any time pursuant to this clause (e), shall not exceed the sum of (A) $25,000,000 PLUS (B) on each January 1 (commencing January 1, 2004), $15,000,000;

          (f) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.06(g);

          (g) Indebtedness of Holdings under the Shareholder Subordinated Notes;

          (h) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations, so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are BONA FIDE hedging activities;

          (i) Indebtedness (x) of Foreign Subsidiaries under lines of credit extended by third Persons to any such Foreign Subsidiary the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital and/or general corporate purposes, PROVIDED that (I) the aggregate principal amount of all such Indebtedness outstanding at any time for all Foreign Subsidiaries under all such lines shall not exceed $75,000,000 (the "Foreign Subsidiary Line of Credit") and (II) the aggregate amount of credit available under all such lines shall not exceed $75,000,000 at any time and (y) consisting of guaranties by the Borrower of any such Foreign Subsidiary Line of Credit (including, without limitation, letters of credit issued for the account of the Borrower and its Subsidiaries and in favor of lenders in respect of any such Foreign Subsidiary Line of Credit);

          (j) Indebtedness of Foreign Subsidiaries owing to the Borrower and its U.S. Subsidiaries as a result of any investment made pursuant to Section 8.06(o);

          (k) Indebtedness incurred to finance a Permitted Acquisition, Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition or Indebtedness assumed by the Borrower or any Wholly-Owned Subsidiary pursuant to a Permitted Acquisition as a result of a merger or consolidation or the acquisition of an asset securing such Indebtedness (collectively, "Permitted Acquired Debt"), PROVIDED that the aggregate principal amount of all Permitted Acquired Debt at any time outstanding shall not exceed (A) at any time during the period from the Effective Date through and including December 31, 2003, $25,000,000, (B) at any time during the period from January 1, 2004 through and including June 30, 2004, $37,500,000, and (C) at any time on and after July 1, 2004, $50,000,000;

          (l) additional Indebtedness consisting of unsecured guarantees (x) by the Borrower of lease and other contractual obligations (which guaranteed obligations do not themselves constitute Indebtedness) permitted to be incurred by Wholly-Owned U.S.

     Subsidiaries of the Borrower, (y) by the U.S. Subsidiaries of the Borrower of lease and other contractual obligations (which guaranteed obligations do not themselves constitute Indebtedness) permitted to be incurred by the Borrower or other Wholly-Owned U.S. Subsidiaries of the Borrower and (z) by Foreign Subsidiaries of the Borrower of lease and other contractual obligations (which guaranteed obligations do not themselves constitute Indebtedness) permitted to be incurred by other Wholly-Owned Foreign Subsidiaries of the Borrower;

          (m) Indebtedness consisting of a guaranty by the Borrower of the severance obligations of Dade Diagnostika GmbH, a German Subsidiary of the Borrower, as required by the German Workers' Council;

          (n) Indebtedness of the Borrower or any of its Subsidiaries arising in the ordinary course of business of the Borrower or such Subsidiary and owing to a financial institution providing netting services to the Borrower and its Subsidiaries, PROVIDED that (i) such Indebtedness was incurred in respect of the provision of such netting services with respect to intercompany Indebtedness permitted to be made pursuant to this Agreement and (ii) such Indebtedness does not remain outstanding for more than three days from the date of its incurrence;

          (o) Indebtedness of the Borrower or any of its Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;

          (p) Indebtedness of the Borrower or any of its Subsidiaries consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

          (q) Indebtedness of Holdings incurred under Permitted Holdings PIK Securities, PROVIDED that (i) the aggregate outstanding principal amount of Permitted Holdings PIK Securities constituting Indebtedness shall not exceed at any time $100,000,000 PLUS the amount of interest on such Permitted Holdings PIK Securities paid in kind or through accretion and
     (ii) any such Permitted Holdings PIK Securities shall be issued solely as consideration for, or in circumstances where the full amount of the proceeds of such Permitted Holdings PIK Securities are used to finance, a Permitted Acquisition;

          (r) Capitalized Lease Obligations of Foreign Subsidiaries of the Borrower incurred in connection with Seeded Instrument Transactions effected pursuant to the Alternate Vendor Financing Program, so long as (i) the aggregate outstanding amount Capitalized Lease Obligations of such Foreign Subsidiaries incurred pursuant to this clause (r) shall not exceed $150,000,000 at any time and (ii) immediately after giving effect to the incurrence of any such Capitalized Lease Obligation, the Borrower shall have repaid Term Loans as, and to the extent, required by Section 4.02(A)(i); and

          (s) additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder (excluding, however, Capitalized Lease Obligations of Subsidiaries of the Borrower incurred in connection with Seeded Instrument Transactions) not exceeding $50,000,000 in aggregate principal amount at any time outstanding.

          8.05 DESIGNATED SENIOR DEBT. Holdings will not, and will not permit any of its Subsidiaries to (i) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for purposes of, and as defined in, the Rollover Senior Subordinated Note Indenture or (ii) designate any documents with respect to any Indebtedness (other than this Agreement) as the "Bank Credit Agreement" as defined in the Rollover Senior Subordinated Note Indenture for purposes of the receipt of notices by the Administrative Agent and delivery of blockage notices pursuant to the subordination provisions of the Rollover Senior Subordinated Note Documents.

          8.06 ADVANCES, INVESTMENTS AND LOANS. Holdings will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (any of the foregoing, an "Investment"), except:

          (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents;

          (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

          (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements entered into in compliance with Section 8.04(d) shall be permitted;

          (e) (i) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Holdings Common Stock, so long as no cash is paid by Holdings or any of its Subsidiaries in connection with the acquisition of any such obligations and (ii) Holdings and its Subsidiaries may pay Dividends to the extent permitted under
     Section 8.07;

          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

          (g) the Borrower may make (and/or permit to remain outstanding) intercompany loans and advances to any of its Wholly-Owned Subsidiaries and any Subsidiary of the Borrower may make (and/or permit to remain outstanding) intercompany loans and advances to the Borrower or any other Wholly-Owned Subsidiary of the Borrower (collectively, "Intercompany Loans"), PROVIDED, that (v) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made pursuant to (and/or outstanding in reliance on) this clause (g) by the Borrower and its U.S. Subsidiaries to Foreign Subsidiaries, when added to the amount of contributions, capitalizations and forgiveness theretofore made pursuant to (and/or outstanding in reliance on) Section 8.06(m), exceed $440,000,000 (determined without regard to any write-downs or write-offs of such loans and advances), (w) no Intercompany Loans may be made by the Borrower or any of its U.S. Subsidiaries to any Foreign Subsidiary of the Borrower at any time an Event of Default is then in existence, (x) each Intercompany Loan shall be evidenced by an Intercompany Note, (y) each Intercompany Note evidencing an Intercompany Loan made by a Foreign Subsidiary of the Borrower to the Borrower or a U.S. Subsidiary of the Borrower shall contain the subordination provisions set forth on Exhibit J, and (z) each such Intercompany Note (other than Intercompany Notes held by Foreign Subsidiaries of the Borrower) shall be pledged to the Collateral Agent pursuant to the relevant Pledge Agreement;

          (h) loans and advances by the Borrower and its Subsidiaries to employees of Holdings and its Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted, so long as the aggregate outstanding principal amount of all such loans and advances does not exceed $5,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

          (i) Holdings may make equity contributions to the capital of the Borrower;

          (j) Foreign Subsidiaries may invest in Foreign Cash Equivalents;

          (k) Other Hedging Agreements may be entered into in compliance with
     Section 8.04(h);

          (l) advances, loans and investments (excluding, however, for avoidance of doubt, Existing Intercompany Debt) in existence on the Initial Borrowing Date and listed on Annex XI shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Initial Borrowing
     Date);

          (m) the Borrower and its U.S. Subsidiaries may make cash capital contributions to Wholly-Owned Foreign Subsidiaries, and may capitalize or forgive any Indebtedness owed to them by a Wholly-Owned Foreign Subsidiary and outstanding under clause (g) of this Section 8.06, PROVIDED that (i) the aggregate amount of such contributions, capitalizations and forgiveness on and after the Initial Borrowing Date, when added to the aggregate outstanding principal amount of Intercompany Loans owing to Wholly-Owned Foreign Subsidiaries under such clause (g) (determined without regard to any write-downs or write-offs thereof) shall not exceed an amount equal to $440,000,000 at any time, (ii) the Borrower and its U.S. Subsidiaries may only make capital contributions to, and capitalize or forgive any Indebtedness owed to them by, a Wholly-Owned Foreign Subsidiary pursuant to this clause (m) to the extent (A) required to comply with any thin capitalization rules or statutory solvency requirements applicable to such Wholly-Owned

     Foreign Subsidiary or (B) that the making of Intercompany Loans to such Wholly-Owned Foreign Subsidiary would have adverse tax consequences to the Person making the same, and (iii) no such contributions, capitalizations or forgivenesses may be made by the Borrower or any of its U.S. Subsidiaries to a Wholly-Owned Foreign Subsidiary at any time that an Event of Default is then in existence;

          (n) Permitted Acquisitions shall be permitted;

          (o) the Borrower and its Subsidiaries may make Investments in their respective Subsidiaries in connection with the transfers of those assets permitted to be transferred pursuant to Sections 8.02(g), (h) and (i), PROVIDED that any such Investment which gives rise to an intercompany debt obligation (including as a result of a conversion any investment initially made as an equity investment) owing to the Borrower or such Subsidiary shall be subject to the requirements of clauses (x), (y) and (z) of the proviso appearing in Section 8.06(g) above as if same were an Intercompany Loan;

          (p) the Borrower and its U.S. Subsidiaries may make and hold investments in their respective Foreign Subsidiaries to the extent that such investments arise from the sale of inventory in the ordinary course of business by the Borrower or such U.S. Subsidiary to such Foreign Subsidiaries for resale by such Foreign Subsidiaries (including any such investments resulting from the extension of the payment terms with respect to such sales);

          (q) the Borrower and its Subsidiaries may hold additional investments in their respective Subsidiaries to the extent that such investments reflect an increase in the value of such Subsidiaries;

          (r) the Borrower and its Subsidiaries may capitalize one or more foreign sales corporations created in accordance with Section 8.15 with cash contributions in an aggregate amount not to exceed $200,000 for all such foreign sales corporations made on and after the Effective Date;

          (s) the Borrower and its Subsidiaries may make transfers of assets to their respective Subsidiaries in accordance with Section 8.02(j),(k), (l),
     (m) and (t);

          (t) the Borrower and its Subsidiaries may acquire and hold debt and/or equity securities as consideration for a sale of assets pursuant to Section 8.02(o) or (p); and

          (u) in addition to Investments permitted above, so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make (i) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this sub-clause (i) that are at that time outstanding, not to exceed $50,000,000 at the time of such Investment (with the fair market value of each Investment being measured for purposes of this clause (u) at the time made and without giving effect to any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment) and (ii) additional Investments to or in a Person, so long as (x) the aggregate fair market value of any such Investment (at the time of the making thereof) does not exceed the Excess

     Proceeds Amount at the time of such Investment and (y) the aggregate fair market value of additional Investments (determined at the time of the making thereof) made during any fiscal year of Holdings in reliance on this subclause (ii) does not exceed $25,000,000; PROVIDED that neither the Borrower nor any of its Subsidiaries may make any investment in Margin Stock except as provided in this Agreement.

          8.07 DIVIDENDS, ETC. Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock or comparable common equity interests of Holdings or any such Subsidiary, as the case may be) or return any capital to, its stockholders, partners, members or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners, members or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock or similar appreciation rights in respect of any of such shares or other Equity Interests), or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other Equity Interests of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock or similar appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing "Dividends"), except that:

          (i) (x) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

          (ii) (a) Holdings may redeem or purchase shares of Holdings Common Stock or other Equity Interests of Holdings held by former employees of Holdings or any of its Subsidiaries following the termination of their employment, PROVIDED that (x) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (y) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases PLUS
     (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $5,000,000 in any fiscal year of Holdings, and (z) at the time of any cash payment permitted to be made pursuant to this Section 8.07(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom, PROVIDED FURTHER, that notwithstanding the foregoing provisions of this Section 8.07(ii) (but subject to preceding clause (z)), Holdings may redeem or repurchase additional shares of Holdings Common Stock or other Equity Interests of Holdings owned by former employees of Holdings or any of its Subsidiaries upon the termination of their employment in an amount equal to the proceeds received by Holdings after the Effective Date from the sale or issuance of

     Holdings Common Stock to management of Holdings and/or any of its Subsidiaries; and (b) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as Holdings promptly uses such proceeds for the purposes described in clause (ii)(a) of this Section 8.07;

          (iii) the Borrower may pay cash Dividends to Holdings, so long as the proceeds thereof are promptly used by Holdings to (x) pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses and (y) pay salaries or other compensation of employees who perform services for Holdings and the Borrower, PROVIDED that the aggregate amount of cash Dividends paid pursuant to this clause (iii) shall not exceed $5,000,000 during any fiscal year of Holdings;

          (iv) the Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, PROVIDED that (x) the amount of cash Dividends paid pursuant to this clause (iv) to enable Holdings to pay federal income taxes at any time shall not exceed the lesser of (A) the amount of such federal income taxes owing by Holdings at such time for the respective period and (B) the amount of such federal income taxes that would be owing by the Borrower and its Subsidiaries on a consolidated basis for such period if determined without regard to Holdings' ownership of the Borrower and (y) any refunds shall promptly be returned by Holdings to the Borrower;

          (v) Holdings may pay regularly scheduled Dividends on the Permitted Holdings PIK Securities (to the extent issued as preferred stock) pursuant to the terms thereof solely through the issuance of additional shares of such Permitted Holdings PIK Securities, PROVIDED that in lieu of issuing additional shares of such Permitted Holdings PIK Securities as Dividends, Holdings may increase the liquidation preference of the shares of Permitted Holdings PIK Securities in respect of which such Dividends have accrued; and

          (vi) the Transaction shall be permitted.

          8.08 TRANSACTIONS WITH AFFILIATES. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED, that the following shall in any event be permitted: (i) the Transaction; (ii) Holdings and the Borrower and its U.S. Subsidiaries may make any payments required under the Holdings Tax Allocation Agreement; and (iii) the transactions contemplated by the documents governing the Vendor Financing Program.

          8.09 CAPITAL EXPENDITURES. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (i) during the period from the Initial Borrowing Date through and including December 31, 2002, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $40,000,000 and (ii) during any fiscal year of Holdings set forth below, the Borrower and its Subsidiaries may make Capital Expenditures, so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal year set forth below the sum of (x) the amount set forth opposite such fiscal year below PLUS (y) for each Acquired Business acquired after the Effective Date and prior to the first day of the respective fiscal year set forth below, 50% of the Acquired EBITDA of such Acquired Business for the trailing twelve months of such Acquired Business immediately preceding its acquisition for which financial statements have been made available to the Borrower and the Lenders PLUS (z) for each Acquired Business acquired during the respective fiscal year, the amount for such Acquired Business specified in preceding clause (y) MULTIPLIED by a percentage, the numerator of which is the number of days in the fiscal year after the date of the respective acquisition and the denominator of which is 365 or 366, as the case may be:



                  FISCAL YEAR ENDING                          AMOUNT
                  ------------------                          ------
                  December 31, 2003                          $110,000,000
                  December 31, 2004                          $110,000,000
                  December 31, 2005                          $110,000,000
                  December 31, 2006                          $108,000,000
                  December 31, 2007                          $111,000,000
                  December 31, 2008                          $110,000,000


          (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of Holdings (or during the period set forth in clause (a)(i) above) (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year (or such period, as the case may be), such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, PROVIDED that in no event shall the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal year pursuant to Section 8.09(a) and this Section 8.09(b) exceed 150% of the amount permitted to be made during such fiscal year under Section 8.09(a) (without giving effect to this Section 8.09(b)).

          (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by Holdings or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within the time periods specified in
Section 4.02(A)(g) for the utilization of such insurance proceeds, but only to the extent that such insurance proceeds are not otherwise required to be applied as a mandatory repayment and/or commitment reduction pursuant to Section 3.03(d) or 4.02(A)(g).

          (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Proceeds received by Holdings or any of its Subsidiaries from any Asset Sale, so long as such Net Proceeds are reinvested within the time periods specified in Section 4.02(A)(g) for the utilization of such Net Proceeds, but only to the extent that such Net Proceeds are not otherwise required to be applied as a mandatory repayment and/or commitment reduction pursuant to Section 3.03(d) or 4.02(A)(c).

          (e) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures at any time in an aggregate amount equal to the Excess Proceeds Amount at such time (which Capital Expenditures will not be included in any determination under the foregoing clause (a)), PROVIDED that in no event shall the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal year of Holdings in reliance on this clause (e) exceed $50,000,000.

          (f) Notwithstanding the foregoing, Foreign Subsidiaries of the Borrower may incur Capitalized Lease Obligations under and in connection with the Alternate Vendor Financing Program in an aggregate outstanding amount not to exceed $150,000,000 at any time (which Capitalized Lease Obligations will not be included in any determination under the foregoing clause (a)).

          (g) In addition to the foregoing, the Borrower and its Wholly-Owned Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 8.09(a)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 8.02(q).

          8.10 CONSOLIDATED INTEREST COVERAGE RATIO. Holdings will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:


                            Date                                               Ratio
                            ----                                               -----
                 December 31, 2002                                            2.50:1.0
                 March 31, 2003                                               2.50:1.0
                 June 30, 2003                                                2.50:1.0
                 September 30, 2003                                           2.50:1.0
                 December 31, 2003                                            2.50:1.0
                 March 31, 2004                                               2.50:1.0
                 June 30,2004                                                 2.50:1.0
                 September 30, 2004                                           2.75:1.0
                 December 31, 2004                                            2.75:1.0
                 March 31, 2005                                               3.00:1.0
                 June 30, 2005                                                3.00:1.0
                 September 30, 2005                                           3.25:1.0
                 December 31, 2005                                            3.25:1.0
                 March 31, 2006                                               3.25:1.0
                 June 30, 2006                                                3.25:1.0
                 September 30, 2006                                           3.50:1.0
                 December 31, 2006                                            3.50:1.0
                 March 31, 2007                                               3.50:1.0
                 June 20, 2007                                                3.50:1.0
                 September 30, 2007                                           3.75:1.0


                            Date                                               Ratio
                            ----                                               -----
                 December 31, 2007                                            3.75:1.0
                 March 31, 2008                                               4.00:1.0
                 June 30, 2008                                                4.25:1.0
                 September 30, 2008                                           4.50:1.0
                 December 31, 2008                                            5.00:1.0


For purposes of making determinations of compliance with this Section 8.10 pursuant to Section 8.02(q) only, the Consolidated Interest Coverage Ratio shall be calculated on a PRO FORMA Basis.

          8.11 LEVERAGE RATIO. Holdings will not permit the Leverage Ratio at any time during a fiscal quarter set forth below to be more than the ratio set forth opposite such fiscal quarter:



                   Fiscal Quarter Ending                                   Ratio
                   ---------------------                                   -----
                 December 31, 2002                                       4.25:1.0
                 March 31, 2003                                          4.25:1.0
                 June 30, 2003                                           4.25:1.0
                 September 30, 2003                                      4.25:1.0
                 December 31, 2003                                       4.00:1.0
                 March 31, 2004                                          4.00:1.0
                 June 30, 2004                                           4.00:1.0
                 September 30, 2004                                      4.00:1.0
                 December 31, 2004                                       3.50:1.0
                 March 31, 2005                                          3.50:1.0
                 June 30, 2005                                           3.50:1.0
                 September 30, 2005                                      3.50:1.0
                 December 31, 2005                                       3.00:1.00
                 March 31, 2006                                          3.00:1.00
                 June 30, 2006                                           3.00:1.00
                 September 30, 2006                                      3.00:1.00
                 December 31, 2006                                       2.75:1.0
                 March 31, 2007                                          2.75:1.0
                 June 30, 2007                                           2.75:1.0
                 September 30, 2007                                      2.75:1.0
                 December 31, 2007                                       2.50:1.0
                 March 31, 2008                                          2.50:1.0
                 June 30, 2008                                           2.50:1.0
                 September 30, 2008                                      2.50:1.0
                 December 31, 2008                                       2.50:1.0


All determinations of the Leverage Ratio for purposes of this Section 8.11 shall include Consolidated EBITDA as calculated on a PRO FORMA Basis to give effect to all Permitted Acquisitions, if any, effected during (but not after) the respective Test Period for which

Consolidated EBITDA is being determined; PROVIDED that for purposes of making determinations of compliance with this Section 8.11 pursuant to Section 8.02(q), the Leverage Ratio shall be calculated on a PRO FORMA Basis as otherwise required by the definition of Pro Forma Basis contained herein.

          8.12 MINIMUM CONSOLIDATED EBITDA. HOLDINGS WILL NOT PERMIT CONSOLIDATED EBITDA FOR ANY TEST PERIOD ENDING ON THE LAST DAY OF A FISCAL QUARTER OF HOLDINGS SET FORTH BELOW TO BE LESS THAN THE RESPECTIVE AMOUNT SET FORTH OPPOSITE SUCH FISCAL QUARTER BELOW:



                  Fiscal Quarter Ending                                      Amount
                  ---------------------                                      ------
                  December 31, 2002                                       $185,000,000
                  March 31, 2003                                          $190,000,000
                  June 30, 2003                                           $190,000,000
                  September 30, 2003                                      $200,000,000
                  December 31, 2003                                       $200,000,000
                  March 31, 2004                                          $200,000,000
                  June 30, 2004                                           $200,000,000
                  September 30, 2004                                      $205,000,000
                  December 31, 2004                                       $215,000,000
                  March 31, 2005                                          $220,000,000
                  June 30, 2005                                           $225,000,000
                  September 30, 2005                                      $230,000,000
                  December 31, 2005                                       $240,000,000
                  March 31, 2006                                          $240,000,000
                  June 30, 2006                                           $245,000,000
                  September 30, 2006                                      $245,000,000
                  December 31, 2006                                       $250,000,000
                  March 31, 2007                                          $250,000,000
                  June 30, 2007                                           $255,000,000
                  September 30, 2007                                      $255,000,000
                  December 31, 2007                                       $260,000,000
                  March 31, 2008                                          $270,000,000
                  June 30, 2008                                           $280,000,000
                  September 30, 2008                                      $285,000,000
                  December 31, 2008                                       $300,000,000


          From and after the consummation of any Permitted Acquisition, each of the amounts set forth above in this Section 8.12 from and after such time shall be increased by an amount (if positive) equal to 75% of the Acquired EBITDA of the respective Acquired Business acquired in each such Permitted Acquisition for the most recently ended 12-month period for which financial statements are available for such Acquired Business prior to the date of such acquisition (as certified in the respective officer's certificate delivered pursuant to clause
(xii) of Section 8.02(q)). Notwithstanding anything to the contrary contained in this Agreement, all determinations of Consolidated EBITDA for purposes of this
Section 8.12 shall be calculated on a PRO FORMA Basis to give effect to all Permitted Acquisitions, if any, actually effected during (but not after) the respective Test Period for which Consolidated EBITDA is being determined;

PROVIDED that for purposes of making determinations of compliance with the
Section 8.12 pursuant to Section 8.02(q), determinations of Consolidated EBITDA shall be calculated on a PRO FORMA Basis as otherwise required pursuant to the definition of PRO FORMA Basis.

          8.13 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ISSUANCE OF CAPITAL STOCK; ETC. Holdings will not, and will not permit any of its Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Rollover Senior Subordinated Note or any Permitted Holdings PIK Security; PROVIDED, that to the extent that the Leverage Ratio does not exceed 2.5:1.0 on a Pro Forma Basis after giving effect to the application described in this proviso and no Default or Event of Default exists or would result therefrom, the portion of the net cash proceeds from any sale or issuance of Equity Interests of, or cash contributions to, Holdings not required to be applied to repay Term Loans pursuant to Section 4.02(A)(d) may be used to make voluntary redemptions of outstanding Rollover Senior Subordinated Notes under the "equity clawback" provisions contained in Section 6(b) of the Rollover Senior Subordinated Notes;

          (ii) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 8.07(ii);

          (iii) amend or modify, or permit the amendment or modification of, (x) any provision of any Rollover Senior Subordinated Note Document, or (y) in any way adverse to the interests of the Lenders, any provision of any Reorganization Document or any Shareholder Subordinated Note;

          (iv) amend, modify or change in any way adverse to the interests of the Lenders, any Management Agreement, the terms of any Tax Allocation Agreement, the Tax Indemnity Letter, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock or other Equity Interests (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock or other Equity Interests which would be adverse to the interests of the Lenders;

          (v) amend or modify, or permit the amendment or modification of, any provision of any Permitted Holdings PIK Security in any manner inconsistent with the definition of Permitted Holdings PIK Security; or

          (vi) issue any Equity Interests other than (x) in the case of the Borrower and its Subsidiaries, non-redeemable common stock or equivalent common Equity Interests and (y) in the case of Holdings, (1) the issuance of Holdings Common Stock or Permitted Holdings PIK Securities and (2) options, warrants and/or rights to purchase Holdings

     Common Stock, in each case where, after giving effect to such issuance, no Event of Default will exist under Section 9.10 and to the extent the proceeds thereof are applied in accordance with (and to the extent required by) Sections 4.02(A)(d) and 7.16.

          8.14 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or other Equity Interests or any participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings,
(b) make loans or advances to Holdings or any of Holdings' Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of Holdings' Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) restrictions applicable to any Joint Venture that is a Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 8.06(u) or a Permitted Acquisition effected in accordance with Section 8.02(q), PROVIDED that the restrictions applicable to the respective Joint Venture are not made worse, or more burdensome, from the perspective of the Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition, (vi) the Rollover Senior Subordinated Note Documents, (vii) customary provisions restricting the transfer of assets subject to Liens permitted under Sections 8.03(k) and (m), (viii) any document or instrument evidencing Foreign Subsidiary Line of Credit so long as such encumbrance or restriction only applies to the Foreign Subsidiary incurring such Indebtedness, and (ix) the transactions contemplated by the documents governing the Vendor Financing Program and/or the Alternate Vendor Financing Program.

          8.15 LIMITATION ON THE CREATION OF SUBSIDIARIES. (a) Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary (other than Joint Ventures permitted to be established in accordance with the requirements of Section 8.06(u)); PROVIDED that, (a) the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create (x) Subsidiaries as a result of investments made pursuant to
Section 8.06(r) and (y) Wholly-Owned Subsidiaries so long as (i) at least 30 days' prior written notice thereof (or such lesser notice as is acceptable to the Administrative Agent) is given to the Administrative Agent, (ii) the Equity Interests of such new Subsidiary are pledged pursuant to, and to the extent required by, this Agreement and the applicable Pledge Agreements and, if such Equity Interests constitute certificated Equity Interests, the certificates representing such Equity Interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (iii) such new Subsidiary (other than a Foreign Subsidiary, except to the extent otherwise required pursuant to Section 7.15) executes a counterpart of the Subsidiary Guaranty, the U.S. Pledge Agreement and the Security Agreement (or in the case of a Foreign Subsidiary, such other forms of credit documents required by Section 7.15), and (iv) to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 7.11, and (b) Subsidiaries may be acquired pursuant to

Permitted Acquisitions so long as, in each such case (i) with respect to each Wholly-Owned Subsidiary acquired pursuant to a Permitted Acquisition, the actions specified in the applicable subclauses of preceding clause (a) shall be taken and (ii) with respect to each Subsidiary which is not a Wholly-Owned Subsidiary and is acquired pursuant to a Permitted Acquisition, all capital stock or other Equity Interests thereof owned by any Credit Party shall be pledged pursuant to, and to the extent required by, this Agreement and the applicable Pledge Agreements. In addition, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5A as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date.

          (b) Holdings will not, nor will Holdings permit any of its Subsidiaries to, enter into any Joint Venture; PROVIDED that the Borrower and its Subsidiaries may enter into a Joint Venture (and make Investments therein) to the extent permitted pursuant to Section 8.06(u), so long as all Equity Interests of such Joint Venture shall be pledged by any Credit Party which owns same pursuant to, and to the extent required by, the applicable Pledge Agreements.

          SECTION 9. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

          9.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          9.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by Holdings, the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.10, 7.11, 7.13, 7.14, 7.16, 7.17 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

          9.04 DEFAULT UNDER OTHER AGREEMENTS. (a) Holdings or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the

Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; PROVIDED, that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $20,000,000 at any one time; or

          9.05 BANKRUPTCY, ETC. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, a Reportable Event shall have occurred (other than a Reportable Event related to the filing of a petition under Chapter 11 of the Bankruptcy Code on or about August 1, 2002), a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsections ..62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability which exceeds that set forth on Annex XVI, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of
the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in

Section 3(2) of ERISA) or Foreign Pension Plans or a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability which arises from such event or events, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have a Material Adverse Effect; or

          9.07 SECURITY DOCUMENTS. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          9.08 GUARANTIES. The Guaranties or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          9.09 JUDGMENTS. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability (not paid or not fully covered by insurance) in excess of $20,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          9.10 OWNERSHIP. A Change of Control Event shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED, that if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment (or the unutilized portion thereof) terminated, whereupon the Commitment of each Lender (or the unutilized portion thereof) shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

          SECTION 10. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "A-1 Term Loan" shall have the meaning provided in Section 1.01(A)(a).

          "A-1 Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "A-1 Term Loan Commitment," as the same may be reduced or terminated pursuant to Section 3.03 and/or 9 or otherwise modified pursuant to
Section 1.13 and/or 12.04(b).

          "A-1 Term Loan Facility" shall mean the Facility evidenced by the Total A-1 Term Loan Commitment.

          "A-1 Term Loan Maturity Date" shall mean October 3, 2008.

          "A-1 Term Note" shall have the meaning provided in Section 1.05(a).

          "A-1 TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Principal Amount of all A-1 Term Loans outstanding at such time and the denominator of which is equal to the aggregate Principal Amount of all Term Loans outstanding at such time.

          "A-2 Term Loan" shall have the meaning provided in Section 1.01(A)(b).

          "A-2 Term Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "A-2 Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or 9 or otherwise modified pursuant to Section 1.13 and/or 12.04(b).

          "A-2 Term Loan Facility" shall mean the Facility evidenced by the Total A-2 Term Loan Commitment.

          "A-2 Term Loan Maturity Date" shall mean October 3, 2008.

          "A-2 Term Note" shall have the meaning provided in Section 1.05(a).

          "A-2 TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Principal Amount of all A-2 Term Loans outstanding at such time and the denominator of which is equal to the aggregate Principal Amount of all Term Loans outstanding at such time.

          "Acquired Business" shall mean any Person, assets or business division or product line acquired pursuant to a Permitted Acquisition.

          "Acquired EBITDA" shall mean, for any Acquired Business for any period, the Consolidated EBITDA as determined for such Acquired Business on a basis substantially the same (with necessary reference changes) as provided in the definition of Consolidated EBITDA contained herein, except that (i) all references therein and in the component definitions used in determining Consolidated EBITDA to "Holdings and its Subsidiaries" shall be deemed to be references to the respective Acquired Business and (ii) the adjustments contained in subclause (iii) of the definition of Consolidated EBITDA shall not be made. All calculations of Acquired EBITDA shall be made on a Pro Forma Basis (for such purpose treating each reference to "Consolidated EBITDA" contained in the definition of Pro Forma Basis as if it were a reference to "Acquired EBITDA".

          "Additional Security Documents" shall have the meaning provided in
Section 7.11.

          "Administrative Agent" shall mean DBAG and shall include any successor to the Administrative Agent appointed pursuant to Section 11.10.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such other Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agents" shall mean the Administrative Agent and the Syndication Agents; PROVIDED that for purposes of Section 11 and Section 12.01, the term "Agent" shall include the Lead Arranger.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended, restated and/or supplemented.

          "Alternate Vendor Financing Program" shall mean any arrangement or agreement between one or more Foreign Subsidiaries of the Borrower and a financial institution pursuant to which such Foreign Subsidiary effects Seeded Instrument Transactions with such financial institution and third party customers of such Foreign Subsidiary.

          "Applicable Commitment Fee Percentage" shall mean, for any day, (i) in the event the Total Unutilized Revolving Loan Commitment in effect on such day is greater than or equal to 66% of the Total Revolving Loan Commitment as in effect on such day, 0.750%, (ii) in the event the Total Unutilized Revolving Loan Commitment in effect on such day is (x) greater than or equal to 33% of the Total Revolving Loan Commitment as in effect on such day and (y) less than 66% of the Total Revolving Loan Commitment as in effect on such day, 0.625%, and (iii) in the event the Total Unutilized Revolving Loan Commitment in effect on such day is less than 33% of the Total Revolving Loan Commitment as in effect on such day, 0.500%. For purposes of this definition, the Total Unutilized Revolving Loan Commitment and Total Revolving Loan Commitment as in effect on any day shall be determined as at 4:00 P.M. (New York time) on such day.

          "Applicable Credit Rating Level" shall mean at any time, Rating Level 1 or Rating Level 2, as in effect at such time.

          "Applicable Margin" shall mean, with respect to each Loan, on any day during a period set forth below, a percentage per annum determined on the basis of the Applicable Credit Rating Level in effect on such day, as set forth below:



----------------------------------------------------------------------------------------------------------
                                                        Applicable Margins
                         ---------------------------------------------------------------------------------
   Applicable Credit
     Rating Level                Term Loans              Revolving Loans            Swingline Loans
------------------------ --------------------------- ------------------------- ---------------------------
                         Euro Rate      Base Rate    Euro Rate     Base Rate   Euro Rate      Base Rate
------------------------ -------------- ------------ ------------- ----------- -------------- ------------
Rating Level 1              4.00%          3.00%         3.75%        2.75%       4.25%          2.75%
------------------------ -------------- ------------ ------------- ----------- -------------- ------------
Rating Level 2              4.25%          3.25%         4.00%        3.00%       4.50%          3.00%
----------------------------------------------------------------------------------------------------------


     Any change in the Applicable Margins as a result of a change in the Applicable Credit Rating Level shall be effective for purposes of this definition on the day immediately following such change. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margins shall be based on Rating Level 2 at all times during which there shall exist any Default or Event of Default.

          "Approved Currency" shall mean each of U.S. Dollars and Euros.

          "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other Equity Interests of another Person) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) sales of assets pursuant to Section 8.02(a), (d), (e), (f), (j), (n), (p), (w), (x) and (y).

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Authorized Officer" shall mean the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Controller, Vice President or Secretary or any other senior officer of Holdings or the Borrower designated as such in writing to the Administrative Agent by Holdings or the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

          "Available Revolving Loan Commitment" of any RL Lender at any time shall mean its RL Percentage of the Total Available Revolving Loan Commitment at such time.

          "AVFP Debt Threshold Amount" shall mean $0 initially; PROVIDED that on each date upon which a mandatory commitment reduction or mandatory repayment is required pursuant to Section 3.03(d) or 4.02(A)(i) as a result of the incurrence of Capitalized Lease Obligations in excess of the AVFP Debt Threshold Amount as theretofore in effect, the AVFP Debt Threshold Amount shall be increased (on the date of, and after giving effect to, the respective mandatory commitment reduction or repayment) by an amount equal to the product of (x) the aggregate amount of the mandatory repayment and/or commitment reduction required on such date pursuant to Section 3.03(d) and/or 4.02(A)(i), as applicable, MULTIPLIED BY
(y) 2.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Bankruptcy Court" shall mean the applicable United States Bankruptcy Court having jurisdiction over the Plan of Reorganization and the Disclosure Statement.

          "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (y) the Prime Lending Rate.

          "Base Rate Loan" shall mean each U.S. Dollar Denominated Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Blocked Revolving Loan Commitment" shall mean, at any time, the remainder of (x) the aggregate outstanding principal amount of lines of credit extended by third Persons to any Foreign Subsidiary pursuant to Section 8.04(i) (for such purpose taking the U.S. Dollar Equivalent (determined in accordance with the requirements of Section 12.07(d) as if such outstanding principal amounts were Euro Denominated Loans for purposes of such Section) of such principal amount at such time) LESS (y) $35,000,000.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Lenders having Commitments with respect to such Facility on a PRO RATA basis (or from DBAG, in the case of Swingline Loans) on a given date (or resulting from conversions on a given date), having in the case of Euro Rate Loans the same Interest Period; PROVIDED, that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other govern-mental actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Euro Rate Loans or any Euro Denominated Letters of Credit, any day which is a Business Day described in clause (i) and which is also (A) a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or New York City and (B) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

          "Calculation Period" shall have the meaning provided in Section
8.02(q).

          "Capital Expenditures" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, all such expenditures relating to instruments leased to, rented to, or otherwise seeded to, customers and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of Holdings or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Consideration" shall have the meaning provided in Section
8.02(q).

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank or Lender, an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Change of Control Event" shall mean (a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock, (b) any Person or "group" (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as in effect on the date hereof) shall (i) prior to a Qualified Offering, have acquired beneficial ownership of more than 50% on a fully diluted basis of the economic and voting interest in Holdings' capital stock, (ii) after a Qualified Offering, have acquired beneficial ownership of 30% or more on a fully diluted basis of the economic and voting interest in Holdings' capital stock or (iii) at any time, have obtained the power (whether or not exercised) to elect a majority of Holdings' directors, (c) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (d) any "Change of Control" as such term is defined in the Rollover Senior Subordinated Note Indenture, or any successor or similar provision, or any Permitted Holdings PIK Securities shall occur.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the "Collateral" as defined in each of the Security Documents.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5A.14.

          "Commitment" shall mean, with respect to each Lender, such Lender's A-1 Term Loan Commitment, A-2 Term Loan Commitment and Revolving Loan Commitment.

          "Commitment Fee" shall have the meaning provided in Section 3.01(a).

          "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of Holdings and its Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of Holdings and its Subsidiaries determined on a consolidated basis, but excluding (i) deferred income taxes, (ii) the current portion of, and accrued but unpaid interest on, any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein and (iii) short-term borrowings of Foreign Subsidiaries of Holdings unless the proceeds thereof are used to finance current assets of such Foreign Subsidiaries.

          "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of Holdings and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of Holdings and its Subsidiaries in accordance with GAAP and (ii) all Contingent Obligations of Holdings and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clause (i).

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of Holdings and its Subsidiaries determined on a consolidated basis, and (ii) provisions for taxes based on income and foreign withholding taxes, in each case to the extent deducted in determining Consolidated Net Income for such period and without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period, (ii) any non-cash charges in such period to the extent that (I) such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of Holdings (and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period)) and (II) same were deducted in arriving at Consolidated EBIT for such period, (iii) the amount of all fees and expenses incurred in connection with the Transaction for such period to the extent that same were deducted in determining Consolidated Net Income for such period (iv) the write off of inventory step-up, intangibles and in-process research and development costs in accordance with purchase or fresh start accounting, (v) any non-cash charges deducted in determining Consolidated Net Income for such period and (vi) cash restructuring charges incurred in such period to the extent (A) contemplated by the Projections or (B) reflected in a restructuring reserve maintained on the consolidated balance sheet of Holdings and its Subsidiaries on the Initial Borrowing Date to the extent deducted in determining Consolidated Net Income for such period and (y) subtracting therefrom, to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, (i) the total consolidated interest expense (net of interest income) of Holdings and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit) for such period (calculated without regard to any limitations on payment thereof), adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) (A) the amortization of any deferred financing costs for such period and (B) non-cash interest expense (including amortization of discount and interest which will be added to, and thereafter become part of, the principal or liquidation preference of the respective Indebtedness or Preferred Equity through a pay-in-kind feature or otherwise, but excluding all regularly accruing interest expense which will be payable in cash in a subsequent period) payable in respect of any Indebtedness or Preferred Equity, PLUS (ii) without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries on a consolidated basis representing the interest factor for such period, all as determined in accordance with GAAP (subject to the express requirements set forth above); PROVIDED that for any Test Period ending on or prior to June 30, 2003, Consolidated Net Interest Expense for such Test Period shall be Consolidated Net Interest Expense for that portion of such Test Period occurring on and after the Initial Borrowing Date multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days elapsed from the Initial Borrowing Date to the last day of such Test Period (in each case taken as one accounting period).

          "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of Holdings and its Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP, PROVIDED that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or net losses) of any Person in which any other Person or Persons (other than Holdings and its Wholly-Owned Subsidiaries) has an equity interest or interests, except to the extent of the amount of dividends or other distributions actually paid to Holdings or such Wholly-Owned Subsidiaries by such Person during such period, (ii) except for determinations expressly required to be made on a PRO FORMA Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary, (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary and (iv) stock compensation expense to the extent deducted and determining such net income for such period.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, the Notes, the Guaranties and each Security Document.

          "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to an RL Mandatory Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

          "DBAG" shall mean Deutsche Bank AG, New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "DIP Credit Agreement" shall mean the Debtor-in-Possession Credit and Guaranty Agreement, dated as of July 31, 2002, among Holdings, the Borrower, the financial institutions from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, as amended, modified and supplemented to but excluding the Effective Date.

          "Disclosure Statement" shall mean the Disclosure Statement, dated June 27, 2002 pursuant to Section 1125 of the Bankruptcy Code relating to the Plan of Reorganization, as approved by the Bankruptcy Court.

          "Dividends" shall have the meaning provided in Section 8.07.

          "Documents" shall mean, collectively, the Credit Documents, the Rollover Senior Subordinated Note Documents, the Refinancing Documents and the Reorganization Documents.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean and include a commercial bank, investment company, financial institution, fund or other "accredited investor" (as defined in Regulation D of the Securities Act), or any other Person approved by the Administrative Agent and the Borrower.

          "Employment Agreements" shall have the meaning provided in Section 5A.14.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by Holdings or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials or health and safety to the extent health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

          "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Euro" and the designation "E" shall mean the single currency of participating member states Of the European Union.

          "Euro Denominated Letter of Credit" shall mean each Letter of Credit denominated in Euros.

          "Euro Denominated Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Euro Denominated Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings (taking the U.S. Dollar Equivalent of all Unpaid Drawings payable in Euros) with respect to Euro Denominated Letters of Credit at such time.

          "Euro Denominated Loan" shall mean all Loans denominated in Euros, which shall include each Euro Denominated Revolving Loan and each Euro Denominated Swingline Loan.

          "Euro Denominated Revolving Loan" shall mean each Revolving Loan incurred in Euros.

          "Euro Denominated Swingline Loan" shall mean each Swingline Loan incurred in Euros.

          "Euro Equivalent" shall mean, at any time for the determination thereof, the amount of Euros which could be purchased with the amount of U.S. Dollars (or other currency other than Euros) involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 12.17 or Section 26 of the Subsidiaries Guaranty, on the date of determination).

          "Euro L/C Stated Amount" of each Euro Denominated Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (expressed in Euros) (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder).

          "Euro LIBOR" shall mean, with respect to each Borrowing of Euro Denominated Revolving Loans, (i) the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to four prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of the Euro Denominated Revolving Loan to be made by the Administrative Agent as part of such Borrowing (or, if the Administrative Agent is not lending any part of such Borrowing, the Lender with the largest percentage of the respective such Borrowing) with maturities comparable to the Interest Period to be applicable to such Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period; PROVIDED that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Loans denominated in Euros, or in the circumstances described in clause (i) to the proviso to
Section 1.10(b) in respect of Loans denominated in Euros, Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent (or, if the Administrative Agent is not lending any Loans pursuant to a given Borrowing, the Lender with the largest Revolving Loan Commitment (or, if all Revolving Loan Commitments have been terminated, the Lender holding the highest amount of outstanding Revolving Loans)), as the case may be, as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Loans denominated in Euros with maturities comparable to the Interest Period applicable thereto.

          "Euro Rate" shall mean and include each of the Eurodollar Rate, Euro LIBOR and the Overnight Euro Rate.

          "Euro Rate Loan" shall mean each Eurodollar Loan and each Euro Denominated Loan.

          "Eurodollar Loans" shall mean each U.S. Dollar Denominated Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean, for any Interest Period, in the case of any U.S. Dollar Denominated Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by DBAG for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of DBAG for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the rate to be used for purposes of this definition shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in U.S. Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by DBAG at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period, divided (and rounded, if necessary, upward to the nearest multiple of 1/16th of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserve required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any period, (i) the sum of (A) Consolidated Net Income for such period, PLUS (B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash interest expense) included in determining Consolidated Net Income for such period, PLUS (C) the decrease, if any, in Working Capital from the first day to the last day of such period, MINUS (ii) the sum of (A) any non-cash credits (including from sales of assets) included in determining Consolidated Net Income for such period, (B) gains from sales of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net Income for such period, (C) an amount equal to (1) all Capital Expenditures (excluding Capital Expenditures made pursuant to
Section 8.09(c), (d) or (e)) made during such period that are not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder) plus (or minus, if negative) (2) the Rollover Amount for such period to be carried forward to the next period less the Rollover Amount (if any) for the preceding period carried forward to the current period, (D) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the

Borrower and its Subsidiaries (other than repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled A-1 Repayment or a Scheduled A-2 Repayment under Section 4.02(A)(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (E) non-cash charges added back in a previous period pursuant to clause (i)(B) above to the extent any such charge has become a cash item in the current period, (F) the increase, if any, in Working Capital from the first day to the last day of such period, (G) any cash disbursements made during such period against non-current liabilities (such as transition reserves and deferred taxes) to the extent not deducted in determining Consolidated Net Income, (H) without duplication of amounts deducted above pursuant to this clause (ii), the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent financed with Indebtedness, (I) without duplication of amounts deducted above pursuant to this clause (ii), cash Investments made by the Borrower and its Subsidiaries pursuant to, and in accordance with the terms of,
Section 8.06 during such period, to the extent not financed with Indebtedness and not deducted in determining Consolidated Net Income for such period, (J) any cash restructuring expenditures incurred during such period to the extent contemplated by the Projections and not deducted in determining Consolidated Net Income for such period, and (K) cash restructuring expenditures incurred during such period to the extent reflected in a restructuring reserve maintained on the consolidated balance sheet of Holdings and its Subsidiaries on the Initial Borrowing Date and not deducted in determining Consolidated Net Income for such period.

          "Excess Cash Flow Period" shall mean each fiscal year (commencing with the fiscal year ending December 31, 2003).

          "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of Holdings (beginning with its fiscal year ending on December 31, 2003) (or, if earlier, the date of the delivery (or required delivery) of the annual financial statements of Holdings pursuant to Section 7.01(c) for such fiscal year of Holdings).

          "Excess Proceeds" shall mean (i) the net proceeds received by Holdings after the Effective Date from any sale or issuance of Holdings Common Stock which is permitted to be retained by Holdings pursuant to Section 4.02(A)(d) (but excluding, for avoidance of doubt, any proceeds received by Holdings from its sale or issuance of Equity Interests pursuant to the Transaction on the Initial Borrowing Date), to the extent contributed to the Borrower in accordance with Section 7.16, and (ii) the portion of Excess Cash Flow of Holdings and its Subsidiaries which is permitted to be retained by the Borrower pursuant to
Section 4.02(A)(f).

          "Excess Proceeds Amount" shall initially be $0, which amount shall be
(A) INCREASED (i) on each Excess Cash Payment Date so long as any repayment required pursuant to Section 4.02(A)(f) has been made, by an amount equal to Excess Cash Flow for the immediately preceding Excess Cash Flow Period multiplied by a percentage equal to 100% MINUS the Applicable Prepayment Percentage, (ii) on the date of the receipt by Holdings of the proceeds from any sale or issuance of Holdings Common Stock (but excluding any proceeds received by Holdings from its sale or issuance of Equity Interests pursuant to the Transaction on the Initial Borrowing Date), so long as any repayment pursuant to
Section 4.02(A)(d) that is required by
such Section has been made and Holdings has contributed such proceeds to the Borrower in accordance with Section 7.16, by an amount equal to 50% of the net proceeds from such sale or issuance, and (B) REDUCED (i) on each Excess Cash Payment Date where Excess Cash Flow for the immediately preceding Excess Cash Flow Period is a negative number, by such amount, (ii) at the time any Capital Expenditure is made pursuant to Section 8.09(d), by the amount thereof, and
(iii) at the time any investment is made pursuant to Section 8.06(u), by the amount of Excess Proceeds expended in connection therewith (it being understood that the Excess Proceeds Amount may be reduced to an amount below zero after giving effect to the reductions enumerated in clause (B) above).

          "Excluded Pledge Subsidiary" shall mean each of the Foreign Subsidiaries listed on Annex XIII hereto, as the same may be modified from time to time in accordance with the requirements of Section 7.17.

          "Existing Credit Agreement" shall mean the Credit Agreement, dated as of June 29, 1999, among Holdings, the Borrower, Dade Behring Holding GmbH, the financial institutions from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, as amended, modified and supplemented to but excluding the Effective Date.

          "Existing Indebtedness" shall have the meaning provided in Section
6.24.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5A.14.

          "Existing Intercompany Indebtedness" shall have the meaning provided in Section 6.24.

          "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(d).

          "Existing Senior Subordinated Note Indenture" shall mean the Indenture, dated May 7, 1996, entered into by and between the Borrower and IBJ Schroder Bank & Trust Company, as trustee thereunder, as in effect on the Initial Borrowing Date (immediately prior to giving effect thereto).

          "Existing Senior Subordinated Notes" shall mean the Series B 11-1/8% Senior Subordinated Notes Due 2006 issued in accordance with the terms of the Existing Senior Subordinated Note Indenture, as in effect on the Initial Borrowing Date (immediately prior to giving effect thereto).

          "Facility" shall mean any of the credit facilities established under this Agreement, I.E., the A-1 Term Loan Facility, the A-2 Term Loan Facility or the Revolving Loan Facility.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than twelve months from the date of acquisition.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America or its territories or possessions (including the Commonwealth of Puerto Rico) by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America or its territories or possessions (including the Commonwealth of Puerto Rico), which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Pledge Agreement" shall have the meaning provided in Section 5A.10(c).

          "Foreign Subsidiary" shall mean, as to any Person, each Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

          "Foreign Subsidiary Line of Credit" shall have the meaning provided in
Section 8.04(i).

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, each Letter of Credit Issuer, each Lender and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to each Lender, and all Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to each Lender, each Letter of Credit Issuer, each Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or each other Credit Document and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Documents to which it is a party and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower and each of its Subsidiaries owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower or such Subsidiary with any Lender or any affiliate thereof (even if such Lender subsequently ceases to by a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guaranteed Party" shall mean the Borrower and each Subsidiary of the Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor.

          "Guarantor" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

          "Guaranty" shall mean and include (i) the Holdings Guaranty and (ii) the Subsidiary Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

          "Hoechst" shall mean Hoechst AG, a German corporation, and any successor thereto by merger, consolidation or otherwise (including any entity resulting from the planned combination of Hoechst and Rhone-Poulenc).

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Common Stock" shall have the meaning provided in Section
6.16.

          "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 13.

          "Holdings Tax Allocation Agreement" shall mean the Tax Sharing Agreement, dated as of December 20, 1994, among Holdings and the Borrower and its Domestic Subsidiaries.

          "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, PROVIDED, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

          "Indebtedness to be Refinanced" shall have the meaning provided in
Section 6.24(c).

          "Initial Borrowing Date" shall mean the date upon which the Term Loans are initially incurred hereunder.

          "Insider Noteholders" shall have the meaning provided such term in the Disclosure Statement.

          "Intercompany Loan" shall have the meaning provided in Section
8.06(g).

          "Intercompany Notes" shall mean promissory notes evidencing Intercompany Loans in the form of Exhibit L.

          "Interest Period," with respect to any Euro Rate Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Determination Date" shall mean, with respect to any Euro Rate Loan (other than a Swingline Loan), the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement. "Investment" shall have the meaning provided in Section 8.06.

          "Joint Venture" shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of the Borrower, (i) in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a business of the type described in Section 8.01(a).

          "Judgment Currency" shall have the meaning provided in Section
12.17(a).

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 12.17(a).

          "L/C Supportable Indebtedness" shall mean (i) Foreign Subsidiary Line of Credit, (ii) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (iii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Lead Arranger" shall mean Deutsche Bank Securities, Inc. in its capacity as Lead Arranger and Lead Book Runner.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution with a Commitment listed on Annex I (as amended from time to time), as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.13 and/or 12.04(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office (including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to Section 1.12.

          "Lender Default" shall mean (i) the wrongful refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any RL Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified the Administrative Agent and the Borrower that it does not intend to comply with the obligations under Section 1.01(A)(d), 1.01(C) or 2.04(c) in circumstances where such non-compliance would constitute a breach of such Lender's obligations under the relevant Section of this Agreement.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean (i) DBAG and any RL Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such RL Lender's sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit pursuant to Section 2 and (ii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Annex XII shall be the Letter of Credit Issuer thereof; PROVIDED that as of the Initial Borrowing Date and until such time as it agrees otherwise, DBAG shall not be the Letter of Credit Issuer with respect to any trade Letter of Credit.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings (taking the U.S. Dollar Equivalent of all amounts payable in Euros) in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Leverage Ratio" shall mean, on any date of determination, the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; PROVIDED that for all purposes of this Agreement, determinations of the Leverage Ratio (and Consolidated Debt and Consolidated EBITDA used therein) shall be calculated on a PRO FORMA Basis in accordance with the express requirements of the definition of PRO FORMA Basis contained herein.

          "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

          "Loan" shall mean each A-1 Term Loan, each A-2 Term Loan, each Revolving Loan and each Swingline Loan.

          "Majority Lenders" of any Facility shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Management Agreements" shall have the meaning provided in Section 5A.14.

          "Mandatory Cost" means the cost imputed to each Lender of compliance with any reserve asset requirements of the European Central Bank.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole, it being understood that (x) the filing by Holdings and certain of its subsidiaries of proceedings under Chapter 11 of the Bankruptcy Code shall not, in and of itself, be deemed to have a "Material Adverse Effect" and (y) the performance and liquidity of Holdings and its subsidiaries after such filing (to the extent (and only to the extent) consistent with the performance and liquidity reflected in the Projections) shall not, in and of themselves, constitute a "Material Adverse Effect".

          "Material Contracts" shall have the meaning provided in Section 5A.14.

          "Maturity Date" with respect to any Facility shall mean the A-1 Term Loan Maturity Date, the A-2 Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

          "Maximum Swingline Amount" shall mean $20,000,000.

          "Minimum Borrowing Amount" shall mean (i) in the case of U.S. Dollar Denominated Loans maintained as Base Rate Loans, $500,000, (ii) in the case of Eurodollar Loans, $1,000,000, (iii) in the case of Euro Denominated Revolving Loans, E500,000 and (iv) in the case of Euro Denominated Swingline Loans, E250,000.

          "Monthly Reporting Date" shall mean (i) in the case of the first fiscal month of a fiscal year of Holdings, the 75th day after the end of such fiscal month, (ii) in the case of the second, third, sixth or ninth month of a fiscal year of Holdings, the 45th day after the end of any such fiscal month,
(iii) in the case of the fourth, fifth, seventh, eighth, tenth or eleventh month of a fiscal year of Holdings, the 30th day after the end of any such fiscal month and (iv) in the case of the twelfth month of a fiscal year of Holdings, the 90th day after the end of such fiscal month.

          "Mortgage Policies" shall have the meaning provided in Section
5A.13(b).

          "Mortgaged Properties" shall mean and include (i) all Real Properties owned by Holdings and its U.S. Subsidiaries to the extent designated as such on Annex III and (ii) each Real Property subjected to a mortgage in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to Section 7.11.

          "Mortgages" shall have the meaning provided in Section 5A.13(a).

          "NAIC" shall have the meaning provided in Section 1.10(c).

          "Net Proceeds" shall mean, with respect to any Asset Sale, the Proceeds resulting therefrom net of (a) (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, any transfer taxes and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness which is required to be repaid as a result of such Asset Sale (other than Indebtedness of the Lenders pursuant to this Agreement), and
(iii) the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale.

          "Non-Compete Agreements" shall have the meaning provided in Section 5A.14.

          "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

          "Non-Guarantor Subsidiary" shall mean, at any time, any Subsidiary of the Borrower which is not a Subsidiary Guarantor at such time.

          "Non-Qualified Jurisdiction" shall mean, at any time, each jurisdiction which is not a Qualified Jurisdiction at such time.

          "Non-Wholly-Owned Entity" shall have the meaning provided in Section 8.02(q).

          "Note" shall mean each A-1 Term Note and each A-2 Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Confirmation" shall mean the notice from the Bankruptcy Court confirming the Plan of Reorganization pursuant to Sections 1128 and 1129 of the Bankruptcy Code entered on September 18, 2002.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, Jersey City, New Jersey 07302 or such other office as the Administrative Agent may designate to Holdings, the Borrower and the Lenders from time to time.

          "Notional Receivables Amount" shall mean the aggregate amount of uncollected accounts receivables of the Borrower and its Subsidiaries at such time which have been (or which are then being) sold to any factor pursuant to all factoring arrangements entered into pursuant to Section 8.02(n) (regardless of whether any liability of the Borrower or any Foreign Subsidiary thereof in respect of such accounts receivable would be required to be reflected on a balance sheet of such Person in accordance with generally accepted accounting principles).

          "Obligation Currency" shall have the meaning provided in Section 12.17(a).

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, the Lead Arranger, the Collateral Agent, any Letter of Credit Issuer or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

          "Overnight Euro Rate" on any date shall mean the offered quotation to first-class banks in the London interbank Eurodollar market by DBAG for Euro overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Euro Denominated Swingline Loan of DBAG as of 11:00 A.M. (London time) on such date; PROVIDED, that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Euro Denominated Swingline Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Euro Denominated Swingline Loans, the Overnight Euro Rate determined pursuant to this definition shall instead be the rate determined by DBAG as the all-in-cost of funds for DBAG to fund such Euro Denominated Swingline Loan.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean (i) in the case of principal, interest, Unpaid Drawings, Fees and all other amounts owing with respect to all Loans (other than Euro Denominated Revolving Loans), all Letters of Credit and, except as provided in clauses (ii) and (iii) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Administrative Agent located at 90 Hudson Street, Jersey City, New Jersey 07302, or such other office located in the New York City metropolitan area as the Administrative Agent may hereafter designate in writing as such to the other parties hereto, and (ii) in the case of all principal, interest and other amounts owing with respect to all Euro Denominated Revolving Loans and Euro Denominated Swingline Loans, the office of the Administrative Agent located at Deutsche Bank AG (DEUTDEFF), Alfred-Herrhausen Allee 16-24, Eschborn 65760, Germany, or such other office in Frankfurt as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquired Debt" shall have the meaning set forth in Section 8.04(k).

          "Permitted Acquisition" shall have the meaning provided in Section 8.02(q).

          "Permitted Covenant" shall mean (i) any periodic reporting covenant,
(ii) any covenant restricting payments by Holdings with respect to any securities of Holdings which are junior to the Permitted Holdings PIK Securities, (iii) any covenant the default of which can only result in an increase in the amount of any redemption price, repayment amount, dividend rate or interest rate and (iv) any covenant providing board observance rights with respect to Holdings' board of directors.

          "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found, on the date of delivery of such Mortgage Policies to the Administrative Agent in accordance with the terms hereof, reasonably acceptable by the Administrative Agent, (ii) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities, encumbrances and similar matters of record on title which do not, in the reasonable opinion of the Administrative Agent, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) municipal and zoning ordinances, building codes and other land use laws, which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage), (iv) general real estate taxes and assessments and other governmental levies, fees or charges not yet delinquent, and (v) such other items as the Administrative Agent may consent to (such consent not to be unreasonably withheld).

          "Permitted Holdings PIK Securities" shall mean any preferred stock or subordinated promissory note of Holdings (or any security of Holdings that is convertible or exchangeable into any preferred stock or subordinated promissory note of Holdings), so long as the terms of any such preferred stock, subordinated promissory note or security of Holdings (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by the Borrower or any Subsidiaries of the Borrower,
(iii) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the eleventh anniversary of the Effective Date, (iv) do not require the cash payment of dividends or interest before the eleventh anniversary of the Effective Date, (v) do not contain any covenants other than any Permitted Covenant, (vi) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of substantial assets, or liquidations involving Holdings, and (vii) are otherwise reasonably satisfactory to the Administrative Agent.

          "Permitted Liens" shall have the meaning provided in Section 8.03.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries or any ERISA Affiliate and each such plan for the five calendar year period immediately following the latest date on which Holdings, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Plan of Reorganization" shall mean the Plan of Reorganization of Holdings, the Borrower and the other Credit Parties, as in effect on the Effective Date, but without giving effect to any subsequent modifications thereto unless in form and substance satisfactory to the Required Lenders.

          "Pledge Agreements" shall mean and include the U.S. Pledge Agreement, each Foreign Pledge Agreement and any other pledge agreement required to be entered into pursuant to Section 7.15 or 12.22.

          "Post-Closing Period" shall have the meaning provided in Section 8.02(q).

          "Preferred Equity", as applied to the Equity Interests of any Person, means Equity Interests of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class of such Person, and shall include any Permitted Holdings PIK Securities in the form of preferred stock.

          "Prime Lending Rate" shall mean the rate which DBAG announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Principal Amount" shall mean (i) the stated principal amount of each U.S. Dollar Denominated Loan, and (ii) the U.S. Dollar Equivalent of the stated principal amount of each Euro Denominated Loan, as the context may require.

          "Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any of its Subsidiaries from such Asset Sale.

          "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a PRO FORMA basis to (x) the Permitted Acquisition (if any) then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition then being effected and (y) the incurrence of any Indebtedness that is incurred in connection with, or to finance, one or more Permitted Acquisitions; PROVIDED that, for purposes of calculations pursuant to
Section 8.02(q), such calculations shall also give effect on a PRO FORMA basis to (a) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period and (b) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period, with the following rules to apply in connection therewith:

          (i) for purposes of Section 8.02(q) only, all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

          (ii) for purposes of Section 8.02(q) only, all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); PROVIDED that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

          (iii) for purposes of determinations of the Leverage Ratio (other than for purposes of Section 8.02(q)), Consolidated Debt shall be the actual amount thereof as of the last day of the respective Test Period; and

          (iv) in making any determination of Consolidated EBITDA on a PRO FORMA Basis, PRO FORMA effect shall be given to any Permitted Acquisition effected during the respective Calculation Period or Test Period (or thereafter to the extent (and only to the extent) for purposes of Section 8.02(q)) as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

          "Projections" shall have the meaning provided in Section 5A.17.

          "Qualified Jurisdiction" shall mean (i) the United States or any state or territory thereof, (ii) Germany, (iii) the Netherlands, (iv) Mexico, (v) Australia, (vi) Japan, (vii) Canada and (viii) any other jurisdiction for which the Borrower or any of its Subsidiaries shall have taken the actions required to be taken by it pursuant to Section 12.22 to perfect the security interests of the Collateral Agent in the promissory notes issued by, or Equity Interests of, a Person organized in such jurisdiction.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

          "Rating Level 1" shall mean the Obligations are rated (i) BB- or higher by Standard & Poor's Ratings Services and (ii) Ba3 or higher by Moody's Investor Service, Inc.

          "Rating Level 2" shall mean any time when Rating Level 1 is not in effect.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 7.03.

          "Refinancing" shall mean the refinancing and repayment or other satisfaction in full of all amounts outstanding under, and the termination of all commitments in respect of, all Indebtedness to be Refinanced.

          "Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

          "Register" shall have the meaning provided in Section 12.21.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Related Fund" shall mean, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Reorganization" shall mean the consummation of the transactions contemplated by the Plan of Reorganization and the Disclosure Statement to occur prior to the Initial Borrowing Date.

          "Reorganization Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Reorganization (other than the Credit Documents, the Refinancing Documents and the Rollover Senior Subordinated Note Documents).

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Principal Amount of Term Loans (or, if prior to the occurrence of the Credit Events on the Initial Borrowing Date, whose A-1 Term Loan Commitments and A-2 Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) as of any date of determination represent greater than 50% of the sum of the (x) Principal Amount of all outstanding Term Loans (or, if prior to the occurrence of the Credit Events on the Initial Borrowing Date, the sum of all A-1 Term Loan Commitments and A-2 Term Loan Commitments) of Non-Defaulting Lenders at such time and (y) the sum of all

Revolving Loan Commitments of all Non-Defaulting Lenders at such time (or, after the termination thereof, the total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Returns" shall have the meaning provided in Section 6.23.

          "Revolving Loan" shall have the meaning provided in Section
1.01(A)(c).

          "Revolving Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.02, 3.03, 4.01(b) and/or 9 or otherwise modified pursuant to Section 1.13 and/or 12.04(b).

          "Revolving Loan Facility" shall mean the Facility evidenced by the Total Revolving Loan Commitment.

          "Revolving Loan Maturity Date" shall mean October 3, 2007.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Rights Plan" shall mean the Rights Plan dated as of October 3, 2002 between Holdings and Mellon Investor Services LLC, as Rights Agent.

          "RL Lender" shall mean at any time each Lender with a Revolving Loan Commitment or outstanding Revolving Loans.

          "RL Mandatory Borrowing" shall have the meaning provided in Section 1.01(C).

          "RL Percentage" shall mean at any time for each RL Lender, the percentage obtained by dividing such RL Lender's Revolving Loan Commitment by the Total Revolving Loan Commitment; PROVIDED, that if the Total Revolving Loan Commitment has been terminated, the RL Percentage of each RL Lender shall be determined by dividing such RL Lender's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

          "Rollover Amount" shall have the meaning provided in Section 8.09(b).

          "Rollover Senior Subordinated Note Documents" shall mean and include each of the documents and other agreements entered into (including, without limitation, the Rollover Senior Subordinated Note Indenture) relating to the issuance by the Borrower of the Rollover Senior Subordinated Notes, as in effect on the Initial Borrowing Date and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

          "Rollover Senior Subordinated Note Indenture" shall mean the Indenture, dated October 3, 2002, entered into by and between Holdings, the Borrower, various Subsidiaries of the Borrower and BNY Midwest Trust Company, as trustee thereunder, as in effect on the Initial Borrowing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

          "Rollover Senior Subordinated Notes" shall mean the 11.91% Senior Subordinated Notes due 2010 issued in accordance with the terms of the Plan of Reorganization and the Rollover Senior Subordinated Note Indenture, as in effect on the Initial Borrowing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

          "Scheduled A-1 Repayment" shall have the meaning provided in Section 4.02(A)(b)(i).

          "Scheduled A-2 Repayment" shall have the meaning provided in Section 4.02(A)(b)(ii).

          "Scheduled Existing Indebtedness" shall have the meaning provided in
Section 6.24.

          "Scheduled Repayment" shall mean any Scheduled A-1 Repayment and any Scheduled A-2 Repayment.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning provided in the respective Security Documents.

          "Security Agreement" shall have the meaning provided in Section 5A.10(b).

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean and include the Security Agreement, each Pledge Agreement, each Mortgage, each Additional Security Document, if any and each other document or instrument entered into pursuant to Sections 5A.10,
7.15 and 12.22, if any, in each case as and when executed and delivered in accordance with the terms of this Agreement and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

          "Seeded Instrument Sale" shall mean the sale, transfer or other disposition of seeded instruments of the Borrower and/or one or more of its Subsidiaries to a financial institution.

          "Seeded Instrument Transaction" shall mean a transaction in which (i) one or more of Foreign Subsidiaries of the Borrower sells a seeded instrument to a financial institution, (ii) such financial institution leases such instrument back to such Foreign Subsidiary and (iii) the such Foreign Subsidiary subleases such seeded instruments to third party customers of such Foreign Subsidiary.

          "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries) in the form of Exhibit M, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "Shareholders' Agreements" shall have the meaning set forth in Section 5A.14.

          "Special Purpose VFP Subsidiary" shall mean DBI Funding, Inc., a special purpose bankruptcy remote Subsidiary of the Borrower.

          "Specified Default" means any Default under Section 9.01, 9.03(b) (but only to the extent arising as a result of the failure to deliver an officer's certificate and related financial statements pursuant to Sections 7.01(b), (c) and/or (e), as the case may be), 9.05 or 9.09.

          "Stated Amount" of each Letter of Credit shall mean at any time the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), PROVIDED that, except as such term is used in Sections 2.01(b)(vi) and 2.02(c) and except as provided in the definition of Euro L/C Stated Amount, the "Stated Amount" of each Letter of Credit denominated in Euros shall be, on any date of calculation, the U.S. Dollar Equivalent of the maximum amount available to be drawn in Euros thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder).

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

          "Subsidiary Guarantor" shall mean each Wholly-Owned U.S. Subsidiary of the Borrower which executes and delivers a Subsidiary Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under the Subsidiary Guaranty in accordance with the terms and provisions thereof.

          "Subsidiary Guaranty" shall have the meaning provided in Section
5A.11.

          "Supermajority Lenders" of any Facility shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if

(x) all outstanding Obligations of the other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated and
(y) the percentage "50%" contained therein were changed to "66-2/3%."

          "Superequired Lenders" those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%."

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Lender" shall mean DBAG in its capacity as a lender of Swingline Loans.

          "Swingline Loan" shall have the meaning provided in Section 1.01(B).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agents" shall have the meaning provided in the first paragraph of this Agreement.

          "Syndication Date" shall mean the earlier of (i) the 90th day following the Initial Borrowing Date and (ii) the date upon which the Administrative Agent determines (and notifies Holdings and the Lenders) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 12.04(b)) of all Facilities has been completed.

          "Tax Allocation Agreements" shall have the meaning provided in Section 5A.14.

          "Tax Indemnity Letter" shall mean the Tax Law Change Indemnity Letter, dated December 16, 1994, between Holdings and Baxter International Inc.

          "Taxes" shall have the meaning provided in Section 4.04.

          "Term Loan" shall mean each A-1 Term Loan and each A-2 Term Loan.

          "Term Loan Commitment" shall mean, with respect to each Lender at any time, the sum of the A-1 Term Loan Commitment and the A-2 Term Loan Commitment of such Lender at such time.

          "Term Loan Facilities" shall mean the A-1 Term Loan Facility and the A-2 Term Loan Facility.

          "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

          "Total A-1 Term Loan Commitment" shall mean, at any time, the sum of the A-1 Term Loan Commitments of each of the Lenders at such time.


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          "Total A-2 Term Loan Commitment" shall mean, at any time, the sum of the A-2 Term Loan Commitments of each of the Lenders at such time.

          "Total Available Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment at such time LESS (y) the Blocked Revolving Loan Commitment as in effect at such time.

          "Total Commitment" shall mean, at any time, the sum of the Total Term Loan Commitment at such time and the Total Revolving Loan Commitment at such time.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the RL Lenders at such time.

          "Total Term Loan Commitment" shall mean, at any time, the sum of the Total A-1 Term Loan Commitment at such time and the Total A-2 Term Loan Commitment at such time.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time LESS (ii) the sum of the aggregate Principal Amount of all Revolving Loans and Swingline Loans at such time PLUS the Letter of Credit Outstandings at such time.

          "Transaction" shall mean, collectively, (i) the consummation of the Reorganization, (ii) the consummation of the Refinancing, (iii) the occurrence of the Effective Date and the Credit Events hereunder on such date, (iv) such other transactions as contemplated by the Documents and (v) the payment of fees and expenses in connection with the foregoing.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan, a Eurodollar Loan, a Euro Denominated Term Loan, a Euro Denominated Revolving Loan or a Euro Denominated Swingline Loan.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan as of the close of the most recent Plan Year exceeds the fair market value of such Plan's assets determined in accordance with SFAS No. 35, based on actuarial assumptions and methods used by the Plan actuaries in the most recent actuarial valuation of the Plan.

          "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

          "Unutilized Revolving Loan Commitment" with respect to any RL Lender at any time shall mean the remainder of (i) such Lender's Revolving Loan Commitment at such time LESS (ii) the sum of (x) the aggregate outstanding Principal Amount of all Revolving Loans made by such Lender (for such purpose, taking the U.S. Dollar Equivalent at such time of Euro Denominated Revolving Loans outstanding at such time) plus (y) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.


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          "U.S. Dollar Denominated Letter of Credit" shall mean all Letters of
Credit denominated in U.S. Dollars.

          "U.S. Dollar Denominated Letter of Credit Outstandings" shall mean all Letter of Credit Outstandings with respect to any U.S. Dollar Denominated Letter of Credit.

          "U.S. Dollar Denominated Loan" shall mean all Loans incurred in Dollars, which shall include each A-1 Term Loan, each A-2 Term Loan, each U.S. Dollar Denominated Revolving Loan and each U.S. Dollar Denominated Swingline Loan.

          "U.S. Dollar Denominated Revolving Loan" shall mean each Revolving Loan incurred in U.S. Dollars.

          "U.S. Dollar Denominated Swingline Loan" shall mean each Swingline Loan incurred in U.S. Dollars.

          "U.S. Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of U.S. Dollars which could be purchased with the amount of Euros (or any other currency other than U.S. Dollars) involved in such computation at the spot exchange rate therefor as quoted by DBAG as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 6.05(b) or 12.17, of the "Required Lenders" pursuant to the definition thereof or pursuant to Section 26 of the Subsidiaries Guaranty, on the date of determination), PROVIDED that the U.S. Dollar Equivalent of any Unpaid Drawing relating to a Euro Denominated Letter of Credit shall be determined at the time the drawing under such Euro Denominated Letter of Credit was paid or disbursed by the respective Letter of Credit Issuer.

          "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

          "U.S. Pledge Agreement" shall have the meaning provided in Section 5A.10(a).

          "U.S. Pledge Agreement Collateral" shall mean all of the "Collateral" as defined in the U.S. Pledge Agreement.

          "U.S. Subsidiary" shall mean, as to any Person, each Subsidiary of such Person which is not a Foreign Subsidiary of such Person.

          "Vendor Financing Program" shall mean one or more vendor financial services programs between the Borrower and/or one or more of its Domestic Subsidiaries (including, without limitation, the Special Purpose VFP Subsidiary) and a financial institution pursuant to or in connection with which (w)(i) the Borrower and/or such Domestic Subsidiary leases instruments to third party customers of the Borrower and/or such Domestic Subsidiary and (ii) the Borrower and/or such Domestic Subsidiary sells or otherwise transfers the accounts receivable related to the lease of the instrument (together with the instrument that is the subject of the lease) to such financial institution, (x) (i) the Borrower and/or such Domestic Subsidiary effects Seeded Instrument Sales or otherwise sells instruments and the rights related thereto to such financial institution and (ii) such financial institution leases or sells the instruments so acquired to third

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party customers of the Borrower and/or such Domestic Subsidiary, (y) (i) the
Borrower and/or one of its operating Domestic Subsidiaries sells or otherwise transfers instruments, accounts receivable related thereto and other accounts receivable related to consumable products or services of the Borrower or such Domestic Subsidiary to the Special Purpose VFP Subsidiary, (ii) the Special Purpose VFP Subsidiary effects Seeded Instrument Sales or otherwise sells instruments and the rights related thereto to a financial institution and (iii) such financial institution leases or sells the instruments so acquired to third party customers of the Borrower or its Domestic Subsidiaries, and/or (z) (i) the Borrower and/or such Domestic Subsidiary effects Seeded Instrument Sales or otherwise sells instruments and the rights related thereto to such financial institution, (ii) the Borrower and/or such Domestic Subsidiary sells or otherwise transfers accounts receivable related to consumable products or services of the Borrower or such Domestic Subsidiary to the Special Purpose VFP Subsidiary, (iii) the Special Purpose VFP Subsidiary sells some or all of such accounts receivable to such financial institution and (iv) such financial institution leases or sells the instruments so acquired to third party customers of the Borrower or its Domestic Subsidiaries.

          "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary of such Person.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time.

          "Wholly-Owned U.S. Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a U.S. Subsidiary of such Person.

          "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Written," "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

          SECTION 11. THE AGENTS.

          11.01 APPOINTMENT. Each Lender hereby irrevocably designates and appoints DBAG as Administrative Agent (such term to include, for purposes of this Section 11, DBAG acting in its capacity as Collateral Agent) and General Electric Capital Corporation and The Royal Bank of Scotland PLC as Syndication Agents to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agents agree to act as such upon the express conditions con-

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tained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent. The provisions of this Section 11 are solely for the benefit of the Agents and the Lenders, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as agent of the Lenders and no Agent assumes nor shall any Agent be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

          11.02 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

          11.03 EXCULPATORY PROVISIONS. None of the Administrative Agent, the Syndication Agent or the Documentation Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such person in its capacity as Administrative Agent, Syndication Agent or Documentation Agent, as the case may be, under or in connection with this Agreement or the other Credit Documents (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. No Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by any Agent to the Lenders or by or on behalf of Holdings or any of its Subsidiaries to any Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          11.04 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other

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document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, to the extent required by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          11.05 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has actually received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED, that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          11.06 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither any Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings or any of its Subsidiaries which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          11.07 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such ratably according to their respective "percentages" as used in determining the

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Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by such Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; PROVIDED, that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent. To the extent any Lender would be required to indemnify any Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this
Section 11.07 over the aggregate amount such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired (other than as a result of the gross negligence or willful misconduct of such Agent), such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

          11.08 AGENTS IN THEIR INDIVIDUAL CAPACITIES. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though such Agent were not an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          11.09 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.10 RESIGNATION OF AN AGENT; SUCCESSOR AGENTS. (a) The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Lenders. Any such resignation by an Agent hereunder shall also constitute its resignation (if applicable) as a Letter of Credit Issuer and Swingline Lender, in which case the resigning Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and
(y) shall maintain all of its rights as a Letter of Credit Issuer or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Upon the resignation of the Administrative Agent, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent which is a bank

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or a trust company for the Lenders subject, to the extent that no payment
Default or Event of Default has occurred and is then continuing, to prior approval by Holdings (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. If a successor Administrative Agent shall not have been so appointed within such 20 day period after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Lenders shall thereafter perform all duties of the Administrative Agent hereunder and/or under any other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After the resignation of the Administrative Agent hereunder, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          (b) The Syndication Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time by giving 10 Business Days' prior written notice to the Administrative Agent and the Lenders. Such resignation shall become effective at the end of such 10 Business Day period. After the resignation of the Syndication Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Syndication Agent under this Agreement.

          (c) The Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 10 Business Days' prior written notice to the Administrative Agent and the Lenders. Such resignation shall become effective at the end of such 10 Business Day period. After the resignation of either the Documentation Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Documentation Agent under this Agreement.

          11.11 OTHER AGENTS. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of "Agents" as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, the Lead Arranger shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

          11.12 COLLATERAL MATTERS. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this

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Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

          (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby (other than those arising from indemnities for which no claim has been made), (ii) constituting property being sold or disposed of (to Persons other than Holdings and its Subsidiaries) upon the sale thereof in compliance with Section 9.02 or (iii) if approved, authorized or ratified in writing by the Required Lenders (unless such release is required to be approved by all of the Lenders hereunder). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 11.12.

          (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders, or all of the Lenders, as applicable, and upon at least five (5) Business Days' (or such shorter period as is acceptable to the Collateral Agent) prior written request by Holdings, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred, PROVIDED, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Holdings or any of its Subsidiaries in respect of) all interests retained by Holdings or any of its Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any foreclosure or similar enforcement action with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the costs and expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

          (d) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or any of its Subsidiaries or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 11.12 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission

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or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties).

          11.13 DELIVERY OF INFORMATION. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from Holdings, any Subsidiary of Holdings, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

          SECTION 12. MISCELLANEOUS.

          12.01 PAYMENT OF EXPENSES, ETC. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and of each Agent in connection with its syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agents, the Documentation Agent, the Collateral Agent, each Letter of Credit Issuer and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of each of the Agents, the Documentation Agent, the Collateral Agent, each Letter of Credit Issuer and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each Agent and for each of the Lenders); (iii) pay and hold each of the Agents, the Collateral Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Agents, the Collateral Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Agent, the Collateral Agent or such Lender) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Letter of Credit Issuer and each Lender, its officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, obligations (including removal or remedial actions), penalties, claims, damages, costs, disbursements or expenses incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any of the Agents, the Documentation Agent, the Collateral Agent, any Letter of Credit Issuer or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between


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or among of the Agents, the Documentation Agent, the Collateral Agent, any
Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties) of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim in connection with or relating to Holdings, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding. To the extent that the undertaking to indemnify, pay or hold harmless any Agent, the Collateral Agent, any Letter of Credit Issuer or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          12.02 RIGHT OF SETOFF; COLLATERAL MATTERS. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Letter of Credit Issuer and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Letter of Credit Issuer or such Lender (including, without limitation, by branches and agencies of such Agent, such Letter of Credit Issuer or such Lender wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations and liabilities of Holdings or any of its Subsidiaries to such Agent, such Letter of Credit Issuer or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of Holdings or any of its Subsidiaries purchased by such Lender pursuant to Section 12.06(b), all participations by any Lender in any Swingline Loans or Letters of Credit as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Letter of Credit Issuer or such Lender shall have made any demand hereunder and although said Obligations shall be contingent or unmatured. The Borrower agrees that any Lender purchasing participations in one or more Letters of Credit issued, or Swingline Loans made, to it as required by the provisions of this Agreement, or purchasing participations as required by Section 12.06(b), may, to the fullest extent permitted by law, exercise all rights (including without


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limitation the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of the Borrower with respect to such participations in the amount thereof.

          (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR, TO THE EXTENT REQUIRED BY SECTION 12.12 OF THIS AGREEMENT, ALL OF THE LENDERS, OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

          12.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

          12.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Lenders and, PROVIDED FURTHER, that (x) no Lender may transfer or assign all or any portion of its Commitments hereunder except as provided in Section 12.04(b) and (y) although any Lender may grant participations in its rights hereunder pursuant to this Section 12.04(a), such Lender shall remain a "Lender" for all purposes hereunder and the participant shall not constitute a "Lender" hereunder and, PROVIDED FURTHER, that no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is


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participating, or reduce the rate or extend the time of payment of interest or
Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that (x) a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, (y) an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and (z) any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction),
(ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or a Related Fund of such Lender or to one or more Lenders or (y) assign all, or if less than all, a portion equal to at least (i) $1,000,000, in the case of Term Loans and
(ii) $5,000,000, in the case of Revolving Loans, in each case, in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments and outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees (treating (1) any fund that invests in bank loans and (2) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee, PROVIDED that if any such fund subsequently assigns all or any part of its Revolving Loan Commitment or outstanding Term Loans pursuant to clause (y), such assignment must be in an amount of at least
(i) $1,000,000, in the case of Term Loans and (ii) $5,000,000, in the case of Revolving Loans (either individually or when taken together with the amount assigned by Related Funds), unless the aggregate amount of Revolving Loan Commitments and Term Loans held by all such Related Funds is less than $1,000,000, in which case such aggregate amount may be assigned), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, PROVIDED that (i) at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes (or the furnishing of a standard indemnity letter from the respective assigning Lender in respect of any lost Notes in a form reasonably acceptable to the Borrower and the Administrative Agent), new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon request, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be),


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(iii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld or delayed), (iv) at any time when no Event of Default is in existence, and when no Default exists pursuant to Section
9.01 or 9.05, the consent of the Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld or delayed), except in connection with an assignment pursuant to said clause (y) within four weeks following the Initial Borrowing Date made as part of the primary syndication of Loans and Commitments, (v) any assignment of all or any portion of the Revolving Loan Commitment of any Lender (or, if the Revolving Loan Commitment has terminated, any assignment which would include participations in outstanding Letters of Credit and/or obligations to fund Mandatory Borrowings) shall require the consent of the Swingline Lender and each Letter of Credit Issuer at such time (which consents will not be unreasonably withheld or delayed), and (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to
Section 7.13 hereof. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2.05 or 4.04(a) from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Lender and its participation in Letters of Credit and its obligation to make RL Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Lender from its obligations as a Participant with respect to outstanding Letters of Credit or to fund its share of any RL Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Lender, that it shall be responsible for such amounts).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior written notice to the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.


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          (d) Notwithstanding anything to the contrary contained in this Section
12.04, any Lender which is a fund may, with the consent of the Borrower and the Administrative Agent (such consent not to be unreasonably withheld), pledge all or any portion of its Notes or Loans to a trustee for the benefit of investors and in support of its obligations to such investors.

          12.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent, the Collateral Agent, the Documentation Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any of the Agents, the Documentation Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any of the Agents, the Documentation Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents, the Documentation Agent, the Collateral Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          12.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its PRO RATA share of such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; PROVIDED, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.


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          12.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Lenders); PROVIDED, that (x) except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 2001 financial statements delivered to the Lenders pursuant to Section 6.10(b) but shall give effect to non-cash adjustments resulting from the application of fresh start accounting required as a result of the Reorganization and (y) if at any time the computations determining compliance with Sections 4.02 and 8 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets; PROVIDED FURTHER, that (i) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a PRO FORMA Basis, and (ii) in the case of any determinations of Consolidated Interest Expense for any portion of any Test Period which ends prior to the Initial Borrowing Date, all computations determining compliance with Section
8.10 and all determinations of the Consolidated Interest Coverage Ratio shall be calculated in accordance with the proviso appearing in the definition of Consolidated Interest Expense contained herein.

          (b) All computations of interest (except as provided in the immediately succeeding sentence) hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All computations of Base Rate and Overnight Euro Rate interest and all Fees hereunder shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees is or are payable.

          (c) Notwithstanding anything to the contrary contained in Section 12.07(a) above, for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 7 and/or 8 (excluding Sections 8.09, 8.10 and 8.11), except as otherwise expressly set forth in said Sections, any amounts so incurred or expended (to the extent incurred or expended in a currency other than U.S. Dollars) shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate U.S. Dollar limitation therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and is expressed in terms of U.S. Dollars, all outstanding amounts originally incurred or spent in currencies other than U.S. Dollars shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section but regulates the U.S. Dollar amount outstanding at any time).

          (d) Except as otherwise expressly provided herein, for purposes of this Agreement, the U.S. Dollar Equivalent (and the Principal Amount) of each Euro Denominated


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Loan and the Stated Amount of each Euro Denominated Letter of Credit shall be calculated (i) on the date when any such Euro Denominated Loan is made or repaid, any voluntary reduction to the Total Unutilized Revolving Loan Commitment is made pursuant to Section 3.02 or any Letter of Credit is issued pursuant to Section 2.01, (ii) on the last Business Day of each calendar month and (iii) at such other times as designated by the Administrative Agent at any time when a Default under Section 9.01 or an Event of Default exists; PROVIDED that for purposes of any determination of the U.S. Dollar Equivalent in connection with a mandatory repayment pursuant to Section 4.02(A)(a)(i) or (ii), the U.S. Dollar Equivalent of any Euro Denominated Loan shall be calculated on the last Business day of each calendar month. Such U.S. Dollar Equivalent shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrower, it being understood that until such notice is received, the U.S. Dollar Equivalent shall be that U.S. Dollar Equivalent as last reported to the Borrower by the Administrative Agent. The Administrative Agent shall promptly notify the Borrower and the Lenders of each such determination of the U.S. Dollar Equivalent.

          12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case located within the City of New York and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agents, the Documentation Agent, the Collateral Agent or any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.


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          12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with Holdings, the Borrower and the Administrative Agent.

          12.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower, each of the Lenders, the Documentation Agent, the Syndication Agent and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent paid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) release all or substantially all of the Guarantees (except as expressly provided in the Credit Documents), (iv) amend, modify or waive any provision of this Section 12.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the A-1 Term Loans, A-2 Term Loans and the Revolving Loan Commitments on the Effective Date), (v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of A-1 Term Loans, A-2 Term Loans and Revolving Loan Commitments are included on the Effective Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender


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over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of DBAG, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (3) without the consent of each applicable Agent, amend, modify or waive any provision of Section 11 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (5) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Facility in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to Section 4.01(a) or 4.02(B) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), PROVIDED that if in any circumstance the consent of the Majority Lenders of the Revolving Loan Facility is required pursuant to this clause (5) at any time that DBAG would constitute the Majority Lenders of such Facility, then the consent of the Majority Lenders shall not be deemed to have been obtained until DBAG and one other Lender with at least $5,000,000 of Revolving Loan Commitments shall have consented to the respective change, waiver, modification, discharge or termination (6) without the consent of the Supermajority Lenders of the respective Facility, amend the definition of Supermajority Lenders (it being understood that, with the consent of the Superrequired Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date) or amend downward, waive or reduce any Scheduled Repayment of such affected Facility (except that, if additional Loans are made pursuant to a given Facility, the Scheduled Repayments of such Facility may be increased on a proportionate basis without the consent otherwise required by this clause (6)) or (7) without the consent of the Superequired Lenders, increase the Total Commitment or make any additional extensions of credit pursuant to this Agreement; and PROVIDED FURTHER, that notwithstanding anything to the contrary contained in this Section 12.12, upon the request of the Borrower and with the consent of DBAG, the Administrative Agent, the Borrower and DBAG shall be entitled, without the consent of any of the other Lenders, to effect such amendments or modifications to this Agreement and the other Credit Documents as the Borrower, the Administrative Agent and DBAG deem necessary and appropriate to permit DBAG to convert all or part of its outstanding A-2 Term Loans to a new tranche of Term Loans denominated in Euros (the "A-3 Term Loans"), it being understood and agreed that (i) the aggregate principal amount of A-2 Term Loans to be converted to A-3 Term Loans shall be mutually acceptable to DBAG and the Borrower and (ii) the terms and conditions

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of any A-3 Term Loans shall be substantially similar to the existing tranches of
Term Loans and otherwise reasonably acceptable to DBAG and the Borrower.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause
(a)(i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans, in accordance with Sections 3.02(b) and/or 4.01(b), PROVIDED that, unless the Commitments terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(a).

          12.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall, subject to the provisions of Section 12.19 (to the extent applicable), survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          12.14 DOMICILE OF LOANS AND COMMITMENTS. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender; PROVIDED, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or
4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

          12.15 CONFIDENTIALITY. (a) Each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, officers, directors, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings, the Borrower or any of its respective Subsidiaries which is furnished pursuant to this Agreement; PROVIDED, that any Lender may (without such consent) disclose any such information (a) as was generally available to the public at the time of disclosure or as has become generally available to the public or has become available to such Lender on a non-confidential basis, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance

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Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or other legal process, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee or its investment advisor in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; PROVIDED, that such prospective transferee or investment advisor agrees to be bound by the provisions of this
Section 12.15 to the same extent as such Lender.

          (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided that such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Lender).

          12.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.17 JUDGMENT CURRENCY. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the applicable Approved Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the U.S. Dollar Equivalent or the Euro Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

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          (c) For purposes of determining the U.S. Dollar Equivalent, Euro
Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          12.18 SPECIAL PROVISIONS RELATING TO CURRENCIES OTHER THAN DOLLARS.
(a) All funds to be made available to the Administrative Agent, DBAG or any Letter of Credit Issuer pursuant to this Agreement in Euros shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial center in such participating member state (or in London) as the Administrative Agent shall from time to time nominate for this purpose.

          (b) In relation to the payment of any amount denominated in Euros or in a European national currency unit, the Administrative Agent shall not be liable to the Borrower or any of the Lenders for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant and necessary steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in Euros or, as the case may be, in the relevant European national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrower or, as the case may be, any Lender shall have specified for such purpose. In this Section 12.18(b), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of Euros or the relevant European national currency unit. Furthermore, and without limiting the foregoing, the Administrative Agent shall not be liable to the Borrower or any of the Lenders with respect to the foregoing matters in the absence of its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties).

          12.19 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.10, 1.11 or 2.05 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under such Section within six months after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or
(y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11 or 2.05, as the case may be, to the extent of the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital that are incurred or suffered on or after the date which occurs six months prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11 or 2.05, as the case may be. This Section 12.19 shall have no applicability to any Section of this Agreement other than said Sections 1.10,
1.11 and 2.05.


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          12.20 POST-CLOSING ACTIONS. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

          (a) SECURITY DOCUMENT FILINGS. Form UCC-1 financing statements (or other appropriate local equivalent) delivered by the Borrower to the Collateral Agent on the Initial Borrowing Date shall be filed in the appropriate governmental office within 5 days following the Initial Borrowing Date.

          (b) OPINIONS OF FOREIGN COUNSEL. Within 90 days following the Initial Borrowing Date, the Collateral Agent shall have received additional opinions, addressed to each Agent, the Collateral Agent and each of the Lenders from foreign counsel to Credit Parties and/or the Agents reasonably satisfactory to the Collateral Agent, which opinions (x) shall cover the perfection and enforceability as against third parties of the security interests granted pursuant to the Foreign Pledge Agreements and such other matters relating to the transactions contemplated herein as the Collateral Agent may reasonably request and (y) shall be in form and substance reasonably satisfactory to the Collateral Agent.

          (c) REAL ESTATE MATTERS. Within 90 days following the Initial Borrowing Date, the Borrower shall have used commercially reasonable efforts to obtain such estoppel letters, landlord waiver letters, non-disturbance letters and similar assurances as may have been reasonably requested by the Collateral Agent, which letters shall be in form and substance reasonably satisfactory to the Collateral Agent.

          (d) FOREIGN PLEDGE AGREEMENTS. Within 90 days following the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered Foreign Pledge Agreements covering the Equity Interests of (i) Dade Behring Holding GmbH, (ii) Dade Behring Ltd., (iii) Dade Behring Diagnostics Pty. Ltd., (iv) Dade Behring S.A. de C.V., and (v) Dade Behring B.V., in each case together with evidence of the completion of all recordings and filings of, or with respect to the Foreign Pledge Agreements as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interest intended to be created by the Foreign Pledge Agreements.

          (e) INTERCOMPANY NOTES. Within 10 Business Days following the Initial Borrowing Date, the Borrower shall have delivered each Intercompany Note required to be pledged to the Collateral Agent pursuant to the Pledge Agreement.

          All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods, required above, rather than as otherwise provided in the Credit Documents); PROVIDED, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this


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Section 12.20 and (y) all representations and warranties relating to the
Security Documents shall be required to be true immediately after the actions required to be taken by Section 12.20 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a representation, warranty and covenant by the Borrower to each of the Lenders that the actions required pursuant to this Section 12.20 will be, or have been, taken within the relevant time periods referred to in this Section 12.20 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct in all material respects without any modification pursuant to this Section 12.20. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

          12.21 REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 12.21, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments, shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and/or Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and/or Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note, if any, evidencing such Loan, and thereupon, if requested by the respective Lender, one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.21.

          12.22 SPECIAL PROVISIONS REGARDING PLEDGES OF EQUITY INTERESTS IN, AND PROMISSORY NOTES OWED BY, PERSONS ORGANIZED IN NON-QUALIFIED JURISDICTIONS. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, (i) all promissory notes executed by various Persons owned by the respective Credit Party and (ii) Equity Interests in various Persons (other than Excluded Pledge Subsidiaries) directly owned by the respective Credit Party (such Equity Interests, the "Non-Excluded Equity Interests") be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized as may be reasonably required to create and perfect all security interests granted pursuant to the various Security Documents and

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to take all actions under the laws of each Qualified Jurisdiction as may be reasonably required to perfect the security interests in the promissory notes issued by, and the Equity Interests of, any Person organized under the laws of a Qualified Jurisdiction. Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Equity Interests in, any Person organized under the laws of a Non-Qualified Jurisdiction, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged under the Security Documents. The Borrower hereby agrees that (i) following any request by the Administrative Agent or Required Lenders to do so, the Borrower shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any Non-Qualified Jurisdiction as are reasonably determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect (under the laws of such jurisdiction) the security interests of the Collateral Agent in the promissory notes of any Person organized in such Non-Qualified Jurisdiction and granted pursuant to the various Security Documents and (ii) at any time any Equity Interests are required to be pledged pursuant to Section 7.17, the Borrower shall, and shall cause its respective Subsidiary to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of the jurisdiction of the Subsidiary whose Equity Interests are to be pledged as are reasonably determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect (under the laws of such jurisdiction) the security interests of the Collateral Agent in such Equity Interests. All actions requested or required to be taken pursuant to this
Section 12.22 shall be taken in accordance with the provisions of Section 7.11 and within the time periods set forth therein (or, in the case of Equity Interests to be pledged hereunder, Section 7.17). All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to promissory notes issued by, and Equity Interests in, Persons organized under laws of Non-Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 12.22, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 12.22 or pursuant to Section 7.11.

          SECTION 13. HOLDINGS GUARANTY.

          13.01 THE GUARANTY. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Lenders or any of their respective Affiliates to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or

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otherwise, of any and all of the Guaranteed Obligations to the Guaranteed
Creditors. If any or all of the Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Holdings Guaranty is a guaranty of payment and not of collection. This Holdings Guaranty is a continuing one and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Holdings Guaranty or any other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          13.02 BANKRUPTCY. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence of any of the events specified in
Section 9.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in the applicable Approved Currency.

          13.03 NATURE OF LIABILITY. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower, any other Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any other Guaranteed Party, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 13.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating there.

          13.04 INDEPENDENT OBLIGATION. The obligations of Holdings hereunder are independent of the obligations of the Borrower, any other Guaranteed Party, any other guarantor or any other person, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against the Borrower, any other Guaranteed Party, any

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other guarantor or any other person and whether or not the Borrower, any other
Guaranteed Party, any other guarantor or any other person be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or such other Guaranteed Party shall operate to toll the statute of limitations as to Holdings. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Holdings Guaranty, and this Holdings Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          13.05 AUTHORIZATION. Holdings authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Holdings Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower, any other Guaranteed Party or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of Holdings, the Borrower or such other Guaranteed Party remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Holdings Guaranty.

          13.06 RELIANCE. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.07 SUBORDINATION. Any of the indebtedness of the Borrower or any other Guaranteed Party now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower or such other Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower or such other Guaranteed Party to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower or such other Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrower or any other Guaranteed Party to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          13.08 WAIVER. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other Guaranteed Party, any other guarantor or any other person, (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any other guarantor or any other person or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any other guarantor or any other person, other than payment in full in cash of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other Guaranteed Party, any other guarantor or any other person, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party other than payment in full in cash of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative

Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower, any other Guaranteed Party, any other guarantor or any other person, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower, any other Guaranteed Party or any other person or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's and each other Guaranteed Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          (c) Holdings hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by real property located in the State of California, Holdings shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing Holdings' or any secured creditor's right to proceed against the Borrower, any other Guaranteed Party or any other guarantor of the Guaranteed Obligations.

          (d) In accordance with Section 2856 of the California Civil Code, Holdings hereby waives:

          (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Holdings by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code;

          (ii) all rights and defenses that Holdings may have because the Guaranteed Obligations are secured by Real Property located in California. This means, among other things: (A) the Guaranteed Creditors may collect from Holdings without first foreclosing on any real or personal property collateral pledged by the Borrower or any other Credit Party; and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by the Borrower or any other Credit Party, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from Holdings even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right Holdings may have to collect from the Borrower or any other Guaranteed Party. This is an unconditional and irrevocable waiver of any rights and defenses Holdings may have because the Guaranteed

     Obligations are secured by Real Property located in California. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure; and

          (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Holdings' rights of subrogation and reimbursement against the Borrower or any other Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

          (e) Holdings warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

          (f) Until such time as the Guaranteed Obligations (other than indemnification obligations which are not then due and owing) have been paid in full in cash, Holdings hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) to the claims of the Guaranteed Creditors against the Borrower, any other Guaranteed Party or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower, any other Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this Holdings Guaranty.

          13.09 NATURE OF LIABILITY. It is the desire and intent of Holdings and the Guaranteed Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

          13.10 PAYMENT. All payments made by Holdings pursuant to this Section 13 shall be made in the applicable Approved Currency in which the Guaranteed Obligations are then due and payable. All payments made by Holdings pursuant to this Section 13 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03, 4.04 and 12.17.


                                      * * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                       DADE BEHRING HOLDINGS, INC., as a
                                         Guarantor


                                       By: /s/ Louise S. Pearson
                                           ------------------------------------
                                           Title: Secretary

                                       DADE BEHRING INC., as the Borrower


                                       By: /s/ [Illegible]
                                           ------------------------------------
                                           Title: Vice President

                                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                          Individually and as
                                          Administrative Agent


                                       By: /s/ [Illegible]
                                           ------------------------------------
                                           Title: Director

                                       By: /s/ Gina Thompson
                                           ------------------------------------
                                           Title: Gina Thompson
                                                  Director

                                 LIST OF LENDERS


                                                    A-1 Term Loan               A-2 Term Loan                 Revolving
                  Lender                              Commitment                 Commitment                Loan Commitment
                  ------                            --------------              -------------              ---------------
Deutsche Bank AG, New York Branch                    $300,000,000               $150,000,000                 $125,000,000

          Total:                                     $300,000,000               $150,000,000                 $125,000,000


                                                                        ANNEX II


                                LENDER ADDRESSES


Lender                                                 Address
------                                                 -------
Deutsche Bank AG, New York Branch                      90 Hudson Street
                                                       Jersey City, NJ  07302
                                                       Attention:  Jagdesh Tarachand
                                                       Telephone No.:  201-593-2176
                                                       Facsimile No.:  201-593-2310

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SECTION 1.  Amount and Terms of Credit......................................1

     1.01   Commitments.....................................................1
     1.02   Minimum Borrowing Amounts, etc..................................4
     1.03   Notice of Borrowing.............................................4
     1.04   Disbursement of Funds...........................................5
     1.05   Notes...........................................................6
     1.06   Conversions.....................................................8
     1.07   Pro Rata Borrowings.............................................9
     1.08   Interest........................................................9
     1.09   Interest Periods...............................................10
     1.10   Increased Costs, Illegality, etc...............................12
     1.11   Compensation...................................................15
     1.12   Lending Offices; Changes Thereto...............................15
     1.13   Replacement of Lenders.........................................16

SECTION 2.  Letters of Credit..............................................17

     2.01   Letters of Credit..............................................17
     2.02   Letter of Credit Requests; Notices of Issuance.................19
     2.03   Agreement to Repay Letter of Credit Drawings...................19
     2.04   Letter of Credit Participations................................20
     2.05   Increased Costs................................................22

SECTION 3.  Fees; Commitments..............................................23

     3.01   Fees...........................................................23
     3.02   Voluntary Termination or Reduction of Total
            Unutilized Revolving Loan Commitment...........................24
     3.03   Mandatory Adjustments of Commitments, etc......................25

SECTION 4.  Payments.......................................................26

     4.01   Voluntary Prepayments..........................................26
     4.02   Mandatory Prepayments..........................................27
     4.03   Method and Place of Payment....................................33
     4.04   Net Payments...................................................33

SECTION 5A. Conditions Precedent...........................................35

     5A.01  Execution of Agreement; Notes..................................35
     5A.02  No Default; Representations and Warranties.....................35
     5A.03  Officer's Certificate..........................................35
     5A.04  Notice of Borrowing; Letter of Credit Request..................35


                                      -i-


     5A.05  Company Proceedings............................................35
     5A.06  Adverse Change, etc............................................36
     5A.07  Litigation.....................................................36
     5A.08  Approvals......................................................36
     5A.09  Consummation of the Transaction................................37
     5A.10  Certain Security Documents.....................................39
     5A.11  Subsidiary Guaranty............................................40
     5A.12  Opinions of Counsel............................................40
     5A.13  Mortgages; Title Insurance; Surveys, etc.......................41
     5A.14  Plans; Collective Bargaining Agreements; Existing Indebtedness
            Agreements; Shareholders' Agreements; Management Agreements;
            Employment Agreements; Non-Compete Agreements; Tax Allocation
            Agreements; Material Contracts.................................42
     5A.15  Solvency Opinion; Insurance Analyses;
            Environmental Assessments......................................43
     5A.16  Pro Forma Balance Sheets.......................................43
     5A.17  Projections....................................................43
     5A.18  Payment of Fees................................................44

SECTION 5B. Special Conditions Precedent to Incurrence of Revolving Loans
            and Swingline Loans............................................44

     5B.01  Limitation on Cash on Hand.....................................44
     5B.02  Regulation U...................................................44

SECTION 6.  Representations, Warranties and Agreements.....................44

     6.01   Company Status.................................................45
     6.02   Company Power and Authority....................................45
     6.03   No Violation...................................................45
     6.04   Litigation.....................................................45
     6.05   Use of Proceeds; Margin Regulations............................46
     6.06   Governmental Approvals.........................................46
     6.07   Investment Company Act.........................................46
     6.08   Public Utility Holding Company Act.............................46
     6.09   True and Complete Disclosure...................................46
     6.10   Financial Condition; Financial Statements......................47
     6.11   Security Interests.............................................48
     6.12   Representations and Warranties in Other Documents..............48
     6.13   Transaction....................................................48
     6.14   Special Purpose Corporation....................................49
     6.15   Compliance with ERISA..........................................49
     6.16   Capitalization.................................................50
     6.17   Subsidiaries...................................................51
     6.18   Intellectual Property..........................................51
     6.19   Compliance with Statutes, etc..................................51
     6.20   Environmental Matters..........................................51
     6.21   Properties.....................................................52
     6.22   Labor Relations................................................52


                                      -ii-


     6.23   Tax Returns and Payments.......................................52
     6.24   Existing Indebtedness..........................................53
     6.25   Subordination..................................................53
     6.26   Legal Names; Type of Organization (and Whether a Registered
            Organization); Jurisdiction of Organization; etc...............53

SECTION 7.  Affirmative Covenants..........................................54

     7.01   Information Covenants..........................................54
     7.02   Books, Records and Inspections.................................57
     7.03   Insurance......................................................57
     7.04   Payment of Taxes...............................................57
     7.05   Company Franchises.............................................57
     7.06   Compliance with Statutes, etc..................................58
     7.07   Compliance with Environmental Laws.............................58
     7.08   ERISA..........................................................58
     7.09   Good Repair....................................................60
     7.10   End of Fiscal Years; Fiscal Quarters...........................60
     7.11   Additional Security; Further Assurances........................60
     7.12   Interest Rate Protection.......................................61
     7.13   Maintenance of Company Separateness............................61
     7.14   Permitted Holdings PIK Securities..............................61
     7.15   Foreign Subsidiaries Security..................................61
     7.16   Contributions; Payments........................................63
     7.17   Excluded Pledge Subsidiaries...................................63
     7.18   Margin Regulations.............................................63

SECTION 8.  Negative Covenants.............................................63

     8.01   Changes in Business............................................64
     8.02   Consolidation, Merger, Sale or Purchase of Assets, etc.........64
     8.03   Liens..........................................................70
     8.04   Indebtedness...................................................72
     8.05   Designated Senior Debt.........................................75
     8.06   Advances, Investments and Loans................................75
     8.07   Dividends, etc.................................................78
     8.08   Transactions with Affiliates...................................79
     8.09   Capital Expenditures...........................................79
     8.10   Consolidated Interest Coverage Ratio...........................81
     8.11   Leverage Ratio.................................................82
     8.12   Minimum Consolidated EBITDA....................................83
     8.13   Limitation on Voluntary Payments and Modifications of
            Indebtedness; Modifications of Certificate of Incorporation,
            By-Laws and Certain Other Agreements; Issuance of Capital
            Stock; etc.....................................................84
     8.14   Limitation on Certain Restrictions on Subsidiaries.............85
     8.15   Limitation on the Creation of Subsidiaries.....................85

SECTION 9.  Events of Default..............................................86


                                       -iii-


     9.01   Payments........................................................86
     9.02   Representations, etc............................................86
     9.03   Covenants.......................................................86
     9.04   Default Under Other Agreements..................................86
     9.05   Bankruptcy, etc.................................................87
     9.06   ERISA...........................................................87
     9.07   Security Documents..............................................88
     9.08   Guaranties......................................................88
     9.09   Judgments.......................................................88
     9.10   Ownership.......................................................88

SECTION 10. Definitions.....................................................89

SECTION 11. The Agents.....................................................121

     11.01  Appointment....................................................121
     11.02  Delegation of Duties...........................................122
     11.03  Exculpatory Provisions.........................................122
     11.04  Reliance by Agents.............................................122
     11.05  Notice of Default..............................................123
     11.06  Non-Reliance on Agents and Other Lenders.......................123
     11.07  Indemnification................................................123
     11.08  Agents in their Individual Capacities..........................124
     11.09  Holders........................................................124
     11.10  Resignation of an Agent; Successor Agents......................124
     11.11  Other Agents...................................................125
     11.12  Collateral Matters.............................................125
     11.13  Delivery of Information........................................127

SECTION 12. Miscellaneous..................................................127

     12.01  Payment of Expenses, etc.......................................127
     12.02  Right of Setoff; Collateral Matters............................128
     12.03  Notices........................................................129
     12.04  Benefit of Agreement...........................................129
     12.05  No Waiver; Remedies Cumulative.................................132
     12.06  Payments Pro Rata..............................................132
     12.07  Calculations; Computations.....................................133
     12.08  Governing Law; Submission to Jurisdiction; Venue...............134
     12.09  Counterparts...................................................135
     12.10  Effectiveness..................................................135
     12.11  Headings Descriptive...........................................135
     12.12  Amendment or Waiver; etc.......................................135
     12.13  Survival.......................................................137
     12.14  Domicile of Loans and Commitments..............................137
     12.15  Confidentiality................................................137
     12.16  Waiver of Jury Trial...........................................138
     12.17  Judgment Currency..............................................138


                                       -iv-



     12.18  Special Provisions Relating to Currencies Other Than Dollars...139
     12.19  Limitation on Additional Amounts, etc..........................139
     12.20  Post-Closing Actions...........................................140
     12.21  Register.......................................................141
     12.22  Special Provisions Regarding Pledges of Equity Interests in,
            and Promissory Notes Owed by, Persons Organized in
            Non-Qualified Jurisdictions....................................141

SECTION 13. Holdings Guaranty..............................................142

     13.01  The Guaranty...................................................142
     13.02  Bankruptcy.....................................................143
     13.03  Nature of Liability............................................143
     13.04  Independent Obligation.........................................143
     13.05  Authorization..................................................144
     13.06  Reliance.......................................................145
     13.07  Subordination..................................................145
     13.08  Waiver.........................................................145
     13.09  Nature of Liability............................................147
     13.10  Payment........................................................147

ANNEX I           List of Lenders
ANNEX II          Lender Addresses
ANNEX III         Real Properties
ANNEX IV          Projections
ANNEX V           Subsidiaries
ANNEX VI          Insurance
ANNEX VII         Existing Indebtedness
ANNEX VIII        Existing Liens
ANNEX IX          Taxes
ANNEX X           Holdings Equity Interests
ANNEX XI          Existing Investments
ANNEX XII         Existing Letters of Credit
ANNEX XIII        Excluded Pledge Subsidiaries
ANNEX XIV         Intentionally Omitted
ANNEX XV          Legal Names, etc.
ANNEX XVI         Plans
ANNEX XVII        Foreign Sales Offices

EXHIBIT A-1      --       Form of Notice of Borrowing
EXHIBIT A-2      --       Form of Letter of Credit Request
EXHIBIT B-1      --       Form of A-1 Term Note
EXHIBIT B-2      --       Form of A-2 Term Note
EXHIBIT B-3      --       Form of Revolving Note
EXHIBIT B-4      --       Form of Swingline Note

EXHIBIT C        --       Form of Section 4.04(b)(ii) Certificate
EXHIBIT D        --       Form of Officers' Certificate
EXHIBIT E        --       Form of U.S. Pledge Agreement
EXHIBIT F        --       Form of Security Agreement
EXHIBIT G        --       Form of Subsidiary Guaranty
EXHIBIT H        --       Form of Opinion of Kirkland & Ellis
EXHIBIT I        --       Form of Solvency Opinion
EXHIBIT J        --       Form of Subordination Provisions
EXHIBIT K        --       Form of Assignment and Assumption Agreement
EXHIBIT L        --       Form of Intercompany Note
EXHIBIT M        --       Form of Shareholder Subordinated Note







                                       -vi-